                                                                    Exhibit 4.1


                    MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                   Depositor

                           HOME LOAN SERVICES, INC.,
                                    Servicer

                                      and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                    Trustee

                                   ----------

                        POOLING AND SERVICING AGREEMENT
                            Dated as of May 1, 2007

                                   ----------

                      FIRST FRANKLIN MORTGAGE LOAN TRUST,
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-FFC

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................      9

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES..     58
   SECTION 2.01.  Conveyance of Mortgage Loans...........................     58
   SECTION 2.02.  Acceptance by the Trustee of the Mortgage Loans........     60
   SECTION 2.03.  Representations, Warranties and Covenants of the
                  Depositor..............................................     62
   SECTION 2.04.  Representations and Warranties of the Servicer.........     65
   SECTION 2.05.  Substitutions and Repurchases of Mortgage Loans that
                  are not "Qualified Mortgages"..........................     67
   SECTION 2.06.  Authentication and Delivery of Certificates............     67
   SECTION 2.07.  REMIC Elections........................................     67
   SECTION 2.08.  [RESERVED].............................................     72
   SECTION 2.09.  Covenants of the Servicer..............................     72
   SECTION 2.10.  [RESERVED].............................................     72
   SECTION 2.11.  Permitted Activities of the Issuing Entity.............     72
   SECTION 2.12.  Qualifying Special Purpose Entity......................     72
   SECTION 2.13.  Depositor Notification of NIM Notes....................     72

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...............     72
   SECTION 3.01.  Servicer to Service Mortgage Loans.....................     73
   SECTION 3.02.  Servicing and Subservicing; Enforcement of the
                  Obligations of Servicer................................     74
   SECTION 3.03.  Rights of the Depositor and the Trustee in Respect of
                  the Servicer...........................................     75
   SECTION 3.04.  Trustee to Act as Servicer.............................     75
   SECTION 3.05.  Collection of Mortgage Loan Payments; Collection
                  Account; Certificate Account...........................     76
   SECTION 3.06.  Collection of Taxes, Assessments and Similar Items;
                  Escrow Accounts........................................     80
   SECTION 3.07.  Access to Certain Documentation and Information
                  Regarding the Mortgage Loans...........................     80
   SECTION 3.08.  Permitted Withdrawals from the Collection Account and
                  Certificate Account....................................     80

   SECTION 3.09.  [RESERVED].............................................     83
   SECTION 3.10.  Maintenance of Hazard Insurance........................     83
   SECTION 3.11.  Enforcement of Due-On-Sale Clauses; Assumption
                  Agreements.............................................     84
   SECTION 3.12.  Realization Upon Defaulted Mortgage Loans;
                  Determination of Excess Proceeds; Special Loss
                  Mitigation.............................................     84
   SECTION 3.13.  Trustee to Cooperate; Release of Mortgage Files........     88
   SECTION 3.14.  Documents, Records and Funds in Possession of Servicer
                  to be Held for the Trustee.............................     90
   SECTION 3.15.  Servicing Compensation.................................     90
   SECTION 3.16.  Access to Certain Documentation........................     90
   SECTION 3.17.  Annual Statement as to Compliance......................     91
   SECTION 3.18.  Annual Independent Public Accountants' Servicing
                  Statement; Financial Statements........................     91
   SECTION 3.19.  Subordination of Liens.................................     94
   SECTION 3.20.  Periodic Filings.......................................     94
   SECTION 3.21.  Indemnification by Trustee.............................     97
   SECTION 3.22.  Indemnification by Servicer............................     98
   SECTION 3.23.  Prepayment Charge Reporting Requirements...............     98
   SECTION 3.24.  Information to the Trustee.............................     99
   SECTION 3.25.  Indemnification........................................     99
   SECTION 3.26.  Solicitation...........................................    100
   SECTION 3.27.  High Cost Mortgage Loans...............................    100

ARTICLE IV DISTRIBUTIONS.................................................    100
   SECTION 4.01.  Advances...............................................    100
   SECTION 4.02.  Reduction of Servicing Compensation in Connection with
                  Prepayment Interest Shortfalls.........................    101
   SECTION 4.03.  Distributions on the REMIC Interests...................    102
   SECTION 4.04.  Distributions..........................................    102
   SECTION 4.05.  Monthly Statements to Certificateholders...............    [_]
   SECTION 4.06.  Class A Certificate Guaranty Insurance Policy Matters..    [_]
   SECTION 4.07.  Effects of Payments by the Class A Certificate
                  Insurer................................................    113

ARTICLE V THE CERTIFICATES...............................................    117
   SECTION 5.01.  The Certificates.......................................    117

   SECTION 5.02.  Certificate Register; Registration of Transfer and
                  Exchange of Certificates...............................    119
   SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates......    123
   SECTION 5.04.  Persons Deemed Owners..................................    123
   SECTION 5.05.  Access to List of Certificateholders' Names and
                  Addresses..............................................    123
   SECTION 5.06.  Book-Entry Certificates................................    124
   SECTION 5.07.  Notices to Depository..................................    125
   SECTION 5.08.  Definitive Certificates................................    125
   SECTION 5.09.  Maintenance of Office or Agency........................    125
   SECTION 5.10.  Authenticating Agents..................................    126

ARTICLE VI THE DEPOSITOR AND THE SERVICER................................    126
   SECTION 6.01.  Respective Liabilities of the Depositor and
                  the Servicer...........................................    126
   SECTION 6.02.  Merger or Consolidation of the Depositor or
                  the Servicer...........................................    127
   SECTION 6.03.  Limitation on Liability of the Depositor,
                  the Servicer and Others................................    127
   SECTION 6.04.  Limitation on Resignation of Servicer..................    128
   SECTION 6.05.  Errors and Omissions Insurance; Fidelity Bonds.........    128

ARTICLE VII DEFAULT; TERMINATION OF SERVICER.............................    129
   SECTION 7.01.  Events of Default......................................    129
   SECTION 7.02.  Trustee to Act; Appointment of Successor...............    130
   SECTION 7.03.  Notification to Certificateholders.....................    131

ARTICLE VIII CONCERNING THE TRUSTEE......................................    131
   SECTION 8.01.  Duties of the Trustee..................................    131
   SECTION 8.02.  Certain Matters Affecting the Trustee..................    133
   SECTION 8.03.  Trustee Not Liable for Certificates or Mortgage Loans..    134
   SECTION 8.04.  Trustee May Own Certificates...........................    134
   SECTION 8.05.  Trustee's Fees and Expenses............................    135
   SECTION 8.06.  Indemnification and Expenses of Trustee................    135
   SECTION 8.07.  Eligibility Requirements for Trustee...................    136
   SECTION 8.08.  Resignation and Removal of Trustee.....................    136
   SECTION 8.09.  Successor Trustee......................................    137
   SECTION 8.10.  Merger or Consolidation of Trustee.....................    137
   SECTION 8.11.  Appointment of Co-Trustee or Separate Trustee..........    138
   SECTION 8.12.  Tax Matters............................................    139

ARTICLE IX TERMINATION...................................................    141
   SECTION 9.01.  Termination upon Liquidation or Repurchase of all
                  Mortgage Loans.........................................    141
   SECTION 9.02.  Final Distribution on the Certificates.................    142
   SECTION 9.03.  Additional Termination Requirements....................    143

ARTICLE X MISCELLANEOUS PROVISIONS.......................................    145
   SECTION 10.01. Amendment..............................................    145
   SECTION 10.02. Counterparts...........................................    147
   SECTION 10.03. Governing Law..........................................    147
   SECTION 10.04. Intention of Parties...................................    147
   SECTION 10.05. Notices................................................    147
   SECTION 10.06. Severability of Provisions.............................    148
   SECTION 10.07. Assignment; Sales; Advance Facilities..................    148
   SECTION 10.08. Limitation on Rights of Certificateholders.............    150
   SECTION 10.09. Inspection and Audit Rights............................    150
   SECTION 10.10. Certificates Nonassessable and Fully Paid..............    151
   SECTION 10.11. Compliance with Regulation AB..........................    151
   SECTION 10.12. Third Party Rights.....................................    151

EXHIBIT A     FORMS OF CERTIFICATES
EXHIBIT B     MORTGAGE LOAN SCHEDULE
EXHIBIT C     [RESERVED]
EXHIBIT D     FORM OF TRUSTEE CERTIFICATION
EXHIBIT E-1   FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2   FORM OF TRANSFEROR'S AFFIDAVIT
EXHIBIT F     FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G     FORM OF INVESTMENT LETTER (ACCREDITED INVESTOR)
EXHIBIT H     FORM OF RULE 144A INVESTMENT LETTER
              (QUALIFIED INSTITUTIONAL BUYER)
EXHIBIT I     FORM OF REQUEST FOR RELEASE
EXHIBIT J     [RESERVED]
EXHIBIT K     FORM OF BACK-UP CERTIFICATION OF TRUSTEE
EXHIBIT L     FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M     [RESERVED]
EXHIBIT N     [RESERVED]
EXHIBIT O     FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER TO
              REGULATION S BOOK-ENTRY CERTIFICATE FROM A HOLDER OF A RULE 144A
              BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE
EXHIBIT P     FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER PURSUANT TO
              RULE 144A FROM A HOLDER OF A REGULATION S BOOK-ENTRY CERTIFICATE
              OR DEFINITIVE CERTIFICATE
EXHIBIT Q     [RESERVED]
EXHIBIT R     FORM OF ASSESSMENT OF COMPLIANCE
EXHIBIT S     SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
EXHIBIT T     FORM OF SARBANES-OXLEY CERTIFICATIONS
EXHIBIT U     FORM OF ITEM 1123 CERTIFICATION OF SERVICER
EXHIBIT V     FORM OF DELINQUENCY REPORT
EXHIBIT W-1   FORM OF CLASS A CERTIFICATE GUARANTY INSURANCE POLICY
EXHIBIT W-2   FORM OF INSURANCE AGREEMENT

SCHEDULE X
SCHEDULE Y
SCHEDULE Z

     POOLING AND SERVICING AGREEMENT, dated as of May 1, 2007 (the "Agreement"), among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), HOME LOAN SERVICES, INC., a Nevada corporation, as servicer (the "Servicer"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) two real estate mortgage investment conduits, (ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof and (iii) the grantor trusts described in Section
2.07 hereof. The Lower Tier REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii) and (iii) above and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and the Class A Certificate Guaranty Insurance Policy and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date. The characterization of the Class A Certificate Guaranty Insurance Policy as part of the Upper Tier REMIC is for federal income tax purposes only, and notwithstanding such characterization, the Class A Certificate Guaranty Insurance Policy shall not be included in, nor constitute the property of, the Trust Fund or any sub-trust or sub-division thereof.


     All covenants and agreements made by the Sponsor in the MLML Purchase Agreement, FFFC in the FFFC Purchase Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates, the Class A Certificate Insurer and, to the extent provided herein, the NIMs Insurer.

THE LOWER TIER REMIC

The following table sets forth the designations, initial principal balances, interest rates, Classes of Corresponding Certificates and related Mortgage Group for each interest in the Lower Tier REMIC:

                                                        Class(es) of Corresponding
                                                     Certificates or Related Mortgage
Class    Initial Principal Balance   Interest Rate                 Group
-----    -------------------------   -------------   --------------------------------
LTA-1               (1)                   (8)                     A-1, R
LTA-2A              (1)                   (8)                      A-2A
LTA-2B              (1)                   (8)                      A-2B
LTM-1               (1)                   (8)                       M-1
LTM-2               (1)                   (8)                       M-2
LTM-3               (1)                   (8)                       M-3
LTM-4               (1)                   (8)                       M-4
LTB-1               (1)                   (8)                       B-1

LTB-2               (1)                   (8)                       B-2
LTB-3               (1)                   (8)                       B-3
LTB-4               (1)                   (8)                       B-4
LTIX                (2)                   (8)                       N/A
LTII1A              (3)                   (8)                    Group One
LTII1B              (4)                   (9)                    Group One
LTII2A              (5)                   (8)                    Group Two
LTII2B              (6)                   (10)                   Group Two
LTIIX               (7)                   (8)                       N/A
LTR                 (11)                  (11)                      N/A

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/4 of the initial Certificate Principal Balance of its Corresponding Certificates.

(2) The initial principal balance of the Class LTIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests.

(3) The initial principal balance of the Class LTII1A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One.

(4) The initial principal balance of the Class LTII1B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans.

(5) The initial principal balance of the Class LTII2A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two.

(6) The initial principal balance of the Class LTII2B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans.

(7) The initial principal balance of the Class LTIIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests.

(8) For each Distribution Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LTII1B and the Class LTII2B Interests) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average Net Mortgage Rate for the Mortgage Loans calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of the Mortgage Loans as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for the LIBOR Certificates.

(9) For each Distribution Date, the interest rate for the Class LTII1B Interest shall be a per annum rate equal to the product of (i) the Group One Net WAC for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates.

(10) For each Distribution Date, the interest rate for the Class LTII2B Interest shall be a per annum rate equal to the product of (i) the Group Two Net WAC for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates.

(11) The Class LTR Interest shall have no principal amount and shall bear no interest.

UPPER TIER REMIC

The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Certificates for each of the interests in the Upper Tier REMIC.

Class                             Initial Principal Balance   Rate   Class of Related Certificates
-----                             -------------------------   ----   -----------------------------
UTA-1                                        (1)               (2)                A-1
UTA-2A                                       (1)               (2)                A-2A
UTA-2B                                       (1)               (2)                A-2B
UTM-1                                        (1)               (2)                M-1
UTM-2                                        (1)               (2)                M-2
UTM-3                                        (1)               (2)                M-3
UTM-4                                        (1)               (2)                M-4
UTB-1                                        (1)               (2)                B-1
UTB-2                                        (1)               (2)                B-2
UTB-3                                        (1)               (2)                B-3
UTB-4                                        (1)               (2)                B-4
Uncertificated Class C Interest              (3)               (3)                N/A
Residual Interest                            (1)               (2)                R

(1) The initial principal balance of each of these REMIC Regular Interests shall equal the initial principal balance of its Class of Related Certificates.

(2) The interest rates on each of these REMIC Regular Interests and the Residual Interest shall be an annual rate equal to the Pass-Through Rate for the Class of Related Certificates, provided that in lieu of the applicable Available Funds Cap set forth in the definition of an applicable Pass-Through Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate. The Uncertificated Class C Interest shall be represented by the Class C Certificates.

THE CERTIFICATES

     The following table sets forth the Class designation, interest rate and initial Class principal amount for each Class of Certificates comprising interests in the Trust Fund.

Class   Initial Class Principal Amount   Interest Rate
-----   ------------------------------   -------------
A-1                   (1)                    (2)
A-2A                  (1)                    (2)
A-2B                  (1)                    (2)
M-1                   (1)                    (2)

M-2                   (1)                    (2)
M-3                   (1)                    (2)
M-4                   (1)                    (2)
B-1                   (1)                    (2)
B-2                   (1)                    (2)
B-3                   (1)                    (2)
B-4                   (1)                    (2)
C                     (3)                    (3)
P                     (4)                    (4)
R                     (1)                    (2)(5)

(1) Each of these Classes of Certificates shall have initial principal balances as set forth in Section 5.01 hereof.

(2) Each of these Classes of Certificates shall bear interest at a per annum rate equal to the Pass-Through Rate for such Certificates set forth in the definitions herein.

(3)  For federal income tax purposes, the Class C Certificate shall represent
     (i) the right to receive all distributions with respect to the REMIC Regular Interests represented by the Uncertificated Class C Interest and
     (ii) certain obligations with respect to notional principal contracts as described in Section 2.07.

(4) The Class P Certificates shall be entitled to the amounts distributable pursuant to Section 4.04(b) hereof and shall not represent a REMIC regular interest.

(5) The Class R Interest represents ownership of the Class LTR Interest and the Residual Interest.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Accountant's Attestation: As defined in Section 3.18(b) hereof.

     Accrual Period: With respect to each Class of LIBOR Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) and ending on the day immediately preceding such Distribution Date; and with respect to the Class B Certificates and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of LIBOR Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year and all calculations of interest on the Class B Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Form 10-D Disclosure: As defined in Section 3.20 hereof.

     Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate amount of all payments of principal and interest (or, with respect to the interest-only Mortgage Loans, payments of scheduled interest) (net of the Servicing Fee) on the related Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, except as provided in Section 4.01 hereof, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to (i) any Mortgage Loan that is 150 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property), (ii) shortfalls in principal and interest due to bankruptcy proceedings or the application of the Relief Act or similar laws, (iii) the principal portion of any amount paid on a Balloon Loan and (iv) shortfalls due to modifications as provided in Section 3.05(a), there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property which is less than 150 days delinquent, the obligation to make Advances shall only be to payments of interest (subject to the exceptions described above and net of the related Servicing Fees), to be calculated after taking into account rental income.

     Advance Facility: A financing or other facility as described in Section 10.07.

     Advancing Person: A Person to whom the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances have been assigned pursuant to Section 10.07.

     AFC Percentage: Any of the Group One AFC Percentage or the Group Two AFC Percentage.

     Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, the Class B-3 Certificate Principal Balance and the Class B-4 Certificate Principal Balance, in each case as of such date of determination.

     Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

     Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Sponsor by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Assessment of Compliance: As defined in Section 3.18(a) hereof.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

     Auction: The one-time auction conducted by the Trustee, as described in
Section 9.01(b) hereof.

     Auction Date: The date on which the Auction occurs.

     Authenticating Agent: As defined in Section 5.10.

     Available Funds Cap: Any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap or the Weighted Average Available Funds Cap.

     Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 10, 15 or 20 years which provides for level monthly payments of principal and interest based on a 30- or 40-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A (other than the Class R Certificate), Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

     Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of California, State of Illinois, State of Pennsylvania or in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (3) with respect to Home Loan Services, Inc. only, a day on which the New York Stock Exchange is closed.

     Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(e) in the name of the Trustee for the benefit of the Certificateholders and the Class A Certificate Insurer and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Group: Either of Certificate Group One or Certificate Group
Two.

     Certificate Group One: The Class A-1 and Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

     Certificate Group Two: The Class A-2 Certificates. For purposes of Section
2.07 hereof, Certificate Group Two shall be related to Group Two.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

     Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the

Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Certificate Register: The register maintained pursuant to Section 5.02(a) hereof.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

     Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

     Class A Certificate Guaranty Insurance Policy: The certificate guaranty insurance policy provided by the Class A Certificate Insurer for the benefit of the Holders of the Class A Certificates (in the form attached hereto as Exhibit W-1).

     Class A Certificate Guaranty Insurance Policy Premium: As to any Distribution Date, the product of (i) the Certificate Principal Balance of the Class A Certificates (prior to any distributions of principal on such Distribution Date), (ii) the Class A Certificate Guaranty Insurance Premium Rate and (iii) a fraction, the numerator of which is the number of days in the related Accrual Period and the denominator of which is 360.

     Class A Certificate Guaranty Insurance Premium Rate: The premium rate set forth in the Insurance Agreement pursuant to the definition of "Premium Percentage" therein.

     Class A Certificate Insurer: Ambac Assurance Corporation.

     Class A Certificate Insurer Default: The continuing failure of the Class A Certificate Insurer to make a payment required to be made by it under the Class A Certificate Guaranty Insurance Policy.

     Class A Certificate Principal Balance: As of any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance and the Class R Certificate Principal Balance.

     Class A Certificates: Any of the Class A-1 Certificates, Class A-2 Certificates and the Class R Certificates; provided, however, that for purposes of the Class A Certificate Guaranty Insurance Policy, the "Class A Certificates" means the Class A-1 Certificate and the Class A-2 Certificates only.

     Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the related Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 44.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

     Class A-1 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the difference between (A) the product of (i) 12, (ii) the quotient of (x) the total scheduled interest due on the Mortgage Loans in Group One based on the Net Mortgage Rates in effect on the related Due Date and (y) the sum of (a) the current Certificate Principal Balance of the Class A-1 and Class R Certificates and (b) the product of the current Certificate Principal Balance of the Subordinate Certificates and the Group One AFC Percentage and and
(iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period and (B) the Class A Certificate Guaranty Insurance Premium Rate.

     Class A-1 Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class A-1 Certificates.

     Class A-1 Certificates: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-1 Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1 Certificates.

     Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

     Class A-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.2200% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.4400% per annum.

     Class A-1 Pass-Through Rate: For the first Distribution Date, 5.5400% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class A-1 Margin and (2) the Class A-1 Available Funds Cap for such Distribution Date.

     Class A-2 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the difference between (A) the product of (i) 12, (ii) the quotient of (x) the total scheduled interest due on the Mortgage Loans in Group Two based on the Net Mortgage Rates in effect on the related Due Date and (y) the sum of (a) the current Certificate Principal Balance of the Class A-2 Certificates and (b) the product of the current Certificate Principal Balance of the Subordinate Certificates and the Group Two AFC Percentage and and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period and (B) the Class A Certificate Guaranty Insurance Premium Rate.

     Class A-2 Certificates: Any of the Class A-2A and Class A-2B Certificates.

     Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2A Certificates.

     Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Pass-Through Rate on the Class A-2A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-2A Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2A Certificates.

     Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Pass-Through Rate for the related Accrual Period.

     Class A-2A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.1500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.3000% per annum.

     Class A-2A Pass-Through Rate: For the first Distribution Date, 5.4700% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2A Margin and (2) the Class A-2 Available Funds Cap for such Distribution Date.

     Class A-2B Certificate: Any Certificate designated as a "Class A-2B Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B Certificates.

     Class A-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B Pass-Through Rate on the Class A-2B Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class A-2B Current Interest or a Class A-2B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2B Certificates.

     Class A-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B Pass-Through Rate for the related Accrual Period.

     Class A-2B Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.2200% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.4400% per annum.

     Class A-2B Pass-Through Rate: For the first Distribution Date, 5.5400% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2B Margin and (2) the Class A-2 Available Funds Cap for such Distribution Date.

     Class B Certificates: Any of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

     Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Certificate: Any Certificate designated as "Class B-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-1 Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

     Class B-1 Pass-Through Rate: For the first Distribution Date, 7.500% per annum. As of any Distribution Date thereafter, the lesser of (1) (x) as of any Distribution Date up to and including the Initial Optional Termination Date, 7.500% per annum or (y) as of any Distribution Date after the Initial Optional Termination Date, 8.000% per annum and (2) the Weighted Average Available Funds Cap for such Distribution Date.

     Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M Certificate Principal Balance, have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 65.70% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

     Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-2 Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

     Class B-2 Pass-Through Rate: For the first Distribution Date, 7.500% per annum. As of any Distribution Date thereafter, the lesser of (1) (x) as of any Distribution Date up to and including the Initial Optional Termination Date, 7.500% per annum or (y) as of any Distribution Date after the Initial Optional Termination Date, 8.000% per annum and (2) the Weighted Average Available Funds Cap for such Distribution Date.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and (G) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 69.80% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

     Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-3 Current Interest or a Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates.

     Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

     Class B-3 Pass-Through Rate: For the first Distribution Date, 7.500% per annum. As of any Distribution Date thereafter, the lesser of (1) (x) as of any Distribution Date up to and including the Initial Optional Termination Date, 7.500% per annum or (y) as of any Distribution Date after the Initial Optional Termination Date, 8.000% per annum and (2) the Weighted Average Available Funds Cap for such Distribution Date.

     Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date) and (H) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 74.00% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

     Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance".

     Class B-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-4 Certificates.

     Class B-4 Certificate: Any Certificate designated as a "Class B-4 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-4 Certificates.

     Class B-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-4 Pass-Through Rate on the Class B-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-4 Current Interest or a Class B-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-4 Certificates.

     Class B-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-4 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-4 Pass-Through Rate for the related Accrual Period.

     Class B-4 Pass-Through Rate: For the first Distribution Date, 7.500% per annum. As of any Distribution Date thereafter, the lesser of (1) (x) as of any Distribution Date up to and including the Initial

Optional Termination Date, 7.500% per annum or (y) as of any Distribution Date after the Initial Optional Termination Date, 8.000% per annum and (2) the Weighted Average Available Funds Cap for such Distribution Date.

     Class B-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date), (H) the Class B-3 Certificate Principal Balance (after taking into account distributions of the Class B-3 Principal Distribution Amount on such Distribution Date) and (I) the Class B-4 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 78.50% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates has been reduced to zero, the Class B-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-4 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates and
(II) in no event will the Class B-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-4 Certificate Principal Balance.

     Class B-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance".

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A hereto, representing the right to distributions as set forth herein.

     Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests with an "A" in its designation as being subject to a cap and a floor equal to the sum of (i) the interest rate of the Corresponding REMIC Regular Interest of the Corresponding Certificates and (ii) the Class A Certificate Guaranty Insurance Premium Rate (as adjusted, if necessary, for the length of the Accrual Period for the LIBOR Certificates) and treating the interest rate on each of the other Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding REMIC Regular Interest of the Corresponding Certificates (as adjusted, if necessary, for the length of the Accrual Period for the LIBOR Certificates) and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates (other than amounts so added attributable to Subsequent Recoveries).

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance".

     Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

     Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One, and with an interest rate equal to the Net Rate.

     Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans, and with an interest rate equal to the rate set forth in footnote 9 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two, and with an interest rate equal to the Net Rate.

     Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans, and with an interest rate equal to the rate set forth in footnote 10 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class M Certificates: Any of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.

     Class M Certificate Principal Balance: For any date of determination, the sum of the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance and Class M-4 Certificate Principal Balance.

     Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-1 Current Interest or a Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

     Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.4000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.6000% per annum.

     Class M-1 Pass-Through Rate: For the first Distribution Date, 7.7200% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-1 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

     Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 46.10% of the Stated Principal Balances of the Mortgage Loans as of the such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

     Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-2 Current Interest or a Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

     Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 3.7500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 5.6250% per annum.

     Class M-2 Pass-Through Rate: For the first Distribution Date, 9.0700% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-2 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

     Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 51.10% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

     Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-3 Current Interest or a Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

     Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

     Class M-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 4.0000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 6.0000% per annum.

     Class M-3 Pass-Through Rate: For the first Distribution Date, 9.3200% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-3 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

     Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and, Class M-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 56.00% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1 and Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

     Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the

Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-4 Current Interest or a Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-4 Certificates.

     Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period.

     Class M-4 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 4.6000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 6.9000% per annum.

     Class M-4 Pass-Through Rate: For the first Distribution Date, 9.9200% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class M-4 Margin and (2) the Weighted Average Available Funds Cap for such Distribution Date.

     Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance and Class M-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date) and (E) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 60.60% of the Stated Principal Balances of the Mortgage

Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-4 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2 and Class M-3 Certificates and (II) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate Principal Balance.

     Class M-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class Payment Shortfall: [Reserved]

     Class R Certificate: The Class R Certificate executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A.

     Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class R Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

     Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.2200% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.4400% per annum.

     Class R Pass-Through Rate: For the first Distribution Date, 5.5400% per annum. As of any Distribution Date thereafter, the lesser of (1) One-Month LIBOR plus the Class R Margin and (2) the Class A-1 Available Funds Cap for such Distribution Date.

     Closing Date: May 29, 2007.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Collection Account: The separate Eligible Accounts created and initially maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and the Class A Certificate Insurer and designated, "Home Loan Services, Inc., as servicer for LaSalle Bank National Association, as trustee, in trust for registered holders of First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC and the Class A Certificate Insurer". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Commission: The Securities and Exchange Commission.

     Compensating Interest: For any Distribution Date and all Principal Prepayments in full in respect of a Mortgage Loan that are received during the period from the first day of the related Prepayment Period through the last day of the calendar month preceding such Distribution Date, a payment made by the Servicer in an amount not to exceed the product of (a) one-twelfth of 0.25% and
(b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, equal to the amount of interest at the Net Mortgage Rate for that Mortgage Loan from the date of prepayment through the 30th day of such preceding calendar month; provided that any month consisting of less than 30 days shall be deemed to consist of 30 days.

     Corresponding Certificates: With respect to the Class LTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class LTA-2A Interest, the Class A-2A Certificates. With respect to the Class LTA-2B Interest, the Class A-2B Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates. With respect to the Class LTB-4 Interest, the Class B-4 Certificates.

     Corresponding REMIC Regular Interest: For each Class of Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Current Interest: Any of the Class A-1 Current Interest, the Class A-2A Current Interest, the Class A-2B Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest, the Class B-4 Current Interest and the Class C Current Interest.

     Cut-off Date: May 1, 2007.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

     Definitive Certificates: As defined in Section 5.06.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

     Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

     Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in June 2007.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

     Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: An account that is (1) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (2) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national banking association or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency and the the Class A Certificate Insurer without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee, the Class A Certificate Insurer and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P, F-1 by Fitch and Prime-1 by Moody's (if rated by such rating agencies) at the time any deposits are held on deposit therein, or (vii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000 or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency and the the Class A Certificate Insurer to the Trustee.

     ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted by the United States Department of Labor (or any other applicable underwriter's exemption granted to the Underwriter by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of S&P, Moody's or Fitch.

     ERISA Restricted Certificates: The Class B-4 Certificates, Class C Certificates and Class P Certificates and any other Certificate, as long as the acquisition and holding of such other Certificate is not covered by and exempt under any underwriter's exemption granted by the United States Department of Labor.

     Escrow Account: As defined in Section 3.06 hereof.

     Event of Default: As defined in Section 7.01 hereof.

     Exception Report: As defined in Section 2.02 hereof.

     Excess Interest: On any Distribution Date, for each Class of the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: With respect to any Distribution Date,
(1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date, and (ii) $92,016,870 over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of
(x) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 21.50% of Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (b) the Minimum Required Overcollateralization Amount less (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current aggregate Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

     Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FFFC: First Franklin Financial Corporation, or any successor thereto.

     FFFC Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of May 1, 2007, between the Depositor, as purchaser, and FFFC, as seller.

     Fitch: Fitch, Inc., or any successor in interest.

     Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

     Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

     Group One AFC Percentage: As of any Distribution Date, the quotient of (i) the difference between (x) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period and (y) the current Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the difference between (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Accrual Period and (y) the current Certificate Principal Balance of the Class A Certificates.

     Group One Mortgage Loan: Any Mortgage Loan at any time identified in the Mortgage Loan Schedule attached hereto as Exhibit B as a Group One Mortgage Loan.

     Group One Net Rate: The per annum rate set forth in footnote 9 to the description of the Lower Tier REMIC in the Preliminary Statement hereto.

     Group One Net WAC: The Net WAC of Group One.

     Group One Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-1 Certificates are outstanding and the Certificate Principal Balances of the Class A-2 Certificates is reduced to zero, the Group Two Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-2 Certificates to zero will be applied to increase the Group One Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group One Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group One and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

     Group Two AFC Percentage: As of any Distribution Date, the quotient of (i) the difference between (x) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period and (y) the current Certificate Principal Balance of the Class A-2 Certificates and (ii) the difference between (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Accrual Period and (y) the current Certificate Principal Balance of the Class A Certificates.

     Group Two Mortgage Loan: Any Mortgage Loan at any time identified in the Mortgage Loan Schedule attached hereto as Exhibit B as a Group Two Mortgage Loan.

     Group Two Net Rate: The per annum rate set forth in footnote 10 to the description of the Lower Tier REMIC in the Preliminary Statement hereto.

     Group Two Net WAC: The Net WAC of Group Two.

     Group Two Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-2 Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Certificate Principal Balances of the Class A-1 and Class R Certificates is reduced to zero, the Group One Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-1 Certificates and Class R Certificates to zero will be applied to increase the Group Two Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group Two Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group Two and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Holder: Has the meaning set forth in the Class A Certificate Guaranty Insurance Policy.

     Indenture: An indenture relating to the issuance of the NIM Notes, which may (but need not) be guaranteed by a NIMs Insurer.

     Initial Certificate Principal Balance: With respect to any Certificate (other than the Class P Certificates), the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in
Section 5.01 hereof.

     Initial Optional Termination Date: The first Distribution Date on which the aggregate Certificate Principal Balance of the outstanding Regular Certificates is equal to or less than 10% of the aggregate Certificate Principal Balance of the Regular Certificates as of the Closing Date.

     Insurance Agreement: means the Insurance and Indemnity Agreement, dated as of May 29, 2007, by and among Ambac, the Depositor, the Sponsor, the Servicer and the Trustee (in the form attached hereto as Exhibit W-2).

     Insurance Policy: With respect to any Mortgage Loan or the related Mortgaged Property included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan or Mortgaged Property, including any replacement policy or policies for any insurance policies.

     Insurance Proceeds: Proceeds paid in respect of a Mortgage Loan or the related Mortgaged Property pursuant to any Insurance Policy or any other insurance policy covering such Mortgage Loan or Mortgaged Property, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the Trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released either to the Mortgagor or to the holder of a senior lien on the related Mortgaged Property in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property.

     Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount, the Class B-4 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: With respect to the LIBOR Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, May 24, 2007.

     Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest with respect to the Mortgage Loans, (3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee and (6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable (including without limitation indemnity payments) to the Servicer and the Trustee pursuant to this Agreement allocable to interest.

     Issuing Entity: First Franklin Mortgage Loan Trust, Series 2007-FFC.

     Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one month.

     LIBOR Business Day: Any day on which banks in the City of London, England, Chicago, Illinois and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     LIBOR Certificates: The Class A and Class M Certificates.

     Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) pursuant to Section 3.12 has been realized upon or liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) is delinquent 180 days or longer, the Servicer has certified in a certificate of an officer of the Servicer delivered to the Depositor and the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

     Losses: Any losses, claims, damages, liabilities or expenses collectively.

     Lower Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

     Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

     Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2A Interest, the Class LTA-2B Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTB-4 Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LTIX Interest, the Class LTIIX Interest and the Class LTR Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Lower Tier REMIC Subordinate Balance Ratio: The ratio of (i) the principal balance of the Class LTII1A Interest to (ii) the principal balance of the Class LTII2A Interest that is equal to the ratio of (i) the excess of (A) the aggregate Stated Principal Balance of Group One over (B) the current Certificate Principal Balance of the Class A-1 and Class R Certificates to (ii) the excess of (A) the aggregate Stated Principal Balance of Group Two over (B) the current Certificate Principal Balance of the Class A-2 Certificates.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

     MIN: The loan number for any MERS Loan.

     Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     MLML Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of May 1, 2007, between the Depositor, as purchaser, and the Sponsor, as seller.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Statement: The statement delivered to the Certificateholders and made available to the Class A Certificate Insurer pursuant to Section 4.05.

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument with all riders thereto creating a second lien or a second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Group: Either of Group One or Group Two.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

          (i)  the loan number;

          (ii) the borrower name and address;

          (iii) the unpaid principal balance of the Mortgage Loans;

          (iv) the Mortgage Rate;

          (iv) the original maturity date and the months remaining before maturity date;

          (vi) the original principal balance;

          (vii) the Cut-off Date Principal Balance;

          (viii) the first payment due date of the Mortgage Loan;

          (ix) the Loan-to-Value Ratio at origination with respect to a Mortgage Loan;

          (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating the property type;

          (xii) the location of the related Mortgaged Property;

          (xiii) a code indicating whether a Prepayment Charge is applicable;

          (xiv) the period during which such Prepayment Charge is in effect;

          (xv) the amount of such Prepayment Charge;

          (xvi) any limitations or other conditions on the enforceability of such Prepayment Charge; and

          (xvii) any other information pertaining to the Prepayment Charge specified in the related Mortgage Note;

          (xviii) the Credit Score and date obtained; and

          (xix) the MIN.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO

Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto with all riders attached thereto.

     Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

     Mortgaged Property: The underlying property securing a Mortgage Loan.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the Servicing Fee Rate.

     Net Rate: The per annum rate set forth in footnote 8 to the description of the Lower Tier REMIC in the Preliminary Statement hereto.

     Net WAC: With respect to any Distribution Date and for any Mortgage Group, the weighted average Net Mortgage Rate for the Mortgage Loans in such Mortgage Group calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

     NIMs Insurer: Any of the one or more insurers, if any, that may be guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate

     NIM Notes: The net interest margin or excess cashflow securities to be issued pursuant to any Indenture.

     NIMs Insurer Default: As defined in Section 10.13.

     Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Supported Interest Shortfall: As defined in Section 4.02.

     Offered Certificates: The Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates.

     Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, or Trustee, the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer, the Trustee or the Class A Certificate Insurer, as the case may be, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits from Reuters, as of 11:00 a.m. (London time) on such Interest Determination Date (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee) or (b) if such rate does not appear on Reuters as of 11:00 a.m. (London time), the Trustee will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and
               (ii) the Reserve Interest Rate.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor and the Servicer, (2) not have any direct financial interest in the Depositor or the Servicer or in any Affiliate of either such party, and (3) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Optional Termination: The termination of the Trust Fund hereunder pursuant to clause (a) of Section 9.01 hereof.

     Optional Termination Amount: The repurchase price received by the Trustee in connection with any repurchase of all of the Mortgage Loans pursuant to
Section 9.01.

     Optional Termination Price: On any date after the Initial Optional Termination Date an amount equal to the sum of (i) the then aggregate outstanding Stated Principal Balance of the Mortgage Loans (or, if such Mortgage Loan is an REO Property, the fair market value of such REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the proceeds of the auction will be distributed on the Certificates; (ii) any unreimbursed indemnity amounts, fees or out-of-pocket costs and expenses owed to the Trustee or the Servicer and all unreimbursed Advances and Servicing Advances, in each case incurred by such party in the performance of its obligations; (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law; (iv) all reasonable fees and expenses incurred by the Trustee in connection with such auction and (v) unless the Class A Certificate Insurer consents to such termination, an amount sufficient to prevent any additional draws under the Class A Certificate Guaranty Insurance Policy and equal to all amounts owed to the Class A Certificate Insurer.

     Originator: FFFC or any successor thereto.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

     Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: With respect to any Class of Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

     Percentage Interest: With respect to:

          (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

          (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such

               Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

     Permitted Activities: The primary activities of the Issuing Entity created pursuant to this Agreement which shall be:

          (i) holding Mortgage Loans transferred from the Depositor and other assets of the Issuing Entity, including any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

          (ii) issuing Certificates and other interests in the assets of the Issuing Entity;

          (iii) through the appropriate subtrust, as applicable, receiving collections on the Mortgage Loans and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

          (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Issuing Entity as a qualified special purpose entity under existing accounting literature.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided the timely payment of such obligations is backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

          (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of their Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency (without regard to the Class A Certificate Guaranty Insurance Policy) as evidenced by a letter from each Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

          (ix) interests in any money market fund (including those managed or advised by the Trustee or its Affiliates), which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

          (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Issuing

Entity or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

     Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

     Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Offered Certificates.

     Prepayment Charges: Any prepayment premium or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable.

     Prepayment Interest Excess: With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

     Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof and other than a Principal Prepayment in full on a Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

     Prepayment Period: With respect to any Distribution Date (i) with respect to prepayments in full or any other amounts received in connection with a Principal Prepayment in full, the period beginning with the opening of business on the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning with the opening of business on the Cut-off Date) and ending on the close of business on the 14th day of the month in which such Distribution Date occurs and (ii) with respect to partial prepayments and any other amounts received in connection with a payment in part, the calendar month preceding the month of such Distribution Date.

     Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) Principal Prepayments in full collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date,
(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Sellers in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal and represent payment in full), (6) all Subsequent Recoveries received with regard to the applicable Prepayment Period and (7) all other collections and recoveries in respect of principal, including any partial prepayments of principal, with regard to the applicable Prepayment Period, less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable (including without limitation indemnity payments) to the Servicer and the Trustee pursuant to this Agreement allocable to principal.

     Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

     Prospectus Supplement: The Prospectus Supplement dated May 25, 2007, relating to the public offering of the Offered Certificates.

     PUD: A Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor or FFFC pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to
(b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

     QIB: A "qualified institutional buyer" within the meaning of Rule 144A.

     Rating Agency: Either of S&P or Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

     Record Date: With respect to the first Distribution Date, the Closing Date. With respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Servicer.

     Regular Certificate: Any one of the Class A, Class M and Class B Certificates.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

     Regulation S Book-Entry Certificates: Certificates sold in offshore transactions in reliance on Regulation S in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC.

     Related Certificates: For each interest in the Upper Tier REMIC, the Class of Certificates listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

     Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the Lower Tier REMIC and the Upper Tier REMIC.

     REMIC Pass-Through Rate: In the case of a Class of the Class A, Class M and Class B Certificates, the Upper Tier REMIC Net WAC Cap for the Corresponding REMIC Regular Interest.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement other than the Residual Interest.

     Remittance Report: As defined in Section 4.04(j) hereof.

     REO Property: A Mortgaged Property acquired by the Servicer, on behalf of the Trustee for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Replacement Mortgage Loan: One or more Mortgage Loans substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release substantially in the form of
Exhibit I, (1) have a Stated Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) have a Mortgage Rate not less than or no more than 1% per annum higher than the

Mortgage Rate of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and
(9) comply with each representation and warranty set forth in Section 2.03 hereof.

     Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee, substantially in the form of Exhibit I hereto.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Required Percentage: As of any Distribution Date following the Stepdown Date, the quotient of (x) the excess of (1) the aggregate Stated Principal Balance of the Mortgage Loans, as of the prior Distribution Date over (2) the Certificate Principal Balance of the most senior class of Certificates outstanding as of such Distribution Date (for purposes of this calculation, the Class A Certificates are considered to be a single class), prior to giving effect to distributions to be made on such Distribution Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans, as of the prior Distribution Date.

     Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

     Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class LTR Interest and distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: When used with respect to the Trustee or the Servicer, any officer of the Trustee or the Servicer with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Reuters: Reuters Monitor Money Rates Service.

     Reuters Screen LIBO Page: The display designated as page "LIBO" on Reuters (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Sarbanes-Oxley Certification: Has the meaning set forth in Section 3.20.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

     Securities Act: The Securities Act of 1933, as amended.

     Sellers: The Sponsor and FFFC.

     Servicer: Home Loan Services, Inc., or its successor in interest.

     Servicer Remittance Date: With respect to any Distribution Date, the later of (x) the date that is two Business Days after the 15th day of the month in which such Distribution Date occurs and (y) the 18th day (or if such day is not a Business Day, the immediately succeeding Business Day) of the month in which such Distribution Date occurs.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of prior liens, real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgagors or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to the Servicer by the Trustee; tax tracking; title research; flood certifications and lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement and (7) compliance with the obligations under Sections 3.01 and 3.10.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

     Servicing Fee Rate: 0.50% per annum for each Mortgage Loan.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

     Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement.

     Servicing Transfer Costs: In the event that the Servicer does not reimburse the Trustee under this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively.

     SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

     Sponsor: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successor in interest.

     Startup Day: As defined in Section 2.07 hereof.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Remittance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer on or before the last day of the related Prepayment Period for Liquidation Proceeds in full and the last day of the preceding calendar month for Liquidation Proceeds in part. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

     Stepdown Date: The earlier to occur of: (A) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero; or (B) the later to occur of (1) the Distribution Date in June 2010 or (2) the first Distribution Date on which (A) the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to (B) 44.10% of the aggregate Stated Principal Balance of the Mortgage Loans.

     Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN             STEPDOWN REQUIRED LOSS PERCENTAGE
------------------------------   ----------------------------------------------------
June 2009 - May 2010             4.50% with respect to June 2009, plus an additional
                                 1/12th of 2.00% for each month thereafter

June 2010 - May 2011             6.50% with respect to June 2010, plus an additional
                                 1/12th of 2.25% for each month thereafter

June 2011 - May 2012             8.75% with respect to June 2011, plus an additional
                                 1/12th of 1.75% for each month thereafter

June 2012 - May 2013             10.50% with respect to June 2012, plus an additional
                                 1/12th of 0.50% for each month thereafter

June 2013 and thereafter         11.00%

     Stepdown Trigger Event: With respect to the Certificates on or after the Stepdown Date, a Distribution Date on which (1) the quotient, measured on a rolling three month basis, of (A) the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days Delinquent (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 14.25% and (ii) the Required Percentage or (2) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage. For purposes hereof, for any Distribution Date, the calculation of "rolling three-month basis" requires first, the calculation of the quotient described in (a) of this definition for each of the three (3) Due Periods immediately prior to such Distribution Date, second, the addition of such three (3) quotients and third, dividing the sum of such three (3) quotients by three (3).

     Subcontractor: Any outsourcer that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to 5% or more of the Mortgage Loans under the direction or authority of a Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subcontractor performs such discrete functions and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

     Subordinate Certificates: The Class M and Class B Certificates.

     Subsequent Recovery: Any amount received on a Mortgage Loan (net of amounts reimbursed to the Servicer related to Liquidated Mortgage Loans) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Sub-Servicer: Any Person that services Mortgage Loans on behalf of the Servicer pursuant to a Subservicing Agreement and is responsible for the performance of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB with respect to 10% or more of the Mortgage Loans under the direction or authority of the

Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subservicer services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year). Any subservicer shall meet the qualifications set forth in Section 3.02.

     Subservicing Agreement: As defined in Section 3.02(a).

     Substitution Adjustment Amount: As defined in Section 2.03(c).

     Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     Trust Fund: The corpus of the Issuing Entity created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans and/or the related Mortgaged Properties and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. For the avoidance of doubt, notwithstanding anything to the contrary herein, the Class A Certificate Guaranty Insurance Policy shall not be included in, nor constitute the property of, the Trust Fund or any sub-trust or sub-division thereof.

     Trustee: LaSalle Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders and the Class A Certificate Insurer under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder; it being understood that certain duties of the Trustee under Sections 2.01, 2.02 and 3.13 with respect to the possession and administration of the Mortgage Files generally may be carried out by a custodian engaged by the Trustee.

     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement.

     Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount, Class B-4 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Upper Tier REMIC Net WAC Cap: In the case of the Class UTA-1 Interest and the Residual Interest, a per annum rate equal to the excess of (i) the weighted average of the interest rate of the Class

LTII1B Interest for such Distribution Date over (ii) the Class A Certificate Guaranty Insurance Premium Rate. In the case of the Class UTA-2A and Class UTA-2B Interests, a per annum rate equal to the excess of (i) the weighted average of the interest rate of the Class LTII2B Interest for such Distribution Date over (ii) the Class A Certificate Guaranty Insurance Premium Rate. In the case of the Class UTM-1, Class UTM-2, Class UTM-3, Class UTM-4, Class UTB-1, Class UTB-2, Class UTB-3 and Class UTB-4 Interests, a per annum rate equal to the weighted average of the interest rates of Class LTII1B and Class LTII2B Interests for such Distribution Date weighted, respectively, on the basis of the uncertificated principal balances of the Class LTII1A and the Class LTII2A Interests. In the case of any interest in the Upper Tier REMIC that accrues interest on a "30/360" basis, the per annum rates described in this definition shall be adjusted to reflect accruals on such basis.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M and Class B Certificates, with the allocation among such Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other Classes and (2) each Class of the Class C and Class P will be allocated 1% of the Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

     Weighted Average Available Funds Cap: With respect to a Distribution Date, the per annum rate determined by the weighted average of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap without regard to the Class A Certificate Guaranty Insurance Policy Premium and weighted on the basis of the Group One AFC Percentage or Group Two AFC Percentage, as applicable (and with regard to the Class B Certificates only, multiplied by a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 30).

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Conveyance of Mortgage Loans

     The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

     It is agreed and understood by the Depositor, the Servicer and the Trustee that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; (iii) a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005 or (v) a "High-Cost Home Loan" as defined by the Illinois High Risk Home Loan Act effective January 1, 2004.

     In connection with such assignment, the Depositor does hereby deliver to, and deposit with the Trustee the following documents or instruments with respect to each Mortgage Loan:

          (A) The original Mortgage Note endorsed in blank or, "Pay to the order of LaSalle Bank National Association, as trustee for the First Franklin Mortgage Loan Trust, Series 2007-FFC, Mortgage Loan Asset-Backed Certificates, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the Originator of the Mortgage Loan to [____________________].

          (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

          (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "LaSalle Bank National Association, as trustee for the First Franklin Mortgage Loan Trust, Series 2007-FFC, Mortgage Loan Asset-Backed Certificates."

          (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

          (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

          (F) Originals of all assumption and modification agreements, if any.

          (G) If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause to be made such endorsement.

          (H) With respect to any Mortgage Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. In the event an Assignment of Mortgage is not recorded, the Servicer shall have no liability for its failure to receive and act on notices related to such Assignment of Mortgage.

     Upon the occurrence of an Event of Default or an "event of default" under the Insurance Agreement, the Class A Certificate Insurer may direct the Trustee to cause (i) the Assignments in blank to be completed to show "LaSalle Bank National Association, as Trustee for the First Franklin Mortgage Loan Trust, Series 2007-FFC, Mortgage Loan Asset-Backed Certificates" as the assignee and
(ii) the Assignments to be recorded in the appropriate jurisdictions. The cost of such completion and recordation shall not be subject to the cap provided under Section 8.06(c) and will be an "unanticipated expense" reimbursable under
Section 3.08.

     The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders and the Class A Certificate Insurer. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders and the Class A Certificate Insurer. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each

Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer, is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

     It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If the conveyance of Mortgage Loans from either of the Sellers to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of such Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of such Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the FFFC Purchase Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the FFFC Purchase Agreement, its rights and interests under the MLML Purchase Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the MLML Purchase Agreement, and the benefit of the repurchase obligations and the obligation of the respective Seller contained in the FFFC Purchase Agreement and the MLML Purchase Agreement, respectively, to take, at the request of the Depositor, the Trustee or the Class A Certificate Insurer, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the FFFC Purchase Agreement and the MLML Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sellers, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

     SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans

     Except as set forth in the exception report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders and the Class A Certificate Insurer. The Depositor will cause the applicable Seller to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Depositor and the Trustee within 45 Business Days of the Closing Date.

     The Trustee acknowledges receipt of the FFFC Purchase Agreement and the MLML Purchase Agreement.

     The Trustee agrees, for the benefit of Certificateholders, the NIMs Insurer and the Class A Certificate Insurer to review each Mortgage File delivered to it within sixty (60) days after the Closing Date. The Trustee will ascertain and to certify, within seventy (70) days of the Closing Date, to the Depositor, the Servicer, the NIMs Insurer and the Class A Certificate Insurer that all documents required by Section 2.01 (A)-(B), (C) (if applicable), and (D)-(E), and the documents if actually received by it, under Section 2.01(F), have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B that have been conveyed to it. It is herein acknowledged that, in conducting such review, the Trustee shall not be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose, that they have actually been recorded or that they are other than what they purport to be on their face. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days) after such finding so notify the Servicer, the related Seller, the Depositor, the NIMs Insurer and the Class A Certificate Insurer. In addition, the Trustee shall also notify the Servicer, the related Seller, the Depositor, the NIMs Insurer and the Class A Certificate Insurer if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within seventy (70) days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the related Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03(c), within ninety (90) days from the date the related Seller was notified of such omission or defect and, if such Seller does not correct or cure such omission or defect within such period, that such Seller purchase such Mortgage Loan from the Issuing Entity within ninety (90) days from the date the Trustee notified such Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan.

     The Purchase Price for any Mortgage Loan purchased pursuant to this Section
2.02 shall be paid to the Servicer and deposited by the Servicer in the Certificate Account or Collection Account, as appropriate, promptly upon receipt, and upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or receipt of such deposit by the Trustee, the Trustee, upon receipt of a Request for Release and certification of the Servicer of such required deposit, shall promptly release to the related Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the related Seller and necessary to vest in the related Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the related Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders, the NIMs Insurer and the Class A Certificate Insurer. The preceding sentence shall not, however, limit any remedies available to Certificateholders, the NIMs Insurer, the Class A Certificate Insurer, the Depositor or the Trustee pursuant to the FFFC Purchase Agreement or the MLML Purchase Agreement.

     The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable, duly authorized, sufficient, legal, valid or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor except as required for the performance of this Agreement and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation,
(B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the business of the Trustee or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or any Affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor.

     Within seventy (70) days of the Closing Date, the Trustee shall deliver to the Depositor, the Servicer, the NIMs Insurer and the Class A Certificate Insurer the Trustee's Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

     SECTION 2.03. Representations, Warranties and Covenants of the Depositor

          (a) The Depositor hereby represents and warrants to the Servicer, the Trustee, the NIMs Insurer and the Class A Certificate Insurer as follows, as of the date hereof:

          (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the FFFC Purchase Agreement and the MLML Purchase Agreement.

          (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement, the FFFC Purchase Agreement and the MLML Purchase Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this this Agreement, the FFFC Purchase Agreement and the MLML Purchase Agreement; and this Agreement, the FFFC Purchase Agreement and the MLML Purchase Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and
     (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

          (iii) The execution and delivery of this Agreement, the FFFC Purchase Agreement and the MLML Purchase Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, the FFFC Purchase Agreement and the MLML Purchase Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or
     (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement, the FFFC Purchase Agreement and the MLML Purchase Agreement or the ability of the Depositor to perform its obligations under this Agreement, the FFFC Purchase Agreement and the MLML Purchase Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement, the FFFC Purchase Agreement and the MLML Purchase Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee and the Class A Certificate Insurer with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

          (b) The representations and warranties of FFFC with respect to the Mortgage Loans in the FFFC Purchase Agreement, which have been assigned to the Trustee hereunder, were made as of the Closing Date as specified in the FFFC Purchase Agreement. The representations and warranties of the Sponsor with respect to the Mortgage Loans in the MLML Purchase Agreement, which have been assigned to the Trustee hereunder, were made as of the Closing Date as specified in the MLML Purchase Agreement. The Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

          (c) Upon discovery by any of the Depositor, the Servicer, the related Seller, the Trustee (or its custodian), the NIMs Insurer or the Class A Certificate Insurer of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders or the Class A Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within ninety
(90) days of the discovery of such breach of any representation or warranty, the Depositor shall cause the related Seller to either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. If a breach of the representations and warranties set forth in the Purchase Agreement hereof exists solely due to the unenforceability of a Prepayment Charge, the Trustee or the other party having notice thereof shall notify the Servicer thereof and not seek to enforce the repurchase remedy provided for herein unless such Mortgage Loan is not current. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i). As provided in the FFFC Purchase Agreement and the MLML Purchase Agreement, if the related Seller substitutes for a Mortgage Loan for which there is a breach of any representation or warranty in the FFFC Purchase Agreement or the MLML Purchase Agreement, as applicable, which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the FFFC Purchase Agreement and the MLML Purchase Agreement, the related Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Day.

     With respect to any Mortgage Loan repurchased by the related Seller pursuant to the FFFC Purchase Agreement or the MLML Purchase Agreement, as applicable, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to Section
3.05. Upon receipt by the Trustee of notice from the Servicer of receipt by the Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Trustee of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and a Request for Release, the Trustee shall release and reassign to the related Seller the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Depositor or the related Seller, and the Trustee (and its custodian) shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the related Seller must deliver to the Trustee the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in
Section 2.01 along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee shall review the Mortgage

File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by Section 2.01(A)-(B), (C) (if applicable), and
(D)-(E) have been executed and received.

     For any month in which a Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, such Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the related Seller to the Trustee for deposit into the Certificate Account by such Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and the Class A Certificate Insurer shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     The Depositor shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by the related Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the FFFC Purchase Agreement or the MLML Purchase Agreement, as applicable, including all applicable representations and warranties thereof included in the FFFC Purchase Agreement or the MLML Purchase Agreement, as applicable, as of the date of substitution.

          (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03, (ii) of FFFC set forth in the FFFC Purchase Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of the Sponsor set forth in the MLML Purchase Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

          (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to the Servicer on the Closing Date.

     SECTION 2.04. Representations and Warranties of the Servicer

          (a) The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof:

          (i) The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (ii) The Servicer has the corporate power and authority and to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

          (iv) The Servicer is an approved servicer of mortgage loans for Fannie Mae.

          (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

     SECTION 2.05. Substitutions and Repurchases of Mortgage Loans that are not "Qualified Mortgages"

     Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties and the Class A Certificate Insurer. In connection therewith, the Depositor shall cause the related Seller, at the Seller's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, upon the written direction of the related Seller, shall reconvey to the related Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

     SECTION 2.06. Authentication and Delivery of Certificates

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

     SECTION 2.07. REMIC Elections

          (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper Tier REMIC and the Lower Tier REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns that are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC and the Lower Tier REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

          (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

     The Lower Tier REMIC shall consist of all of the assets of the Trust Fund other than (i) amounts distributable to the Class P Certificates pursuant to
Section 4.04(b)(i) hereof, (ii) the interests issued by the Lower Tier REMIC, and (iii) the grantor trusts described in Section 2.07 hereof. The Lower Tier REMIC shall issue the Lower Tier REMIC

Regular Interests, which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest, which shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition and the Preliminary Statement.

     The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests and the Class A Certificate Guaranty Insurance Policy. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap. The characterization of the Class A Certificate Guaranty Insurance Policy as part of the Upper Tier REMIC is for federal income tax purposes only, and notwithstanding such characterization, the Class A Certificate Guaranty Insurance Policy shall not be included in, nor constitute the property of, the Trust Fund or any sub-trust or sub-division thereof.

     The beneficial ownership of the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class LTR Interest shall not have a principal balance or bear interest.

          (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

          (d) (i) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A Certificates (other than the Class R Certificate), Class M Certificates, Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

          (ii) [Reserved].

          (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and
(iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code.

          (f) The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

          (g) [Reserved]

          (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof) received by the Lower Tier REMIC with respect to the Mortgage Loans shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest and Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinate Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LTIIX

Interest and (y) such losses shall be allocated among the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinate Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest. Notwithstanding the preceding two sentences, however, losses not allocated to any Class of Certificates will not be allocated to any Lower Tier REMIC Regular Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

     Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificates in respect of the Class LTR Interest.

     If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates,
(ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group over (y) the aggregate principal balance of Certificate Group One in the case of the Class LTII1A Interest, or Certificate Group Two in the case of the Class LTII2A Interest and (c) any remaining allocations are made to the Class LTIIX Interest.

     For purposes of this Section 2.07, (i) the Class LTII1A Interest and Class LTII1B Interest shall be related to Group One, and (ii) the Class LTII2A Interest and Class LTII2B Interest shall be related to Group Two.

          (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of


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

its duties and obligations set forth herein, the Servicer shall indemnify the Trustee, the Issuing Entity, the NIMs Insurer and the Class A Certificate Insurer against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and
(3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates). For avoidance of doubt, until the later to occur of (i) the Class A Certificate Guaranty Insurance Policy has terminated in accordance with its terms and (ii) the Class A Certificate Insurer has been paid any Reimbursement Amounts (as such term is defined in the Insurance Agreement) owed to the Class A Certificate Insurer, the Class A Certificate Insurer shall have the right to enforce such indemnification on behalf of the Issuing Entity. The Class A Certificate Insurer's expenses of enforcement shall constitute Reimbursement Amounts reimbursable in accordance with the priorities set forth in Section 4.04 hereof.

     SECTION 2.08. [RESERVED]

     SECTION 2.09. Covenants of the Servicer

     (a) The Servicer hereby covenants to each of the other parties to this Agreement that the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy.

     (b) In accordance with Accepted Servicing Practices the Servicer will fully furnish (for the period it services the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit


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

files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis except as the Servicer deems prudent for the prevention or resolution of disputes with the Mortgagors.

     SECTION 2.10. [RESERVED]

     SECTION 2.11. Permitted Activities of the Issuing Entity

     The Issuing Entity is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver on behalf of the Issuing Entity, and to perform the duties and obligations of the Issuing Entity under the Insurance Agreement, the Class A Certificate Guaranty Insurance Policy, an insurance and indemnity agreement with a NIMs Insurer and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve in writing, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

     SECTION 2.12. Qualifying Special Purpose Entity

     For purposes of SFAS 140, the parties hereto intend that the Issuing Entity shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 or SFAS 140.

     SECTION 2.13. Depositor Notification of NIM Notes

     The Depositor shall notify the Servicer, the Trustee and the Class A Certificate Insurer in writing when NIM Notes are issued with the contact information of the issuer and of the identity and contact information of the NIMs Insurer, if applicable, and when all previously issued NIM Notes are no longer outstanding. The Servicer and the Trustee shall have at least 10 days' notice of the issuance of any NIM Notes.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     SECTION 3.01. Servicer to Service Mortgage Loans

     For and on behalf of the Certificateholders and the Class A Certificate Insurer, the Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Issuing Entity, the Certificateholders or the Class A Certificate Insurer in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. Notwithstanding anything in this Agreement to the contrary, including Section 3.05, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. For purposes of this Section 3.01, the Trustee hereby grants to the Servicer a limited power of attorney in such form as shall be prepared by the Servicer and agreed to by the Trustee and the Servicer to execute and file any and all documents necessary to fulfill the obligations of the Servicer under this Section 3.01.

     Upon request of the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. The Trustee shall not be responsible for and the Servicer shall indemnify the Trustee for any action taken by the Servicer pursuant to the application of any power of attorney to the extent indemnification by the Servicer is required by Section 3.25 and provided that the Servicer shall have no obligation to indemnify the Trustee for such action to the extent such action was taken pursuant to and in accordance with specific written instructions from the Trustee, which instructions are not based on Servicer's recommendations or proposals. Notwithstanding anything contained herein to the contrary, the Servicer shall not without the Trustee's written consent, hire or procure counsel to represent the Trustee without indicating its representative capacity.

     The Servicer shall not be required to make any Advance or Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

     The Servicer shall deliver a list of Servicing Officers and specimen signatures to the Trustee by the Closing Date.

     The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the Servicer from the Collection Account (provided that such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

     With respect to any Mortgage Loan, the related Servicer may consent to the refinancing of the prior senior lien relating to such Mortgage Loan, provided that the following requirements are met:

          (1) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing;

          (2) the interest rate for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

          (3) the loan evidencing the refinanced senior lien is not subject to negative amortization.

     Notwithstanding the foregoing, the restriction in clauses (1) - (3) shall not be applicable if the Mortgage Loan is in default or, in the judgment of the related Servicer, such default is reasonably foreseeable.

     In connection with any modification pursuant to this Section and to the extent there are any unreimbursed Advances or Servicing Advances with respect to the related Mortgage Loan, the related Servicer shall reimburse itself for such amounts from the Collection Account.

     SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer

          (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate, pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates or any of the NIM Notes evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMs Insurer and (iii) the NIMs Insurer and the Class A Certificate Insurer shall have consented to such subservicing agreement, which consent shall not be unreasonably withheld. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Servicer shall contain a provision giving any successor servicer the option to terminate such agreement, with the consent of the NIMs Insurer and the Class A Certificate Insurer (which consent shall not be unreasonably withheld), in the event a successor servicer is appointed. All actions of each subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the Trustee, the NIMs Insurer and the Class A Certificate Insurer copies of all Subservicing Agreements. The Trustee shall have no obligations, duties or liabilities with respect to a subservicer, including, without limitation, any obligation, duty or liability to monitor such subservicer or to pay a Subservicer's fees and expenses. If the Servicer is terminated, these subservicing agreements will automatically terminate in accordance with the terms therein unless the successor servicer elects otherwise.

          (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

          (c) The Servicer shall not permit a Subservicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with the Servicer to deliver an Assessment of Compliance and an Accountant's Attestation in such manner and at such times that permits that Servicer to comply with Section 3.17 of this Agreement.

          (d) The Servicer may enter into a special servicing advisory agreement with a holder of the Class R Certificate and/or one or more other class of subordinated certificates issued by the Issuing Entity or of a net interest margin trust holding certificates issued by the Issuing Entity and/or an advisor designated by the holder of the Class R Certificate. Pursuant to such agreement, the Servicer may provide such holder or advisor, in its capacity as special servicing advisor, with loan-level information with respect to the Mortgage Loans, and the holder of the Class R Certificate or the special servicing advisor designated by the holder of the Class R Certificate may advise the Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans.

     SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer

     Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

     SECTION 3.04. Trustee to Act as Servicer

     Subject to Sections 6.04 and 7.02, in the event that the Servicer shall for any reason no longer be the servicer hereunder (including by reason of an Event of Default), the Trustee or its designee (provided that such designee must be acceptable to the Class A Certificate Insurer) (i) may, in its discretion but with prior written consent of the Class A Certificate Insurer (such consent not to be unreasonably withheld), (ii) shall, at the direction of the NIMS Insurer, if any, with prior written consent of the Class A Certificate Insurer, (iii) shall, at the direction of the Class A Certificate Insurer, or (iv) shall at the direction of the certificateholders with prior written consent of the Class A Certificate Insurer, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses arising out of any acts or omissions of the predecessor servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02, 2.03 or 2.05 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section
2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Trustee (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances). No such termination or resignation shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the Servicer shall for any reason no longer be a servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation, Servicing Transfer Costs incurred by the Trustee in connection with this Section 3.04 or Section 7.02, are not paid by the Servicer pursuant to this Agreement within thirty (30) days of the date of the Trustee's invoice thereof, such amounts shall be payable out of the Certificate Account; provided that if the Servicer has been terminated by reason of an Event of Default, the terminated servicer shall reimburse the Issuing Entity for any such expense incurred by the Issuing Entity upon receipt of a reasonably detailed invoice evidencing such expenses. If the Trustee is unwilling or unable to act as servicer, the Trustee shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified in this Agreement and reasonably acceptable to the NIMs Insurer and the Class A Certificate Insurer.

     The Servicer shall, upon request of the Trustee, but at the expense of the Servicer if the Servicer has been terminated by reason of an Event of Default, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

     SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account

          (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) subject to Section 3.01 and applicable REMIC requirements, extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided, further, that the NIMs Insurer's and the Class A Certificate Insurer's prior written consent shall be required for any modification, waiver or amendment after the Cut-off Date if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding clause (ii) above and its related provisos, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01 and not subject to the requirement to make Advances pursuant to Section 4.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

     With respect to Mortgage Loans affected by a hurricane or other natural disaster, if the Mortgaged Property is located in public and individual assistance counties, as designated by Federal Emergency Management Agency (as set forth on its website www.fema.gov), and to the extent that the related Mortgagor or the related Mortgaged Property is affected thereby the Servicer (or the Subservicer, if such Servicer is no longer servicing Mortgage Loans), may if it determines that it is reasonable to do so, cease collection activities, charging late fees and credit reporting activity for all such affected Mortgagors in such counties for a reasonable period of time. In addition, the Servicer (or the Subservicer, if applicable) may, if it determines that it is reasonable to do so, suspend all foreclosure and bankruptcy activity relating to such affected Mortgage Loans for a reasonable period of time.

          (b) The Servicer will not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge, or (iv) in the Servicer's reasonable judgment as described in Section
3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), or (v) the collection of the Prepayment Charge or of a similar type of prepayment premium would be considered "predatory" or "illegal" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or has been challenged by any such authority, or (vi) unless the Depositor has notified the Servicer that there are NIM Notes outstanding, there is a certified class action in which a similar type of prepayment premium is being challenged. Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

          (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (d) The Servicer shall establish and initially maintain, on behalf of Trustee for the benefit of the Certificateholders and the Class A Certificate Insurer, a Collection Account. The Servicer shall deposit into such Collection Account daily, within two (2) Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-off Date with respect to the Mortgage Loans:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

          (ii) all payments on account of interest on the Mortgage Loans net of the Servicing Fee permitted under Section 3.15, other than (x) interest due on the Mortgage Loans on or prior to the Cut-off Date and (y) Prepayment Interest Excess;

          (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property in accordance with the Servicer's normal servicing procedures;

          (iv) all Subsequent Recoveries;

          (v) all Compensating Interest;

          (vi) any amount required to be deposited by the Servicer pursuant to
     Section 3.05(f) in connection with any losses on Permitted Investments;

          (vii) any amounts required to be deposited by the Servicer pursuant to
     Section 3.10 hereof;

          (viii) all Advances made by the Servicer pursuant to Section 4.01;

          (ix) all Prepayment Charges; and

          (x) any other amounts required to be deposited hereunder.

     The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, all servicing related fees, including late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property, modification fees, extension fees and other similar ancillary fees and charges (other than Prepayment Charges)) if collected, and any Prepayment Interest Excess need not be remitted by the Servicer. Rather, such fees and charges may be retained by the Servicer as additional servicing compensation. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders and the Class A Certificate Insurer until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

     The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, at the request of the Trustee, the Servicer shall make available to the Trustee the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

          (e) The Trustee shall establish and maintain, on behalf of the Certificateholders and the Class A Certificate Insurer, the Certificate Account. The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

          (i) the aggregate amount withdrawn by the Servicer from the Collection Account for deposit in the Certificate Account;

          (ii) the Purchase Price and any Substitution Adjustment Amount;

          (iii) any amount required to be deposited by the Trustee pursuant to
     Section 3.05(f) in connection with any losses on Permitted Investments; and

          (iv) the Optional Termination Amount paid by the winning bidder at the Auction or by the NIMs Insurer, the Servicer or one of their affiliates pursuant to Section 9.01.

     Any amounts received by the Trustee which are required to be deposited in the Certificate Account by the Servicer may be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicer and deposit by the Servicer into the Certificate Account shall be exclusive. If the Servicer fails to remit any funds due by the time designated herein, the Servicer shall pay to the Trustee, for its own account, interest accrued on such funds at the prime rate as set forth in The Wall Street Journal from and including the applicable due date, to but excluding the day such funds are paid to the Trustee. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders and the Class A Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer. The Trustee shall give notice to the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.


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

          (f) Each institution that maintains the Collection Account shall, and each institution that maintains the Certificate Account may but shall not be required to, invest the funds in each such account, as directed by the Servicer or the Trustee, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account, the Business Day preceding the Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee for the benefit of the Certificateholders and the Class A Certificate Insurer. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Trustee and shall be remitted to or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Trustee in the Certificate Account out of the Trustee's own funds immediately as realized.

     SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts

     To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections
3.01 hereof (with respect to taxes and assessments, dues or comparable items and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

     SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans

     Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

     The Servicer may from time to time provide the Depositor, and any Person designated by the Depositor, with reports and information regarding the Mortgage Loans, including without limitation, information requested by the Depositor or an originator of the Mortgage Loans for required institutional risk control. In addition, subject to limitations of applicable privacy laws, the Servicer may make public information regarding performance of the Mortgage Loans.

     SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account

          (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes:

          (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with
     Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

          (ii) to reimburse the Servicer (or the Trustee as successor servicer) for Advances made by it (or to reimburse the Advancing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds (which include Condemnation Proceeds and Insurance Proceeds)) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

          (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

          (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

          (vi) [Reserved];

          (vii) to pay the Servicer (or the Trustee as successor servicer) any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)), the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vii) with respect to any

     Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds and including any Subsequent Recoveries related to any Liquidated Loan) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

          (viii) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

          (ix) to reimburse the Servicer, the Trustee or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or the Certificates and reimbursable pursuant to Section 2.01, Section 3.04,
     Section 3.25 or Section 6.03 hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

          (x) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (x) only to the extent that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

          (xi) to pay the Servicer any unpaid Servicing Fees for any Mortgage Loan upon such Mortgage Loan being charged off and upon termination of the obligations of the Servicer;

          (xii) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be or incorrectly deposited therein or amounts previously deposited but returned as unpaid due to insufficient funds or other denial by the related Mortgagor's banking institution; and

          (xiii) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

     In addition, the Servicer will use commercially reasonable efforts to cause to be withdrawn from the Collection Account no later than 2:30 p.m. ET, but in any case no later than 4:00 p.m. ET on the Servicer Remittance Date, the Interest Funds and the Principal Funds (for this purpose only, neither Interest Funds nor Principal Funds shall include a deduction for any amount reimbursable to the Trustee unless such amounts have actually been reimbursed from such funds at the discretion of the Servicer), to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however, if the Trustee does not receive such Interest Funds and Principal Funds on the Servicer Remittance Date, the Servicer shall pay, out of its own funds, interest on such amount at a rate equal to the "prime rate" as published by The Wall Street Journal at such time for each date or part thereof.

     The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

     The Servicer shall provide written notification to the Trustee on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (vii) above.

     Unless otherwise specified, any amounts reimbursable to the Servicer or the Trustee from amounts on deposit in the Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

          (b) The Trustee shall withdraw funds from the Certificate Account for distribution to the Certificateholders and the Class A Certificate Insurer in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, prior to making such distributions to the Certificateholders and the Class A Certificate Insurer, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein;

          (ii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee or the Servicer in connection with any such termination);

          (iii) to pay to the Trustee for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 2.01, 3.04, 6.03, 8.05 and 8.06 hereof; and

          (iv) to pay to the Trustee earnings on or investment income with respect to funds in or credited to the Certificate Account.

     SECTION 3.09. [RESERVED]

     SECTION 3.10. [RESERVED]

     SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law; provided, further, that the Servicer shall not take any action in relation to the enforcement of any "due-on-sale" clause that would adversely affect or jeopardize coverage under any Required Insurance Policy. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such

Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, the Servicer shall not be required to enforce any "due-on-sale" clause in accordance with Accepted Servicing Practices if, in the reasonable judgment of the Servicer, not entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders and the Class A Certificate Insurer. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates), which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any transfer or assumption which the Servicer reasonably believes, in accordance with Accepted Servicing Practices, it is restricted by law from preventing.

     SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Special Loss Mitigation

     (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property and, if applicable, as a Non-Recoverable Servicing Advance, as contemplated in
Section 3.08 hereof.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee, on behalf of the Certificateholders and the Class A Certificate Insurer, or its nominee (which nominee shall not be the Servicer). Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer or an Affiliate thereof may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

     In the event that the Issuing Entity acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Issuing Entity or, at the expense of the Issuing Entity, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than sixty (60) days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee, the Class A Certificate Insurer and the NIMs Insurer shall have been supplied with an Opinion of Counsel addressed to the Trustee (such Opinion of Counsel not to be an expense of the Trustee, the Class A Certificate Insurer or the NIMs Insurer), to the effect that the holding by the Issuing Entity of such Mortgaged Property subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Issuing Entity or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Issuing Entity may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Issuing Entity shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Issuing Entity in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Issuing Entity or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trustee and the Issuing Entity with respect to the imposition of any such taxes. The Servicer shall have no liability for any losses resulting from a foreclosure on a second lien Mortgage Loan in connection with the foreclosure of the related first lien mortgage loan that is not a Mortgage Loan if the Servicer does not receive notice of such foreclosure action.

     The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

     Notwithstanding the foregoing provisions of this Section 3.12 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the assistant vice president for foreclosures or the vice president of default management of the Servicer has actual knowledge (which shall not be presumed due to any documents received by the Servicer) of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Issuing Entity or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer believes (and unless the Class A Certificate Insurer consents in writing), based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

     (1) such Mortgaged Property is in material compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

     (2) it is probable that there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which additional investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property.

     The Servicer shall forward a copy of the environmental audit report to the Depositor and the Trustee. The cost of the environmental audit report contemplated by this Section 3.12 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     If the Servicer determines, as described above, that it is in the best economic interest of the Issuing Entity to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer may take such action as it deems to be in the best economic interest of the Issuing Entity; provided that any amounts disbursed by the Servicer pursuant to this Section 3.12 shall constitute Advances. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. If the Servicer decides not to take such action, it may not obtain title to such Mortgaged Property.

     The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

     The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds, will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vii) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; fourth, as a recovery of principal of the Mortgage Loan; and fifth, to any prepayment charges.

     The proceeds of any net income from an REO Property will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vii) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, as a recovery of principal; and fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed.

     (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

     (c) [Reserved].

     (d) With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide, in its reasonable business judgment, whether to (i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 3.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (provided that the Servicer has determined that no net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property), (iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan or refinancing, or (vi) agree to a modification of such Mortgage Loan. As to any Mortgage Loan that becomes 120 days delinquent, the Servicer may obtain a broker's price opinion, the cost of which will be reimbursable as a Servicing Advance. After obtaining the broker's price opinion, the Servicer will determine, in its reasonable business judgment, whether a net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgage Property. If the Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to future Servicing Fees (except as provided below) with respect to such Mortgage Loan, and the Mortgage Loan will be treated as a Liquidated Mortgage Loan. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on a Mortgage Loan that becomes 180 days delinquent, the Servicer will continue to be entitled to Servicing Fees, the Servicer need not charge off such Mortgage Loan and may continue making Advances, and the Servicer will be required to notify the Trustee and the Class A Certificate Insurer of such decision.

     (e) Any Mortgage Loan that is charged off, pursuant to (d) above, may continue to be serviced by the Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The Servicer and the Class A Certificate Insurer will be entitled to Servicing Fees and reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, only to the extent of funds available from any recoveries on any such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as Subsequent Recoveries and serviced pursuant to Section 3.05(d) herein.

     SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its custodian by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of a copy of such request, the Trustee or its custodian shall promptly release the related Mortgage File to the Servicer, the cost of which may be charged to the Servicer by the Trustee, and the Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the Servicer, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations
Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its custodian shall, upon delivery to the Trustee or its custodian of a Request for Release in the form of Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer, and the cost of delivery of the Mortgage File may be charged to the Servicer by the Trustee. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

     Each Request for Release may be delivered to the Trustee or its custodian
(i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its custodian shall mutually agree. The Trustee or its custodian shall release the related Mortgage File(s) within four Business Days of receipt of a properly completed Request for Release pursuant to clauses
(i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its custodian to release such Mortgage Files, provided the Trustee or its custodian has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its custodian complies with its duties and obligations under this Agreement. If the Trustee or its custodian is unable to release the Mortgage Files within the period previously specified, the Trustee or its custodian shall immediately notify the Servicer indicating the reason for such delay. The Servicer shall not pay penalties or damages due to the Trustee's or its designee's negligent failure to release the related Mortgage File or the Trustee's or its designee's negligent failure to execute and release documents in a timely manner, and such amounts shall be Servicer Advances.

     On each day that the Servicer remits to the Trustee or its custodian Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its custodian a summary of the total number of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii) above.

     If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer may deliver or cause to be delivered to the Trustee for signature, or on behalf of the Trustee execute, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee to be returned to the Trustee promptly after possession thereof shall have been released by the Trustee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

     The Servicer shall not have any liability for and shall be excused from the performance of the Agreement to the extent the Servicer is unable to perform due to the Trustee's or the Custodian's failure to release the related Mortgage File or the Trustee's or the Custodian's failure to execute and release documents in a timely manner.

     SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

     All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     SECTION 3.15. Servicing Compensation

     As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment or recovery of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

     Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property), bad check charges, modification fees and similar fees and charges payable by the Mortgagor, Prepayment Interest Excess, all income and gain net of any losses realized from Permitted Investments in the Collection Account, and any other benefits arising from the Collection Account and the Escrow Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account and the Escrow Account pursuant to Sections 3.05, 3.06 or 3.12(a) hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Trustee be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

     SECTION 3.16. Access to Certain Documentation

     The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, as applicable, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. The Servicer shall provide to the Trustee access to its records regarding the Mortgage Loans upon reasonable prior notice and during regular business hours.

     SECTION 3.17. Annual Statement as to Compliance

     Not later than (a) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the

Servicer shall deliver to the Trustee, the Depositor and the Class A Certificate Insurer, an Officer's Certificate in the form attached hereto as Exhibit U stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. With respect to any Subservicer that meets the criteria of Item 1108(a)(2)(i) through
(iii) of Regulation AB, the Servicer shall deliver, on behalf of that Subservicer, the Officer's Certificate set forth in this Section 3.17 as and when required with respect to such Subservicer.

     SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements

          (a) Not later than (i) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall deliver to the Trustee, the Depositor and the Class A Certificate Insurer, an officer's assessment of its compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and
Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall be substantially in the form of Exhibit R hereto.

          (b) Not later than (i) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall cause a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to any Servicer, the Sponsor or any Affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to be provided to the Trustee, the Depositor and the Class A Certificate Insurer, that attests to and reports on the Assessment of Compliance provided by such Servicer pursuant to Section 3.18(a) (the "Accountant's Attestation"). Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

          (c) The Servicer shall deliver on behalf of any Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Servicer and the Trustee in writing that such compliance statement is not required by Regulation AB) not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, to the Trustee, the Depositor and the Class A Certificate Insurer, an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit R hereto. The Servicer shall deliver on behalf of any Subservicer (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, by April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day) to the Trustee, the Depositor and the Class A Certificate Insurer, an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit R hereto.

          (d) Not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer shall cause each Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Trustee and Servicer in writing that such compliance statement is not required by Regulation AB) to provide for delivery to the Trustee, the Depositor and the Class A Certificate Insurer, an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above. Other than the calendar year during which the Closing Date occurs, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, not later than April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall cause each Subservicer to provide for delivery to the Trustee, the Depositor and the Class A Certificate Insurer, an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above.

          (e) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor and the Servicer, and make available to the Class A Certificate Insurer, an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trustee during the preceding calendar year.

          (f) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor and the Servicer, and make available to the Class A Certificate Insurer, an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(e) above.

          (g) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen (15) calendar days before the date on which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each custodian, if any, to deliver to the Depositor, the Servicer, the Trustee and the Class A Certificate Insurer, an Assessment of Compliance with regard to the Servicing Criteria applicable to such custodian during the preceding calendar year.

          (h) Not later than March 12, (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), of any calendar year (other than the calendar year during which the Closing Date occurs) during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor shall cause each custodian, if any, to deliver to the Depositor, the Servicer, the Trustee and the Class A Certificate Insurer, an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(g) above.

          (i) [Reserved].

          (j) [Reserved].

          (k) The Trustee agrees to require any custodian appointed by it to indemnify and hold harmless the Trustee, the Depositor and the Servicer and each Person, if any, who "controls" the Trustee, the Depositor or the Servicer within the meaning of the Securities Act and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on
(i) the failure of the custodian, if any, to deliver when required any information required of it pursuant to Section 3.18 or 3.20 or (ii) any material misstatement or omission contained in any information provided on its behalf pursuant to Section 3.18 or 3.20.

          (l) Any statement, report and information, including the Assessments of Compliance and Accountant's Attestations, delivered to the Trustee pursuant to Sections 3.17 or 3.18 shall be delivered in Edgar-compatible form (which may be Word or Excel documents easily convertible to Edgar format) or in such other form as agreed upon by the Trustee and the party delivering such statement, report or other information. Copies of such Assessments of Compliance and Accountant's Attestations shall be available on the Trustee's website www.etrustee.net to any Certificateholder, provided such statement is delivered to the Trustee. The initial Assessments of Compliance and Accountant's Attestations required pursuant to this Section 3.18 shall be delivered to the Trustee, and the Depositor, as applicable, by each party no later than March 12, 2008.

          (m) Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.18 is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested. Any such supplementation or modification shall be made in accordance with Section 10.01 without the consent of the Certificateholders but with the consent of the Class A

Certificate Insurer (which consent shall not be unreasonably withheld), and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act.

     SECTION 3.19. Subordination of Liens.

     In connection with any governmental program under which a Mortgagor may obtain a benefit in the event the related Mortgaged Property is subject to a disaster provided that the Mortgagor files a covenant or other lien against the Mortgaged Property and is required to obtain the subordination thereto of the Mortgage, the Servicer may cause such subordination to be executed and filed provided that either (i) the related Mortgage Loan is in default or, in the Servicer's best judgment, default with respect to such Mortgage Loan is imminent or (ii) such subordination and participation in such governmental program will not result in a change in payment expectations with respect to such Mortgage Loan. For purposes of the preceding sentence, a change in payment expectations occurs if, as a result of such subordination and participation in such governmental program, (1) there is a substantial enhancement of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was primarily speculative prior to such subordination and participation in such governmental program and is adequate after such subordination and participation in such governmental program or (2) there is a substantial impairment of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was adequate prior to such subordination and participation in such governmental program and is primarily speculative after such subordination and participation in such governmental program. The preceding sentence and clause (ii) of the second preceding sentence are intended to comply with Treasury Regulations Section 1.1001-3(e)(4) and shall be interpreted in accordance therewith.

     SECTION 3.20. Periodic Filings

     As set forth on Schedule X hereto, for so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of an event requiring disclosure on Form 8K (a "reportable event") (i) the Depositor, the Sponsor or the Servicer shall have timely notified the Trustee of an item reportable on a Form 8-K (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice), (ii) shall have delivered to the Trustee, all information, data, and exhibits required to be provided or filed with such Form 8-K in a Word format (or other Edgar-compatible form) agreed upon by the Trustee and Depositor, Sponsor or Servicer and (iii) the Depositor or the Trustee, to the extent the reportable item pertains to such party, shall notify the Servicer thereof by telephone. The Trustee shall not be responsible for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such information is specific to the Trustee, in which case the Trustee will be responsible for consulting with the Depositor or Servicer in making such a determination) or what events shall cause a Form 8-K to be required to be filed (unless such event is specific to the Trustee, in which case the Trustee will be responsible for consulting with the Depositor or Servicer before causing such Form 8-K to be filed) and shall not be liable for any late filing of a Form 8-K in the event that it does not receive all information, data and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline and with respect to signatures, by noon, New York City time, on the fourth Business Day after the reportable event. After preparing the Form 8-K on behalf of the Depositor, the Trustee shall, if required, forward electronically a draft copy of the Form 8-K to the Depositor and the Servicer for review. No later than one and one-half Business Days after receiving a final copy of the Form 8-K from the Trustee, unless the Servicer has received from the Depositor a notice to the contrary, a duly authorized representative of the Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 8-K; provided that the Depositor has notified the Trustee that it approves of the form and substance of such Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in this Agreement. After filing with the Commission, the Trustee will, pursuant to this Agreement, make available on its internet website a final executed copy of each Form 8-K. The Trustee will have no obligation to prepare, execute or file such Form 8-K or any liability with respect to any failure to properly prepare, execute or file such Form 8-K resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 8-K within the time frames required by this paragraph, not resulting from its own negligence, bad faith or willful misconduct.

     Within fifteen (15) days after each Distribution Date, the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto. Any other information provided to the Trustee by the Servicer or Depositor to be included in Form 10-D shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any additional information on Form 10-D ("Additional Form 10-D Disclosure") as set forth in the next paragraph.

     As set forth in Schedule Y hereto, within five (5) calendar days after the related Distribution Date (i) the parties hereto, as applicable, will be required to provide to the Depositor and the Servicer, to the extent known to such party, any Additional Form 10-D Disclosure (including any breaches of pool asset representations and warranties or transaction covenants of which the party has written notice and which has not been included on the monthly distribution report for the period), if applicable, and (ii) the Depositor, to the extent it deems necessary, forward to the Trustee in EDGAR-compatible form (or such other word processing format that is EDGAR-compatible) (with a copy to the Servicer), or in such other form as otherwise agreed upon by the Trustee and the Depositor, the form and substance of the Additional Form 10-D Disclosure by the eighth
(8th) calendar day after the related Distribution Date. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     After preparing the Form 10-D at the direction of the Depositor, the Trustee will forward electronically a draft copy of the Form 10-D to the Depositor and the Servicer for review by the 9th calendar day after the Distribution Date. No later than two (2) Business Days after receipt of a final copy after the related Distribution Date, unless the Servicer receives a notice from the Trustee as described below or a notice from the Depositor that it has discovered a material deficiency or irregularity with respect to such Form 10-D, a duly authorized representative of the Servicer shall sign the Form 10-D and return an electronic or fax copy of such Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-D within two business days. Unless the Servicer shall have received notice from the Trustee to the contrary, the Trustee will be deemed to have represented to the Servicer that the monthly statement has been properly prepared by the Trustee and the Servicer may rely upon the accuracy thereof in it execution of the Form 10-D. If a Form 10-D cannot be filed on time (because of notice from the Trustee per the previous sentence or otherwise) or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in this Agreement. After filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. The Trustee will have no liability with respect to any failure to properly prepare, execute or file such Form 10-D resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

     Prior to March 30, 2008 (and, if applicable, prior to the ninetieth (90th) calendar day after the end of the fiscal year for the Issuing Entity), the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10 -K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer and each Subservicer, as described in Section 3.17 of the Agreement, (ii)(A) the annual reports on Assessment of Compliance with Servicing Criteria for each Servicer, Subservicer and Subcontractor (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 3.18 of the Agreement, and (B) if any Reporting Servicer's report on Assessment of Compliance with Servicing Criteria described in Section 3.18 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any report on assessment of compliance with servicing criteria described in Section 3.18 of the Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included,
(iii)(A) the registered public accounting firm attestation report for the Servicer and each Subservicer, as described in Section 3.18 of the Agreement, and (B) if any registered public accounting firm attestation report described in the Section 3.18 of the Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit T, executed by the senior officer in charge of securitizations of the Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

     As set forth in Schedule Z hereto, no later than March 12 of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in 2008, (i) certain parties to the transaction shall be required to provide to the Depositor and the Servicer, to the extent known, any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor shall, to the extent it deems necessary, forward to the Trustee in EDGAR-compatible form (or such other word processing format that is EDGAR-compatible), or in such other form as otherwise agreed upon by the Trustee and the Depositor, the form and substance of the Additional Form 10-K Disclosure by March 15. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor and the Servicer for review. Upon the request of the Servicer, the Depositor shall confirm that it has reviewed the Form 10-K, that it has been properly prepared and that the Servicer may rely on the accuracy thereof (other than with respect to any portion of the Form 10-K or any exhibit thereto provided by the Servicer (other than any portion thereof with respect to which the Servicer has relied on the Trustee)). No later than 5:00 p.m. ET on the 3rd Business Day following receipt of a final copy of the Form 10-K and if requested, the above-described confirmation from the Depositor, a senior officer of the Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-K by March 30th. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in the Agreement. After filing with the Commission, the Trustee will, pursuant to the Agreement, make available on its internet website a final executed copy of each Form 10-K. The Trustee shall have no liability with respect to any failure to properly prepare, execute or file such Form 10-K resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis.

     Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") which shall be in the form attached hereto as Exhibit T. The Servicer will cause its senior officer in charge of securitization to execute the Sarbanes-Oxley Certification required pursuant to Rule 13a -14 under the Securities Exchange Act of 1934, as amended, and to deliver the original executed Sarbanes-Oxley Certification to the Trustee by March 12 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act. In connection therewith, each of the Trustee and the Servicer shall sign a certification (in the form attached hereto as Exhibit K and Exhibit L, respectively) for the benefit of the Servicer and its officers, directors and Affiliates regarding certain aspects of the Sarbanes-Oxley Certification. To the extent any information or exhibits required to be included in the Form 10 -K are not timely received by the Trustee prior to March 30, the Trustee shall, on behalf of the Trust, file a Form 12B-25 and one or more amended Form 10-Ks, to the extent such amendments are accepted pursuant to the Exchange Act, to include such missing information or exhibits promptly after receipt thereof by the Trustee.

     On or before January 30, 2008, the Trustee shall, if legally permissible under applicable regulations and interpretations of the Commission, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via EDGAR a Form 15 Suspension Notification with respect to the Issuing Entity, if applicable.

     The Servicer agrees to furnish to the Trustee promptly, from time to time upon request, such further information, reports, and financial statements (each in Edgar-compatible format) within its control related to this Agreement and the Mortgage Loans as is reasonably necessary to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items with the Commission other than those specified in this section and the Servicer shall execute any and all Form 8-Ks, Form 10-Ds and Form 10-Ks required hereunder.

     The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format).

     If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.20, to be conducted differently than as described, the Depositor, the Servicer, and the Trustee will reasonably cooperate to amend the provisions of this Section 3.20 in order to comply with such amended reporting requirements and such amendment of this Section 3.20. Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders but with the consent of the Class A Certificate Insurer (which consent shall not be unreasonably withheld), and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity


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

under the Exchange Act. Notwithstanding the foregoing, the Depositor, the Servicer, and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 3.20 that adversely affects its obligations and immunities under this Agreement.

     The Depositor, the Servicer and the Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.20.

     SECTION 3.21. Indemnification by Trustee

     The Trustee shall indemnify and hold harmless the Depositor, the Servicer and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Trustee is responsible for providing information or calculating amounts included in such information), the failure of the Trustee to deliver when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to
Section 3.18, or any material misstatement or omission contained in any Assessment of Compliance or Accountant's Attestation provided on its behalf pursuant to Section 3.18, or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Trustee agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Trustee on the one hand and of the indemnified parties on the other.

     SECTION 3.22. Indemnification by Servicer

     The Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.17, 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Servicer is responsible for providing information or calculating amounts included in such information), the failure of such Servicer or any related Sub-Servicer or Subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to Section 3.18 or Annual Statement of Compliance required pursuant to Section 3.17, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement as to Compliance provided on its behalf pursuant to Section 3.18 or 3.17, as applicable, or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Servicer agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Servicer on the one hand and the indemnified parties on the other.

     Notwithstanding the foregoing, the Servicer shall be entitled to rely conclusively on the accuracy of the information or data provided to the Servicer in the respective Assessment of Compliance regarding the Servicing Criteria applicable to the Trustee under Sections 3.18(e) and 3.18(f) or the Depositor under

Sections 3.18(g) and 3.18(h) in connection with the Servicer's document preparation under Sections 3.17, 3.18 and 3.20, and the Servicer shall be entitled to rely conclusively upon and shall have no liability for any errors in such information.

     SECTION 3.23. Prepayment Charge Reporting Requirements

     Promptly before or after each Distribution Date, the Servicer shall provide to the Depositor and the Trustee the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

          (i) loan number;

          (ii) current Mortgage Rate;

          (iii) current principal balance;

          (iv) original principal balance;

          (v) Prepayment Charge amount due; and

          (vi) Prepayment Charge amount collected.

     SECTION 3.24. Information to the Trustee

     Two Business Days after the 15th day of each month, but not later than the 18th day of each month, the Servicer shall furnish to the Trustee in electronic format (1) the Remittance Report pursuant to Section 4.04(j) and (ii) a delinquency report in the form attached hereto as Exhibit V for the period ending on the last Business Day of the preceding month (and with respect to prepayments in full, for the period ending on the 14th day of the month in which such report is to be furnished); provided, however, that in the event the 18th day is not a Business Day, the aforementioned reports shall be furnished by the Servicer to the Trustee on the next Business Day; and provided, further, that in the event there are three non-Business Days preceding the 18th day, the Servicer will (a) furnish to the Trustee, on or before the 18th day of the month, the aforementioned reports, which will not include information arising from the related Prepayment Period, and (b) furnish to the Trustee, by 3:00 P.M., ET on the next succeeding Business Day after the 18th day, a cumulative version of the aforementioned reports which includes such information arising from the related Prepayment Period.

     SECTION 3.25. Indemnification

     The Servicer shall indemnify the Sponsor, the Issuing Entity, the Trustee (in its individual capacity and in its capacity as trustee), the Depositor, the Class A Certificate Insurer and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement by reason of negligence, willful misfeasance or bad faith in the performance of its duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer immediately shall notify the Sponsor, the Trustee, the Depositor and the Class A Certificate Insurer or any other


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

relevant party if a claim is made by a third party with respect to such party and this Agreement or the Mortgage Loans and, if subject to this indemnification obligation, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any reasonable written instructions received from the Trustee in connection with such claim, it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims, and the Servicer will not have any liability for following such instructions. The Servicer shall provide the Depositor and the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25(a), and the Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     SECTION 3.26. Solicitation

     The Servicer may solicit or refer to a mortgage originator, who may or may not be an affiliate of the Depositor or the Servicer, any Mortgagor for refinancing or otherwise take action to encourage refinancing.

     SECTION 3.27. High Cost Mortgage Loans

     In the event that the Servicer reasonably determines that a Mortgage Loan may be a "high cost mortgage loan", "high cost home", "covered", "high cost", "high risk home", "predatory" or similarly classified loan under any applicable state, federal or local law, the Servicer may notify the Depositor, the related Seller and the Trustee thereof; the Servicer may terminate its servicing thereof; and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders and the Class A Certificate Insurer in such Mortgage Loan and the related Seller will repurchase the Mortgage Loan within a 30 day period from the date of the notice in the manner described in Section 2.03.

     SECTION 3.28. Rights of the NIMs Insurer

     Each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as NIM Notes have been issued pursuant to the Indenture remain outstanding that are insured by a NIMs Insurer or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such NIM notes.

                                   ARTICLE IV

                                  DISTRIBUTIONS

     SECTION 4.01. Advances

          (a) Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. The Servicer shall use commercially reasonable efforts to remit each such Advance no later than 2:30 p.m. ET, but in any case no later than 4:00 p.m. ET, on the Servicer Remittance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders and the Class A Certificate Insurer, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the NIMs Insurer, the Class A Certificate Insurer and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

     In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and
(ii) transfer such funds from the Collection Account to the Certificate Account. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Remittance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of
(i) such Mortgage Loan is paid in full, (ii) the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Issuing Entity pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 4.01, (iii) the Servicer determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance as provided in the preceding paragraph or (iv) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

          (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by the Servicer (including for the avoidance of doubt, the Trustee as successor servicer) if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by the Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Depositor and the Trustee. In addition, the Servicer shall not be required to advance any Relief Act Shortfalls.

          (c) Notwithstanding the foregoing, the Servicer shall not be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days delinquent. The Servicer shall identify such delinquent Mortgage Loans in the Servicer Statement referenced in Section 3.24. In


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

addition, the Servicer shall provide the Trustee with an Officer's Certificate listing such delinquent Mortgage Loans and certifying that such loans are 150 days or more delinquent.

     SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls

     In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Remittance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided that the amount so deposited shall not exceed the Compensating Interest for such Distribution Date. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Issuing Entity or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls related to the Relief Act or bankruptcy proceedings and the Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls related to the Relief Act or bankruptcy proceedings.

     SECTION 4.03. Distributions on the REMIC Interests

     On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

     SECTION 4.04. Distributions

          (a) [Reserved].

          (b) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions from funds then available in the Certificate Account, of an amount equal to the Interest Funds, in the following order of priority:

          (i) to the Class P Certificates, an amount equal to any Prepayment Charges received with respect to the Mortgage Loans and all amounts paid by the Servicer, the Sponsor or FFFC in respect of Prepayment Charges pursuant to this Agreement, and all amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in the FFFC Purchase Agreement or the MLML Purchase Agreement for the related Prepayment Period;

          (ii) to the Class A Certificate Insurer, the Class A Certificate Guarantee Insurance Policy Premium;

          (iii) concurrently, to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each Class of the Class A Certificates based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A and Class R Certificates in the aggregate;

          (iv) to the Class A Certificate Insurer, any Reimbursement Amounts (as such term is defined in the Insurance Agreement) for claims paid under the Class A Certificate Guaranty Insurance Policy;

          (v) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (vi) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (vii) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (viii) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (ix) to the Class B-1 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such Class;

          (x) to the Class B-2 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such Class;

          (xi) to the Class B-3 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such Class;

          (xii) to the Class B-4 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such Class;

          (xiii) any remainder pursuant to Section 4.04(f) hereof.

     On each Distribution Date, subject to the proviso in (iii) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such Class of Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied to if necessary, to the Class or Classes of Certificates that are not related to such group of Mortgage Loans.

          (c) [Reserved].

          (d) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

          (i) to the Class A Certificates, the Class A Principal Distribution Amount shall be distributed as follows:

               (1) the Group One Principal Distribution Amount will be distributed sequentially to the Class R and Class A-1 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

               (2) the Group Two Principal Distribution Amount will be distributed as follows: (i) sequentially, to the Class A-2A Certificates until the Certificate Principal Balance of such class has been reduced to zero, then to the Class A-2B Certificates until the Certificate Principal Balance of such class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A and Class A-2B Certificates are required to be allocated pro rata, among such classes, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;;

          (ii) to the Class A Certificate Insurer, any amounts remaining after distributions pursuant to Section 4.04(b)(iv) above and any other amounts owed to the Class A Certificate Insurer pursuant to this Agreement and the Insurance Agreement;

          (iii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

          (iv) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

          (v) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

          (vi) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

          (vii) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

          (viii) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

          (ix) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

          (x) to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount; and

          (xi) any remainder pursuant to Section 4.04(f) hereof.

          (e) [Reserved].

          (f) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(xiii) and (d)(xi) hereof and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

          (i) to the Class A Certificates, any funds owed, in the same manner and in the same order of priority, as set forth in accordance with Section 4.04(b)(iii), to the extent not paid pursuant to Section 4.04(b)(iii);

          (ii) to the Class M-1 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(v), to the extent not paid pursuant to
     Section 4.04(b)(v);

          (iii) to the Class M-2 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(vi), to the extent not paid pursuant to
     Section 4.04(b)(vi);

          (iv) to the Class M-3 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(vii), to the extent not paid pursuant to
     Section 4.04(b)(vii);

          (v) to the Class M-4 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(viii), to the extent not paid pursuant to
     Section 4.04(b)(viii);

          (vi) to the Class B-1 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(ix), to the extent not paid pursuant to
     Section 4.04(b)(ix);

          (vii) to the Class B-2 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(x), to the extent not paid pursuant to
     Section 4.04(b)(x);

          (viii) to the Class B-3 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(xi), to the extent not paid pursuant to
     Section 4.04(b)(xi);

          (ix) to the Class B-4 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(xii), to the extent not paid pursuant to
     Section 4.04(b)(xii);

          (x) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

          (xi) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (xii) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (xiii) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (xiv) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

          (xv) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (xvi) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (xvii) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (xviii) to the Class B-4 Certificates, any Unpaid Realized Loss Amount for such class; and

          (xix) the remainder pursuant to Section 4.04(g) hereof.

          (g) on each Distribution Date, the Trustee shall allocate the remainders pursuant to Section 4.04(f)(xix) as follows:

          (i) to the Class C Certificates in the following order of priority,
     (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and
     (IV) the Class C Unpaid Realized Loss Amount; and

          (ii) the remainder pursuant to Section 4.04(h) hereof.

          (h) On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(g)(ii) hereof (i) to the Trustee to reimburse amounts or pay indemnification amounts owing to the Trustee from the Issuing Entity pursuant to Section 8.06 and (ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

          (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinate Certificates in the following order of priority:

          (i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

          (ii) to the Class B-4 Certificates until the Class B-4 Certificate Principal Balance is reduced to zero;

          (iii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

          (iv) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

          (v) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

          (vi) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

          (vii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

          (viii) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

          (ix) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

          (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

     In accordance with this Agreement, the Servicer shall prepare and deliver an electronic report (the "Remittance Report") to the Trustee (or by such other means as the Servicer and the Trustee may agree from time to time) containing such data and information as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Trustee will prepare the Monthly Report based solely upon the information received from the Servicer.

     SECTION 4.05. Monthly Statements to Certificateholders

          (a) Not later than each Distribution Date, the Trustee shall prepare and make available on its website located at www.etrustee.net to each Holder of a Class of Certificates of the Issuing Entity, the Servicer, the Trustee, the Rating Agencies, the Depositor and the Class A Certificate Insurer a statement setting forth for the Certificates the following information; provided, however, that with respect to any calendar year during which an annual report on Form 10-K is not required to be filed with the Commission on behalf of the Issuing Entity, the information set forth in Items (xxiv) through (xxxii) below are not required to be included in such statement during any calendar year:

          (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

          (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

          (iii) any interest Carryforward Amount for each Class of the Class A, Class M and Class B Certificates;

          (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

          (v) the Pool Stated Principal Balance for such Distribution Date;

          (vi) the amount of the Servicing Fee paid to or retained by the Servicer and any amounts constituting reimbursement or indemnification of the Servicer or Trustee;

          (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

          (viii) the amount of Advances included in the distribution on such Distribution Date or reimbursed during the period;

          (ix) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (x) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xi) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days,
     (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans, in accordance with the OTS methodology for reporting delinquencies;

          (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xiii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xiv) the aggregate Stated Principal Balance of all loans that became Liquidated Loans as of such Distribution Date calculated as of the preceding Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xv) whether a Stepdown Trigger Event has occurred and is in effect;

          (xvi) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

          (xvii) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Prepayment Period and since the Cut-off Date;

          (xviii) the number of Mortgage Loans prepaid in full for which Prepayment Charges were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date, and for partial Principal Prepayments, the amount received during the preceding calendar month;

          (xix) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(viii);

          (xx) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest";

          (xxi) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Relief Act or similar state laws, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

          (xxii) with respect to each Class of Certificates, the amount of any Non-Supported Interest Shortfalls on such Distribution Date;

          (xxiii) the number and amount of pool assets at the beginning and ending of each period, and updated pool composition information;

          (xxiv) any material changes to methodology regarding calculations of delinquencies and charge-offs;

          (xxv) information on the amount of Servicing Advances made or reimbursed during the period;

          (xxvi) any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

          (xxvii) material breaches of pool asset representations or warranties or transaction covenants;

          (xxviii) information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met; and

          (xxix) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

          (b) The Trustee will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and any other interested parties via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "www.etrustee.net". Assistance in using the website can be obtained by calling the Trustee at (312) 992-4855. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     The foregoing information and reports shall be prepared and determined by the Trustee based on Mortgage Loan data and other information provided to the Trustee by the Servicer or any other third party required to deliver information hereunder. In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data provided to the Trustee by the Servicer or any other third party required to deliver information and shall have no liability for any errors in any such information.

     As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

          (c) If so requested in writing within a reasonable period of time after the end of each calendar year, the Trustee shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, the NIMs Insurer (upon request) and the Class A Certificate Insurer, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

          (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificate each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters:

          (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

          (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

          (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

          (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

          (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

          (vi) The amount and timing of any non-interest expenses of the REMICs; and

          (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

     The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

     SECTION 4.06. Class A Certificate Guaranty Insurance Policy Matters

          (a) As soon as possible, and in no event later than 11:00 a.m. New York time, on the second Business Day immediately preceding each Distribution Date, the Trustee shall determine the amount of funds available for distribution pursuant to Section 4.04 hereof for such Distribution Date.

          (b) If for any Distribution Date, the Trustee determines that there will be a Deficiency Amount (as defined in the Class A Certificate Guaranty Insurance Policy) with respect to such Distribution Date, the Trustee shall determine the amount of any such Deficiency Amount and shall give Notice (as defined in the Class A Certificate Guaranty Insurance Policy)to the Class A Certificate Insurer and the Fiscal Agent (as defined in the Class A Certificate Guaranty Insurance Policy), if any, by 12:00 noon, New York City time, on such second Business Day.

          (c) The Trustee shall receive as attorney-in-fact of each Holder of a Class A Certificate any Insured Payments from the Class A Certificate Insurer and disburse the same to each Holder of a Class A Certificate as applicable, in accordance with the provisions of this Section 4.06. Insured Payments disbursed by the Trustee from proceeds of the Class A Certificate Guaranty Insurance Policy shall not (other than for purposes of the REMIC provisions) be considered payment by the Issuing Entity nor shall such payments discharge the obligation of the Issuing Entity with respect to such Class A Certificates, and the Class A Certificate Insurer shall become the owner of such unpaid amounts due from the Issuing Entity in respect of such regular payment(s) as the deemed assignee of such Holder. In addition, the Class A Certificate Insurer shall be entitled to receive the Reimbursement Amounts (as such term is defined in the Insurance Agreement) pursuant to Section 4.04. The Trustee hereby agrees on behalf of each Holder of a Class A Certificate for the benefit of the Class A Certificate Insurer that it recognizes that to the extent that the Class A Certificate Insurer makes a distribution, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Class A Certificate Insurer will be entitled to receive the Reimbursement Amounts pursuant to
Section 4.04.

          (d) In the event the Trustee receives a certified copy of an order of the appropriate court that any payment of principal or interest on a Class A Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall (i) promptly notify the Class A Certificate Insurer and (ii) comply with the provisions of the Class A Certificate Guaranty Insurance Policy to obtain payment by the Class A Certificate Insurer of such voided payment. In addition, the Trustee shall mail notice to all Holders of the Class A Certificates so affected that, in the event that any such Holder's scheduled payment is so recovered by order of a bankruptcy court, such Holder will be entitled to payment pursuant to the terms of the Class A Certificate Guaranty Insurance Policy, a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to the Class A Certificate Insurer and the Fiscal Agent, if any, its records listing the payments on the affected Class A Certificates, if any, that have been made by the Trustee and subsequently recovered by order of a bankruptcy court from the affected Holders, and the dates on which such payments were made by the Trustee.

          (e) At the time of the execution hereof, and for the purposes hereof, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of Holders of the Class A Certificates and the Class A Certificate Insurer (the "Certificate Insurer Account") over which the Trustee shall have exclusive control and sole right of withdrawal. The Certificate Insurer Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Class A Certificate Guaranty Insurance Policy into the Certificate Insurer Account and distribute such amount only for the purposes of making the payments to Holders of the Class A Certificates in respect of the regular payment for which the related claim was made under the Class A Certificate Guaranty Insurance Policy. Such amounts shall be allocated by the Trustee to Holders of Class A Certificates affected by such shortfalls in the same manner as principal and interest payments are to be allocated with respect to such Certificates pursuant to Section 4.04. It shall not be necessary for such payments to be made by checks or wire transfers separated from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Certificate Account. However, any payments made on the Class A Certificates from funds in the Certificate Insurer Account shall be noted as provided in subsection (g) below. Funds held in the Certificate Insurer Account shall not be invested by the Trustee.

          (f) Any funds received from the Class A Certificate Insurer for deposit into the Certificate Insurer Account pursuant to the Class A Certificate Guaranty Insurance Policy in respect of a Distribution Date or otherwise as a result of any claim under the Class A Certificate Guaranty Insurance Policy shall be applied by the Trustee, directly to the payment in full (i) of the regular payments due on such Distribution Date on the Class A Certificates, or
(ii) of other amounts payable under the Class A Certificate Guaranty Insurance Policy. Funds received by the Trustee, as a result of any claim under the Class A Certificate Guaranty Insurance Policy shall be used solely for payment to the Holders of the Class A Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee, Servicer or the Issuing Entity. Any funds remaining in the Certificate Insurer Account on the first Business Day after each Distribution Date shall be remitted promptly to the Class A Certificate Insurer pursuant to the written instruction of the Class A Certificate Insurer.

          (g) The Trustee, shall keep complete and accurate records in respect of (i) all funds remitted to it by the Class A Certificate Insurer and deposited into the Certificate Insurer Account and (ii) the allocation of such funds to payments of interest on and principal in respect of any Class A Certificates. The Class A Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days' prior notice to the Trustee.

          (h) The Trustee acknowledges, and each Holder of a Class A Certificate by its acceptance of the Class A Certificate agrees, that, without the need for any further action on the part of the Class A Certificate Insurer or the Trustee, to the extent the Class A Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates, the Class A Certificate Insurer will be fully subrogated to the rights of the Holders of such Class A Certificates to receive such principal and interest from the Issuing Entity. The Holders of the Class A Certificates, by acceptance of the Class A Certificates, assign their rights as Holders of the Class A Certificates, as applicable, to the extent of the Class A Certificate Insurer's interest with respect to amounts paid under the Class A Certificate Guaranty Insurance Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining the Class A Certificate Insurer's rights, as applicable, as subrogee for payments distributable pursuant to Section 4.04, any payment with respect to distributions to the Class A Certificates that is made with funds received pursuant to the terms of the Class A Certificate Guaranty Insurance Policy, shall not be considered payment of the Class A Certificates, as applicable, from the Issuing Entity and shall not result in the distribution or the provision for the distribution in reduction of the Certificate Principal Balance of the Class A Certificates, as applicable, except to the extent such payment has been reimbursed to the Class A Certificate Insurer pursuant to the terms hereof.

          (i) Upon a Responsible Officer of the Trustee becoming aware of the occurrence of an Event of Default, the Trustee shall promptly notify the Class A Certificate Insurer of such Event of Default.

          (j) The Trustee shall promptly notify the Class A Certificate Insurer of either of the following as to which a Responsible Officer of the Trustee has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any distribution made with respect to a Class A Certificate as to which it has actual knowledge. Each Holder of a Class A Certificate, by its purchase of Class A Certificates, and the Trustee hereby agree that the Class A Certificate Insurer (so long as no Class A Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Class A Certificate Insurer shall be subrogated to the rights of the Trustee and each Holder of a Class A Certificate, as applicable, in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

          (k) The Trustee shall provide reasonable access to information regarding the Mortgage Loans to the Class A Certificate Insurer upon the reasonable request of the Class A Certificate Insurer.

          (l) The Trustee shall promptly surrender the Class A Certificate Guaranty Insurance Policy to the Class A Certificate Insurer for cancellation upon the reduction of the Certificate Principal Balance of the Class A Certificates to zero.

          (m) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Trustee, the Rating Agencies or the Holders of the Class A Certificates, including the statements prepared pursuant to Section 4.05, shall also be sent, at the same time such reports are otherwise sent, by overnight delivery, telecopy or email to the Class A Certificate Insurer.

          (n) If Notice given under the Class A Certificate Guaranty Insurance Policy by the Trustee, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received. The Class A Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected notice.

          (o) The Class A Certificate Insurer shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Class A Certificate Insurer's rights explicitly specified herein as if a party hereto.

          (p) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Class A Certificate Guaranty Insurance Policy.

          (q) For so long as there is no continuing Class A Certificate Insurer Default, each Holder of a Class A Certificate agrees that the Class A Certificate Insurer shall be treated by the Depositor, the Sponsor, the Servicer and the Trustee as if the Class A Certificate Insurer were the Holder of all of the Class A Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Holders of the Class A Certificates hereunder.

          (r) Insured Payments shall not include, nor shall coverage be provided under the Class A Certificate Guaranty Insurance Policy in respect of, any Prepayment Interest Shortfalls, shortfalls resulting from the application of the Servicemember's Civil Relief Act, any amount in respect of the reduction in the amount of the interest payable on the Class A Certificates as a result of the application of the related Available Funds Cap, taxes, withholding or other charge imposed by any government authority due in connection with any payment of any regular payment to a Class A Certificateholder.

          (s) All notices, statements, reports, certificates, lists or opinions required by this Agreement to be sent to the parties hereto, the Rating Agencies or the Class A Certificateholders shall also be sent at such time to the Class A Certificate Insurer at the notice address set forth in Section 10.05; provided, however, the Class A Certificate Insurer shall only be entitled to receive all such notices, statements, reports, certificates, lists or opinions so long as the Class A Certificate Guaranty Insurance Policy is in effect or any amounts owed to the Class A Certificate Insurer under this Agreement or the Insurance Agreement are still outstanding.

          (t) The Trustee hereby agrees to provide to the Class A Certificate Insurer prompt written notice of any action, proceeding or investigation of which it has actual knowledge that names the Issuing Entity or the Trustee as a party or that could adversely affect the interests of the Class A Certificates or the Class A Certificate Insurer.

          (u) Each Holder of a Certificate, by acceptance of its Certificate, and the Trustee agree that the Class A Certificate Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Class A Certificate Insurer pursuant to the other provisions of this Agreement, the MLML Purchase Agreement, the FFFC Purchase Agreement and the Insurance

Agreement, that the rights set forth in this Section may be exercised by the Class A Certificate Insurer, in its sole discretion, without the need for the consent or approval of any Certificateholder or the Trustee, notwithstanding any other provision contained herein or in any of the MLML Purchase Agreement, the FFFC Purchase Agreement and the Insurance Agreement, and that nothing contained in this Section shall be deemed to be an obligation of the Certificate Insurer to exercise any of the rights provided for herein.

     SECTION 4.07. Effect of Payments by the Class A Certificate Insurer

     Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A Certificates which is made with moneys received pursuant to the terms of the Class A Certificate Insurance Policy shall not (other than for purposes of the REMIC provisions) be considered payment of the Class A Certificates from the Issuing Entity. The Trustee acknowledges, and each Holder by its acceptance of a Class A Certificate agrees, that without the need for any further action on the part of the Class A Certificate Insurer or the Trustee (a) to the extent the Class A Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Certificates to the Holders of such Class A Certificates, the Class A Certificate Insurer will be fully subrogated to, and each Class A Certificateholder and the Trustee hereby delegate and assign to the Class A Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Issuing Entity, including, without limitation, any amounts due to the Class A Certificateholders in respect of securities law violations arising from the offer and sale of the Class A Certificates, and (b) the Class A Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in the Class A Certificate Guarantee Insurance Policy and the Insurance Agreement. The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Class A Certificate Insurer for action to preserve or enforce the Class A Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                         Integral
                       Multiples in
           Minimum       Excess of    Original Certificate
Class   Denomination      Minimum       Principal Balance
-----   ------------   ------------   --------------------
A-1      $25,000.00        $1.00          $ 88,352,000
A-2A     $25,000.00        $1.00          $420,421,000
A-2B     $25,000.00        $1.00          $107,954,000
M-1      $25,000.00        $1.00          $  8,559,000
M-2      $25,000.00        $1.00          $ 21,400,000
M-3      $25,000.00        $1.00          $ 20,971,000
M-4      $25,000.00        $1.00          $ 19,687,000

                         Integral
                       Multiples in
           Minimum       Excess of    Original Certificate
Class   Denomination      Minimum       Principal Balance
-----   ------------   ------------   --------------------
B-1      $25,000.00        $1.00           $21,827,000
B-2      $25,000.00        $1.00           $17,548,000
B-3      $25,000.00        $1.00           $17,975,000
B-4      $25,000.00        $1.00           $19,259,000
R        $   100.00         N/A            $    100.00
C                (1)          (1)                  100%
P                (2)          (2)                   (2)

----------
(1) The Class C Certificates shall not have minimum dollar denominations as the Certificate Principal Balance thereof shall vary over time as described herein and shall be issued in a minimum percentage interest of 25% and an aggregate percentage interest of 100%.

(2) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 100%.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     The Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Regulation S Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Regulation S Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     The Certificates sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Rule 144A Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Rule 144A Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates

          (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Issuing Entity in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee's customary procedures.

     No Transfer of a Class B-4, Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class B-4, Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with a transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued whether or not such notes are guaranteed by the NIMs Insurer) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or
(ii) there shall be delivered to the Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class B-4, Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class B-4, Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Trustee and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S),
(y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

     No transfer of an ERISA Restricted Certificate or a Class R Certificate shall be registered unless the Trustee has received (A) a representation to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), and is not directly or indirectly acquiring the ERISA Restricted Certificate or the Class R Certificate by, on behalf of, or with any assets of any such plan (collectively, "Plan"), or (B) solely in the case of ERISA Restricted Certificates, (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation to the effect that such transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (II) solely in the case of an ERISA Restricted Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee, the Class A Certificate Insurer and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or
Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer, the NIMs Insurer, the Class A Certificate Insurer or the Depositor.

     Except in the case of a Definitive Certificate, the representations set forth in the immediately preceding paragraph of this Subsection 5.02(a), other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Trustee by the transferee's acceptance of a Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates or Class R Certificate).

     Notwithstanding any other provision herein to the contrary, any purported transfer of a ERISA Restricted Certificate or Class R Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall not be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate or Class R Certificate that is in fact not permitted by this Section 5.02(a), nor shall the Trustee be under any liability for making any payments due on such ERISA Restricted Certificate or Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate or Class R Certificate that was in fact a Plan and that held such ERISA Restricted Certificate or Class R Certificate in violation of this Section 5.02(a) all payments made on such ERISA Restricted Certificate or Class R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such ERISA Restricted Certificate or Class R Certificate that is not a Plan.

          (b) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (a) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(b)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R

     Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(b), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(a) and this
     Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) At the option of the Holder of the Class R Certificate, the Class LTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Trustee receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Issuing Entity or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(a) and (b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class LTR Interest and the residual interest in the Upper Tier REMIC shall be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(b) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Issuing Entity, the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (c) The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

          (d) [Reserved].

          (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Trustee.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates

     If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

     SECTION 5.04. Persons Deemed Owners

     The Class A Certificate Insurer, the Trustee and any agent of the Class A Certificate Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Class A Certificate Insurer nor the Trustee, nor any agent of the Class A Certificate Insurer or the Trustee, shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer, the Class A Certificate Insurer or the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten

Business Days after the receipt of such request, provide the NIMs Insurer, the Class A Certificate Insurer or the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Issuing Entity held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Book-Entry Certificates

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class C, Class P and Class R Certificates shall be definitive certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Depositor, the NIMs Insurer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

          (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

          (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

          (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

          (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

          (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate

Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     In the event that Definitive Certificates are issued pursuant to Section 5.08, clauses (a) through (g) of this Section 5.06 shall continue to be applicable with respect to all remaining Book-Entry Certificates.

     SECTION 5.07. Notices to Depository

     Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

     SECTION 5.08. Definitive Certificates

     If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Trustee and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates, the NIMs Insurer and the Class A Certificate Insurer of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners and the Class A Certificate Insurer of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and the Trustee shall deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     SECTION 5.09. Maintenance of Office or Agency

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603,
Attention: FFML 2007-FFC as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

     SECTION 5.10. Authenticating Agents

          (a) One or more Authenticating Agents (each, an "Authenticating Agent") may be appointed hereunder each of which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $15,000,000, authorized under such laws to operate a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. LaSalle Bank National Association is hereby appointed as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed and has not resigned.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. Except with respect to the initial Authenticating Agent, LaSalle Bank National Association, which shall be the Authenticating Agent for so long as it is the Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     SECTION 6.01. Respective Liabilities of the Depositor and the Servicer

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer


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     Except as provided in the next paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

     SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others

     None of the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this Agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that either of the Depositor or the Servicer in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Issuing Entity, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by
Section 3.08 hereof.

     Notwithstanding anything herein to the contrary, in preparing or furnishing any reports or certifications pursuant to this Agreement, the Servicer shall be entitled to rely conclusively on the


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accuracy of the information or data provided to it by any other party to the
Agreement and shall have no liability for any errors therein.

     SECTION 6.04. Limitation on Resignation of Servicer

     Subject to the provisions of Section 7.01, the second paragraph of Section 7.02, the second paragraph of Section 6.02 and the following paragraph of this
Section 6.04, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the NIMs Insurer and the Class A Certificate Insurer. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the Trustee, the Class A Certificate Insurer and the NIMs Insurer is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

     Notwithstanding anything to the contrary in the previous paragraph of this
Section 6.04, the Trustee, the Depositor and the NIMs Insurer hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, if any, for the benefit of certain lenders, and (ii) agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, notwithstanding anything to the contrary which may be set forth in Section 3.04 above, the Trustee shall, subject to the Class A Certificate Insurer's prior written consent in its sole discretion, appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that the Servicer's resignation will not be effective unless, at the time of such appointment, the Servicing Rights Pledgee or its designee (i) meets the requirements of a successor servicer under Section 7.03 of this Agreement (including being acceptable to the Rating Agencies), provided, that the consent and approval of the Trustee and the Depositor shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby agreed to be acceptable to the Trustee and the Depositor and (ii) agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer. Any attempt to transfer servicing without the prior written consent of the Class A Certificate Insurer will be void ab initio.

     SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds

     The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee, upon request and reasonable notice, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. The Servicer may be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts


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to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. Any such policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee.

                                  ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

     SECTION 7.01. Events of Default

     "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to make any Advance, to deposit in the Collection Account or the Certificate Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee, the Depositor and the Servicer by the NIMs Insurer, the Class A Certificate Insurer or the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

          (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of sixty (60) days after the date on which written notice of such failure shall have been given to the Servicer, the Trustee, the Depositor and the Class A Certificate Insurer by the Trustee or the Depositor, the Class A Certificate Insurer or to the Servicer, the Trustee, the Depositor and the Class A Certificate Insurer by the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) consecutive days; or

          (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

          (v) admission by the Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) any failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 and 3.20 of this Agreement, which failure continues


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

     unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or any other party to this Agreement or the Class A Certificate Insurer.

     If an Event of Default shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Trustee (i) may, in its discretion but with prior written consent of the Class A Certificate Insurer (such consent shall not be unreasonably withheld), (ii) shall, at the direction of the NIMS Insurer, if any, with prior written consent of the Class A Certificate Insurer, (iii) shall, at the direction of the Class A Certificate Insurer, or (iv) shall, at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates (with prior written consent of the Class A Certificate Insurer), by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

     Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Section 3.08(a), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

     SECTION 7.02. Trustee to Act; Appointment of Successor

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, compensation and reimbursement for costs and expenses that the Servicer would have


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been entitled to hereunder if the Servicer had continued to act hereunder.
Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution and does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is acceptable to the NIMs Insurer and the Class A Certificate Insurer and is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, prior written consent of the NIMs Insurer and the Class A Certificate Insurer is obtained and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. Any purported appointment of a successor servicer without the prior written consent of the Class A Certificate Insurer shall be void ab initio. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

     SECTION 7.03. Notification to Certificateholders

          (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Class A Certificate Insurer, the Depositor and to each Rating Agency.

          (b) Within sixty (60) days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders, the Class A Certificate Insurer and the Rating Agencies


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notice of each such Event of Default hereunder known to the Trustee, unless such
Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of the Trustee

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the written direction of the majority of the Certificateholders (with prior written consent of the Class A Certificate Insurer), the Class A Certificate Insurer or the NIMs Insurer (with the prior written consent of the Class A Certificate Insurer), or may, proceed to protect and enforce its rights and the rights of the Certificateholders, the Class A Certificate Insurer or the NIMs Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMs Insurer, the Class A Certificate Insurer and the Certificateholders.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall notify the person providing such Agreement of such non-conformance, and if the instrument is not corrected to the its satisfaction, the Trustee will provide notice thereof to the Certificateholders, the Class A Certificate Insurer and the NIMs Insurer and take such further action as directed by the Certificateholders (with the prior written consent of the Class A Certificate Insurer), the Class A Certificate Insurer and the NIMs Insurer (with the prior written consent of the Class A Certificate Insurer).

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

          (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, the Trustee may conclusively rely, as to the truth of the


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

     statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Trustee shall not, individually or as Trustee, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

          (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMs Insurer, the Class A Certificate Insurer or the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iv) the Trustee shall not be responsible for the acts or omissions of any Servicer or any Subservicer, it being understood that this Agreement shall not be construed to render any of them agents of one another.

     SECTION 8.02. Certain Matters Affecting the Trustee

          (a) Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIMs Insurer, the Class A Certificate Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

          (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants or attorneys or


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

     independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any other agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

          (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

          (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security) (except as provided in section 3.05(f) hereof);

          (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

          (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMs Insurer, the Class A Certificate Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMs Insurer, the Class A Certificate Insurer or the Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

          (x) if requested by the Servicer, the Trustee shall appoint the Servicer as the Trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer. The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney; and

          (xi) in order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including but not limited to, such party's name, address and other identifying information.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates and the Class A Certificate Insurer, subject to the provisions of this Agreement. The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any rerecording, refiling or redepositing, as applicable, thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax,


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assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

     SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans

     The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of any Mortgage Loan, or any related document other than with respect to the execution and authentication of the Certificates, if it so executed or authorized the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Depositor or the Servicer.

     SECTION 8.04. Trustee May Own Certificates

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it was not the Trustee.

     SECTION 8.05. Trustee's Fees and Expenses

     The Trustee and any custodian shall be entitled to, such compensation as shall be agreed to in writing by the Trustee and the Depositor (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

     SECTION 8.06. Indemnification and Expenses of Trustee

          (a) LaSalle Bank National Association (as Trustee and in its individual corporate capacity) and its directors, officers, employees and agents shall be entitled to indemnification from the Issuing Entity for any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder and (ii) the performance of their duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Issuing Entity of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor, the Class A Certificate Insurer and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Issuing Entity of the obligation to indemnify the Trustee under this Section 8.06;

          (ii) while maintaining control over its own defense, the Trustee shall reasonably cooperate and consult with the Depositor in preparing such defense;


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

          (iii) notwithstanding anything to the contrary in this Section 8.06, the Issuing Entity shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld or delayed; and

          (iv) indemnification therefor would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section
     1.860G-1(b)(3)(ii).

     Any indemnification payments to the Trustee (or a custodian) pursuant to this Section 8.06(a) shall be allocated first to principal and then, to the extent remaining, to interest.

     The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

          (b) The Trustee shall be entitled to reimbursement by the Trust Fund of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advances that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

          (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $400,000 in the aggregate in any calendar year, excluding
(i) any Servicing Transfer Costs and (ii) any costs, damages or expenses incurred by the Trustee or the Servicer in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation; provided, however, that such cap shall apply only if (a) the Class A Certificates remain outstanding and insured by the Class A Certificate Insurer or (b) NIM Notes have been issued and there is a NIMs Insurer with respect to such NIM Notes, and shall cease to apply after the date on which any NIM Notes or Class A Certificates are paid in full or if there is no NIMs Insurer or Class A Insurer; provided further, however, that amounts incurred by the Trustee in excess of such annual limit in any calendar year shall be payable to the Trustee in succeeding calendar years, subject to such annual limit for each applicable calendar year. Any amounts reimbursable hereunder not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time.

          (d) Any custodian appointed by the Trustee as herein provided shall be entitled to indemnification and reimbursement of expenses to the same extent as the Trustee is entitled to such amounts pursuant to subsection (a) and (b) of this Section 8.06, without regard to subsection (c) of this Section 8.06.

     SECTION 8.07. Eligibility Requirements for Trustee

     The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually,


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

pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the NIMs Insurer and their respective Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer.

     SECTION 8.08. Resignation and Removal of Trustee

     The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and the Class A Certificate Insurer by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than sixty (60) days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee acceptable to the NIMs Insurer and the Class A Certificate Insurer in accordance with Section 8.09 and meeting the qualifications set forth in Section
8.07. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor, the NIMs Insurer or the Class A Certificate Insurer or (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee and one copy of which shall be delivered to the successor trustee.

     The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, with the consent of the NIMs Insurer and the Class A Certificate Insurer, may at any time remove the Trustee and the Depositor shall appoint a successor trustee (acceptable to the Class A Certificate Insurer) by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized (or by the NIMs Insurer or the Class A Certificate Insurer), one complete set of which instruments shall be delivered by the successor trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to the NIMs Insurer, the Class A Certificate Insurer and to each Rating Agency by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.09 hereof.

     SECTION 8.09. Successor Trustee

     Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the NIMs Insuer, the Class A Certificate


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Insurer and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

     No successor trustee shall accept appointment as provided in this Section
8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates and the Class A Certificate Insurer. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.10. Merger or Consolidation of Trustee

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

     SECTION 8.11. Appointment of Co-Trustee or Separate Trustee

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, the NIMs Insurer and the Class A Certificate Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be compensated by the Trust Fund and subject to the written approval of the Servicer, the NIMs Insurer and the Class A Certificate Insurer. The Trustee shall not be liable for the actions of any co-trustee appointed with due care; provided that the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Servicer, the NIMs Insurer and the Class A Certificate Insurer shall not have joined in such appointment within fifteen
(15) days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.


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

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) The Trustee, with the consent of the NIMs Insurer and the Class A Certificate Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the NIMs Insurer, the Class A Certificate Insurer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.12. Tax Matters

          (a) It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the grantor trusts provided for in Section 2.07 hereof shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such grantor trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage


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

Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and grantor trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty (30) days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable law, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; (i) pay, from the sources specified in the last paragraph of this Section 8.12(a), the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (j) sign or cause to be signed federal, state or local income tax or information returns; (k) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs and grantor trusts provided for herein; and (l) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.


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

     In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten
(10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any of such REMICs as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second, to the Class B-4 Certificates (pro rata), third, to the Class B-3 Certificates (pro rata), fourth, to the Class B-2 Certificates (pro rata), fifth, to the Class B-1 Certificates (pro rata), sixth, to the Class M-4 Certificates (pro rata), seventh, to the Class M-3 Certificates (pro rata), eighth, to the Class M-2 Certificates (pro rata), ninth, to the Class M-1 Certificates (pro rata) and tenth, to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

          (b) Each of the Depositor, the Servicer and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans


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

          (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and
(b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders and the Class A Certificate Insurer of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

          (b) On or before the Determination Date following the Initial Optional Termination Date, the Trustee shall attempt to terminate the Trust Fund by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance, and which may include an owner of the Class C Certificates (the "Auction"). The Depositor and the Trustee agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Trustee shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Trust Fund). The Trustee shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Trustee shall determine the Optional Termination Price based upon information provided by (a) the Servicer with respect to the amounts described in clauses (i) and (ii) of the definition of "Optional Termination Price" and (b) the Depositor with respect to the information described in clauses (iii) and (iv) of the definition of "Optional Termination Price." The Trustee may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information.

     If no sale under Section 9.01(b) occurs the NIMs Insurer may, at its option, terminate the Trust Fund on any Distribution Date by purchasing all of the Mortgage Loans and REO Properties at the price equal to the Optional Termination Price. If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, and the NIMs Insurer fails to exercise its option to purchase all of the Mortgage Loans, the Servicer (or an affiliate of the Servicer) may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Trustee no later than two Business Days immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Trustee by the winning bidder at the Auction or by the Servicer (or an affiliate of the Servicer or the NIMs Insurer) shall be deposited by the Trustee directly into the Certificate Account immediately upon receipt. Upon any termination as a result of an Auction, the Trustee shall, out of the Optional Termination Amount deposited into the Certificate Account, (x) reimburse the Trustee for its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances.

          (c) Notwithstanding anything to the contrary in clause (b) above, it shall be a condition precedent to any purchase of the Mortgage Loans by either the NIMs Insurer or the Servicer that the Class A Certificate Insurer shall have consented to such termination, unless such purchase price shall include an amount sufficient to prevent any additional draws under the Class A Certificate Guaranty Insurance Policy and equal to all amounts owed to the Class A Certificate Insurer.

          (d) Notwithstanding anything to the contrary in clause (b) above, in the event that the Trustee receives the written opinion of a nationally recognized participant in mortgage finance acceptable to the Sponsor that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Trustee need not conduct the Auction. In such event, the Servicer shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

     SECTION 9.02. Final Distribution on the Certificates

     If on any Determination Date, (i) the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders as soon as practicable after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee specified in such notice.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed as soon as practicable after a determination is made pursuant to the preceding paragraph (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and
(c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to the Class A Certificate Insurer and to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Servicer shall remit all funds in the Collection Account to the Trustee for deposit in the Certificate Account on the Servicer Remittance Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall not have any further duties or obligations with respect thereto.

     SECTION 9.03. Additional Termination Requirements

          (a) In the event the Trustee or the Servicer completes an Optional Termination as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, as applicable, to the effect that the failure of the Issuing Entity to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

          (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

          (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

          (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation prepared and delivered to it by the Depositor upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

          (d) Notwithstanding any other terms of this Agreement, prior to any termination of the Trust Fund, the Servicer may prepare a reconciliation of all Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03 (Limitation on Liability of the Depositor, the Servicer and Others), and the Servicer may recover these Advances, Servicing Advances and estimated Servicing Advances and other costs from the Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

          (e) Notwithstanding any other terms of this Agreement, unless the Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least twenty (20) days prior to any termination of the Trust Fund, the Trustee or the Depositor shall notify the Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is twenty (20) days after the termination date and on the termination date, the Trustee or the Depositor shall notify the Servicer of the person to whom the assets should be transferred on that date. In the latter event the Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the Trust Fund and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment

     This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer and the Class A Certificate Insurer (such consents shall not be unreasonably withheld) and without the consent of any of the Certificateholders,

          (i) to cure any ambiguity or correct any mistake,

          (ii) to correct, modify or supplement any provision herein which may be inconsistent with the Prospectus Supplement or any other provision herein,

          (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

          (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the

     Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

     In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders but with the prior written consent of the Class A Certificate Insurer (which consent will not be unreasonably withheld) and without delivery of an Opinion of Counsel (as referenced in (iv) above) to comply with the provisions of Regulation AB.

     Notwithstanding the foregoing, without the consent of the Certificateholders but with the prior written consent of the Class A Certificate Insurer, the Depositor, the Servicer and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee, the Class A Certificate Insurer and the NIMs Insurer shall have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, the Class A Certificate Insurer or the NIMs Insurer, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Depositor, the Trustee, the Servicer, the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights, with the consent of the NIMs Insurer and the Class A Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer and the Class A Certificate Insurer.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee or the Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer and the Class A Certificate Insurer.

     The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

     Notwithstanding anything to the contrary in this Section 10.01, the Trustee and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to this Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Securities and Exchange Commission.

     SECTION 10.02. Counterparts

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03. Governing Law

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 10.04. Intention of Parties

     It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders and the Class A Certificate Insurer, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

     The Depositor for the benefit of the Certificateholders and the Class A Certificate Insurer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders and the Class A Certificate Insurer.

     SECTION 10.05. Notices

          (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency, the NIMs Insurer and the Class A Certificate Insurer with respect to each of the following of which it has actual knowledge:

          (i) Any material change or amendment to this Agreement;

          (ii) The occurrence of any Event of Default that has not been cured;

          (iii) The resignation or termination of the Trustee or the Servicer and the appointment of any successor;

          (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03;

          (v) The final payment to Certificateholders; and

          (vi) Any change in the location of the Certificate Account.

          (b) The Trustee shall promptly furnish or make available to each Rating Agency copies of the following:

          (i) Each report to Certificateholders described in Section 4.05;

          (ii) Each annual statement as to compliance described in Section 3.17; and

          (iii) Each annual independent public accountants' servicing report described in Section 3.18.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041and (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (c) in the case of the Servicer, Home Loan Services, Inc., 150 Allegheny Center Mall, Pittsburgh, Pennsylvania 15212,

Attention: VP Investor Reporting; (d) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 Attention: Global Securities and Trust Services--FFML 2007-FFC; (e) in the case of the Class A Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Surveillance, First Franklin 2007-FFC and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     SECTION 10.06. Severability of Provisions

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Assignment; Sales; Advance Facilities

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, Depositor and the Class A Certificate Insurer; provided, however, with the prior written consent of the Class A Certificate Insurer, the Servicer is hereby authorized to enter into an Advance Facility under which (l) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

     Reimbursement amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s).

     The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

     An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

     The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first in, first out"
(FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan by loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

     Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee and the Servicer, without the consent of any Certificateholder but with the prior written consent of the Class A Certificate Insurer notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust Fund are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

     SECTION 10.08. Limitation on Rights of Certificateholders

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee (individually and as trustee) such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer or the Class A Certificate Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or the Class A Certificate Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.09. Inspection and Audit Rights

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Trustee or the Class A Certificate Insurer during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Trustee or the Class A Certificate Insurer and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor, the Trustee or the Class A Certificate Insurer of any right under this Section 10.09 shall be borne by the party requesting such inspection (except in the case of the Trustee in which case such expenses shall be borne by the requesting Certificateholder(s)); all other such expenses shall be borne by the Servicer.

     SECTION 10.10. Certificates Nonassessable and Fully Paid

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Issuing Entity, that the interests in the Issuing Entity represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.11. Compliance with Regulation AB

     Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.17, 3.18 and 3.20 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, or convention or consensus among active participants in the asset-backed securities markets in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Depositor for delivery of that or different information as is necessary to comply with the provisions of Regulation AB.

     SECTION 10.12. Third Party Rights

     The Class A Certificate Insurer and the NIMs Insurer shall be deemed third party beneficiaries of this Agreement so long as the Class A Certificate Guaranty Insurance Policy or the NIM Notes, as applicable, remains in effect and, in the case of the Class A Certificate Insurer, so long as any Reimbursement Amounts (as such term is defined in the Insurance Agreement) owed to the Class A Certificate Insurer remain unpaid.

     SECTION 10.13. Additional Rights of the NIMs Insurer

     Provided that a party to this Agreement has been provided with the contact information of the NIMs Insurer, such party, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report or filing required to be provided under this Agreement and provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. The Servicer shall cause the NIMs Insurer to be an addressee of any report furnished pursuant to this Agreement. With respect to the Trustee, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Trustee's website.

     Unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, the Depositor, the Trustee and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                           as Depositor


                                        By:
                                            ------------------------------------
                                        Name: Paul Park
                                        Title: Authorized Signatory


                                        LASALLE BANK NATIONAL ASSOCIATION
                                           as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        HOME LOAN SERVICES, INC.,
                                           as Servicer


                                        By:
                                            ------------------------------------
                                        Name: Steven A. Baranet
                                        Title: Vice President

ACKNOWLEDGED AND AGREED TO
with respect to its repurchase
obligations under Sections 2.02,
2.03, 2.05 and 3.27 hereof only as of
the day and year first above written.

FIRST FRANKLIN FINANCIAL CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                          FORM OF CLASS A CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS A-[_____] CERTIFICATE

Number: 07-FFC-A-[_____]-[_____]         Original Denomination: $[_____]

Cut-off Date: May 1, 2007                Last Scheduled Distribution Date:
                                         June 25, 2027

First Distribution Date: June 25, 2007   Aggregate Initial Certificate Balance
                                         of all Class A-[_____] Certificates: $[_____]

Pass-Through Rate: Variable(1)           CUSIP: [_____]

----------
(1)  Subject to a cap as described in the Agreement.

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class A-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class A-[_____] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by second lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of May 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, Class A-[_____] (the "Class A-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [____]                           LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]
  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------   NOTICE: The signature to this assignment
(Signature guaranty)                    must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(* This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                          FORM OF CLASS M CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS M-[_____] CERTIFICATE

Number: 07-FFC-M-[______]-[______]       Original Denomination: $[____]

Cut-off Date: May 1, 2007                Last Scheduled Distribution Date:
                                         June 25, 2027

First Distribution Date: June 25, 2007   Aggregate Initial Certificate Balance
                                         of all Class M-[______] Certificates: $[_____]

Pass-Through Rate: Variable(2)           CUSIP: [____]

----------
(2)  Subject to a cap as described in the Agreement.

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class M-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class M-[_____] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by second lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of May 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, Class M-[_____] (the "Class M-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]                     LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]
  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------   NOTICE: The signature to this assignment
(Signature guaranty)                    must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(* This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                   FORM OF CLASS B-1, B-2 AND B-3 CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC. ("MLMI"), THE TRUSTEE, OR ANY SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, ANY SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS B-[_____] CERTIFICATE

Number: 07-FFC-B-[_____]-[_____]         Original Denomination: $[_____]

Cut-off Date: May 1, 2007                Last Scheduled Distribution Date:
                                         June 25, 2027

First Distribution Date: June 25, 2007   Aggregate Initial Certificate Balance
                                         of all Class B-[_____] Certificates: $[_____]

Pass-Through Rate: 7.50%(3)              CUSIP: [_____]

----------
(3)  Subject to a cap as described in the Agreement.

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class B-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class B-[_____] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by second lien mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of May 1, 2007, between the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, Class B-[_____] (the "Class B-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]                     LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the terms of the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement's continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_____________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------   NOTICE: The signature to this assignment
(Signature guaranty)                    must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(* This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                       FORM OF CLASS B (144A) CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE
(A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE

COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D, OR (D) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED BY REGULATION S OF THE 1933 ACT ("REGULATION S")) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE AGREEMENT.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS B-[_____] CERTIFICATE
                                   (RULE 144A)

Number: 07-FFC-B-[_____]-[_____]         Original Denomination: $[_____]

Cut-off Date: May 1, 2007                Last Scheduled Distribution Date: June 25, 2027

First Distribution Date: June 25, 2007   Aggregate Initial Certificate Balance
                                         of all Class B-[_____] Certificates: $[______]

Pass-Through Rate: 7.50%(4)              CUSIP: [_____]

----------
(4)  Subject to a cap as described in the Agreement.

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,

evidencing an ownership interest in distributions allocable to the Class B-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class B-[_____] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by second lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of May 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, Class B-[_____] (the "Class B-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]                     LASALLE BANK NATIONAL ASSOCIATION.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]
  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------   NOTICE: The signature to this assignment
(Signature guaranty)                    must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(* This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                      FORM OF CLASS B (REG S) CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC. ("MLMI"), THE TRUSTEE, OR ANY SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, ANY SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE
(A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION

("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES (A) THAT, UNTIL THE EXPIRATION OF THE APPLICABLE "DISTRIBUTION COMPLIANCE PERIOD" WITHIN THE MEANING OF REGULATION S, ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (EACH AS DEFINED IN REGULATION S) AND (B) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (EACH AS DEFINED IN REGULATION S) ONLY (1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (2) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE AGREEMENT.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS B-[_____] CERTIFICATE

                                 (REGULATION S)

Number: 07-FFC-B-[_____]-[_____]        Original Denomination: $[____]

Cut-off Date: May 1, 2007                Last Scheduled Distribution Date:
                                         June 25, 2027

First Distribution Date: June 25, 2007   Aggregate Initial Certificate Balance
                                         of all Class B-[_____] Certificates: $[_____]

Pass-Through Rate: 7.50%(5)              CUSIP: [____]

----------
(5)  Subject to a cap as described in the Agreement.

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,

evidencing an ownership interest in distributions allocable to the Class B-[_____] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class B-[_____] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by second lien mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of May 1, 2007, between the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, Class B-[_____] (the "Class B-[_____] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates, the Class C Certificates, and the Class R Certificate are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the

"Distribution Date"), commencing in June 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [__________]                     LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC") in a tiered REMIC structure. The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and
(ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

__________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------   NOTICE: The signature to this assignment
(Signature guaranty)                    must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (* This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                          FORM OF CLASS C CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST THAT HOLDS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IS TREATED AS HAVING ENTERED INTO CERTAIN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS C CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                               CLASS C CERTIFICATE

Number: 07-FFC-C-[_____]                 Percentage Interest: 100%

Cut-off Date: May 1, 2007

First Distribution Date: June 25, 2007

Pass-Through Rate: Variable              CUSIP: [____]

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,

evidencing an ownership interest in distributions allocable to the Class C Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as nominee for Merrill Lynch Funding Corp, is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class C Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by second lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of May 1, 2007, among the Depositor, the Servicer and Lasalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, Class C (the "Class C Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: [_____]                          LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                                   ASSIGNMENT
  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     (PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_______________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated: ------------------------------   NOTICE: The signature to this assignment
       (Signature guaranty)             must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                          FORM OF CLASS P CERTIFICATES

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS P CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

                               CLASS P CERTIFICATE

Number: 07-FFC-P-[ ]                     Percentage Interest: 100%

Cut-off Date: May 1, 2007

First Distribution Date: June 25, 2007   CUSIP: [_____]

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class P Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as nominee for Merrill Lynch Funding Corp, is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class P Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of May 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, Class P (the "Class P Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: [_____]                          LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     (PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________, Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------   NOTICE: The signature to this assignment
(Signature guaranty)                    must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                          FORM OF CLASS R CERTIFICATES

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "RESIDUAL INTEREST" IN ONE OR MORE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC RESIDUAL INTERESTS REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

                               CLASS R CERTIFICATE

Number: 07-FFC-R                         Principal Balance: $[_____]

Cut-off Date: May 1, 2007                Pass-Through Rate: Variable(6)

First Distribution Date: June 25, 2007   CUSIP: [_____]

----------
(6)  Subject to a cap as described in the Agreement.

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class R Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as nominee for Merrill Lynch Funding Corporation, is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class R Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by second lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of May 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association ("LB"), as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, Class R (the "Class R Certificate") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: [_____]                          LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent

By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

               FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and the Class A Certificate Insurer (such consents not to be unreasonably withheld) and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]
  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint


__________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------   NOTICE: The signature to this assignment
(Signature guaranty)                    must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Home Loan Services, Inc.
150 Allegheny Center Mall
Pittsburgh, Pennsylvania 15212

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Re: First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates,
    Series 2007-FFC

Ladies and Gentlemen:

     In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated as of May 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as trustee, Home Loan Services, Inc., as servicer (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

          (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 (A)-(B), (C) (if applicable), (D) and (E) and the documents if actually received by it under Section 2.01(F) of the Pooling and Servicing Agreement are in its possession;

          (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

          (iii) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address

(excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs
(i)(A) through (E), as applicable, inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability, due authorization or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness, priority, perfection or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and Servicing Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - First Franklin Mortgage Loan
           Trust, Series 2007-FFC

Ladies and Gentlemen:

     We propose to purchase First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC, Class R, described in the Prospectus Supplement, dated May 25, 2007, and the Prospectus, dated May 15, 2007.

     1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

     2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

     3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(7)

     ___________ The Class R Certificate will be registered in our name.

     ___________ The Class R Certificate will be held in the name of our nominee, _________________, which is not a disqualified organization.

     4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

     5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

     6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

     7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement.

----------
(7) Check appropriate box and if necessary fill in the name of the Transferee's nominee.

                                     E-1-2

Very truly yours,

[PURCHASER]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      E-1-3

                                        APPENDIX A

                                        Affidavit pursuant to (i) Section
                                        860E(e)(4) of the Internal Revenue Code
                                        of 1986, as amended, and (ii) certain
                                        provisions of the Pooling and Servicing
                                        Agreement

Under penalties of perjury, the undersigned declares that the following is true:

     1. He or she is an officer of _________________________ (the "Transferee"),

     2. the Transferee's Employer Identification number is __________,

     3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC, Class R Certificate on behalf of a disqualified organization or any other entity,

     4. unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

     5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

     6. the Transferee has historically paid its debts as they became due,

     7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

     8. the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

     9. the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

     10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Merrill Lynch Mortgage Investors, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

     11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

     A. the present value of any consideration given to the Transferee to acquire such residual interest;


                                      E-1-4

     B. the present value of the expected future distributions on such residual interest; and

     C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[11. (A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

12. The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary


                                      E-1-5
supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

-------------------------------------


By:
    ---------------------------------

     Address of Investor for receipt of distribution:

     ________________________________________________

     Address of Investor for receipt of tax information:

     ___________________________________________________

     (Corporate Seal)

     Attest:

     ________________________________
     ________________________________, Secretary


                                      E-1-6

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this
day of ___________, 200_.

_____________________________________
Notary Public

County of ___________________________

State of ____________________________

My commission expires the ________ day of ______________


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       ------------------------------


                                      E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - First Franklin Mortgage Loan
           Trust, Series 2007-FFC

Re: First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates,
    Series 2007-FFC

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,


                                        ----------------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                               ------------------------------

                                   EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - First Franklin Mortgage Loan
           Trust, Series 2007-FFC

RE: First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC

Ladies and Gentlemen:

     In connection with our disposition of the Class [____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of May 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as trustee, and Home Loan Services, Inc., as servicer.

Very truly yours,

Name of Transferor


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - First Franklin Mortgage Loan
           Trust, Series 2007-FFC

     Re: First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC

Ladies and Gentlemen:

     ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), LaSalle Bank National Association, as trustee (the "Trustee"), Home Loan Services, Inc., as servicer (the "Servicer"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

     2. [Reserved]

     3. The Certificates (other than the Class R Certificate) will bear a legend to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS

     AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

     4. The ERISA Restricted Certificates will bear a legend to the following effect:

     NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT ANY TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) SOLELY IN THE EVENT THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE AND THE NIMS INSURER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER, THE NIMS INSURER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

     5. The Class R Certificate will bear a legend to the following effect:

     THIS CLASS R CERTIFICATE MAY NOT BE TRANSFERRED, EXCEPT IN ACCORDANCE WITH
     SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT

     AND THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY IN ACCORDANCE WITH
     SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) A TRANSFER AFFIDAVIT FROM THE PROSPECTIVE INVESTOR; AND (B) AN AFFIDAVIT FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATE.

     NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

     6. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY] * and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

     7. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and
(c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

     8. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

----------
*    Not required of a broker/dealer purchaser.

     9. The Purchaser of an ERISA Restricted Certificate (A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee and the NIMS Insurer shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor.

     10. The Purchaser of a Class R Certificate is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or a Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

     11. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

     13. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (Qualified Institutional Buyer)

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - First Franklin Mortgage Loan
           Trust, Series 2007-FFC

     Re: First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC

Ladies and Gentlemen:

     ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), LaSalle Bank National Association, as trustee (the "Trustee"), Home Loan Services, Inc., as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely with respect to ERISA Restricted Certificates, (A) we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B), if the Certificate has been the subject of an ERISA-Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee and the NIMs Insrurer shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

Very truly yours,

[PURCHASER]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________ * in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     _______ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     _______ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     _______ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     _______   Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of

----------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

               the Securities Exchange Act of 1934, as amended.

     _______ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

     _______ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     _______ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

     _______ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

     _______ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

     _______ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

     3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

   _________   The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     _______ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        IF AN ADVISER:

                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------

                                    EXHIBIT I

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

To:  LaSalle Bank National Association
     135 South LaSalle Street
     Suite 1511
     Chicago, Illinois 60603

     Attention: Account Manager--FFML 2007-FFC

Re: First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC

     In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as Trustee, Home Loan Services, Inc., as servicer (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_________   1.   Mortgage Paid in Full

_________   2.   Foreclosure

_________   3.   Substitution

_________   4.   Other Liquidation (Repurchases, etc.)

_________   5.   Nonliquidation

_________   6.   Other Reason:

Address to which the Trustee should deliver the Mortgage File:


                                        By:
                                            ------------------------------------
                                            (authorized signer)
                                        Address:
                                                 -------------------------------
                                        Date:
                                              ----------------------------------

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

LASALLE BANK NATIONAL ASSOCIATION
as Trustee


By:
    ---------------------------------
Signature                               Date
          ---------------------------        -----------------------

Documents returned to Trustee:


By:
    ---------------------------------

Signature                               Date
          ---------------------------        -----------------------

                                    EXHIBIT J

                                   [RESERVED]

                                    EXHIBIT K

                    FORM OF BACK-UP CERTIFICATION OF TRUSTEE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Home Loan Services, Inc.
150 Allegheny Center Mall
Pittsburgh, Pennsylvania 15212

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Home Loan Services, Inc., as servicer, and LaSalle Bank National Association, as trustee, relating to First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC

     The Trustee hereby certifies to the Depositor, the Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (1) I have reviewed the annual report on Form 10-K for the fiscal year [2007] (the "Annual Report"), and all reports on Form 8-K (if any) and on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Issuing Entity;

     (2) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the information in the Reports relating to the trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

     (3) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the distribution and any other information required to be provided by the Trustee (other than information provided by or on behalf of the Servicer, the Depositor or other third party) to the Depositor and each Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

     (4) The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and

Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

LaSalle Bank National Association,
as Trustee


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT L

                    FORM OF OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC

     Home Loan Services, Inc. (the "Servicer") certifies to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (1) I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed, or persons under my supervision have reviewed, the servicer compliance statement of the Servicer and the compliance statements of each Sub-Servicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

     (2) Based on my knowledge, and assuming the accuracy of the information provided to the Servicer by third parties in connection with the performance of the Servicer's duties under the Pooling and Servicing Agreement, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

     (3) Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

     (4) Based on my knowledge and the compliance review conducted in preparing each Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Sub-Servicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Sub-Servicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

     (5) Each Servicing Assessment of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:
      -------------------

Home Loan Services, Inc.,
as Servicer


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT M

                                   [RESERVED]

                                    EXHIBIT N

                                   [RESERVED]

                                    EXHIBIT O

                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
  FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - First Franklin Mortgage Loan
           Trust, Series 2007-FFC

RE: First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC

Ladies and Gentlemen:

          In connection with our disposition of the Class ___ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Rule 144A Book-Entry Certificate and to effect the transfer pursuant to Regulation S under the Securities Act of 1933, as amended ("Regulation S") of the above Certificates in exchange for an equivalent beneficial interest in a Regulation S Book-Entry Certificate, we hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of May 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, LaSalle Bank National Association, as Trustee, Home Loan Services, Inc., as Servicer, and in the Certificates and (ii) in accordance with Regulation S, and that:

          a. the offer of the Certificates was not made to a person in the United States;

          b. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

          d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

          e. the transferee is not a U.S. Person (as defined by Regulation S).

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

Print Name of Transferor


By
   ----------------------------------
   Authorized Officer

                                    EXHIBIT P

                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
         A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - First Franklin Mortgage Loan
           Trust, Series 2007-FFC

RE: First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC

Ladies and Gentlemen:

          In connection with our disposition of the Class __ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Regulation S Book-Entry Certificate and to effect the transfer pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") of the above Certificates in exchange for an equivalent beneficial interest in a Rule 144A Book-Entry Certificate or a Definitive Note, we hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of May 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, La Salle Bank National Association, as Trustee, Home Loan Services, Inc., as Servicer, and in the Certificates and (ii) Rule 144A under the Securities Act of 1933, as amended, to a transferee that we reasonably believe is purchasing the Certificates for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

Print Name of Transferor


By:
    ---------------------------------
    Authorized Officer

                                    EXHIBIT Q

                                   [RESERVED]

                                    EXHIBIT R

                        FORM OF ASSESSMENT OF COMPLIANCE

1. [Name of Servicing Entity] ("XYZ") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending [December 31, _____] (the "Reporting Period"), as set forth in Appendix ____ hereto. The transactions covered by this report are attached hereto as Appendix B and include asset-backed securities transactions for which the undersigned servicing entity has acted as a servicer involving residential mortgage loans (the "Platform").The transactions covered by this report include asset-backed securities transactions [for which XYZ acted as [master servicer, servicer, trustee, securities administrator, custodian] (the "Platform");

2. XYZ has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and XYZ elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix ___ hereto;

3. Except as set forth in paragraph 4 below, XYZ used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria referred to as "inapplicable servicing criteria" on Appendix ___ hereto are inapplicable to XYZ based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. XYZ has complied, in all material respects, with the applicable servicing criteria as of [December 31, _____] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Appendix B hereto];

6. XYZ has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of [December 31, _____] and for the Reporting Period with respect to the Platform taken as a whole [, except as described on Appendix ____ hereto];

7. XYZ has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of [December 31, ______] and for the Reporting Period with respect to the Platform taken as a whole [, except as described on Appendix B hereto]; and

8. [_____________], a registered public accounting firm, has issued an attestation report on XYZ's assessment of compliance with the applicable servicing criteria for the Reporting Period.

[Date of Certification]                 [Name of Servicing Entity]


                                        BY:
                                            ------------------------------------
                                        NAME:
                                              ----------------------------------
                                        TITLE:
                                               ---------------------------------

                                    EXHIBIT S

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS unless otherwise noted)

DEFINITIONS KEY:
PRIMARY SERVICER - transaction party having borrower contact X - obligation TRUSTEE - fiduciary of the transaction and safe keeper of certain pool assets CUSTODIAN - safe keeper of certain pool assets

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN THEIR MANAGEMENT ASSERTION THAT THEY ARE ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN THEY ARE RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS.

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   -----------   ---------------------
                   GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are                X              X        Servicer and
                   instituted to monitor any                                          Trustee each
                   performance or other triggers and                                  responsible only to
                   events of default in accordance                                    the extent that
                   with the transaction agreements.                                   each party, as
                                                                                      applicable, has
                                                                                      actual knowledge or
                                                                                      written notice with
                                                                                      respect to parties
                                                                                      other than itself.

1122(d)(1)(ii)     If any material servicing            IF APPLICABLE       IF
                   activities are outsourced to third       FOR A       APPLICABLE
                   parties, policies and procedures      TRANSACTION       FOR A
                   are instituted to monitor the         PARTICIPANT    TRANSACTION
                   third party's performance and                        PARTICIPANT
                   compliance with such servicing
                   activities.

1122(d)(1)(iii)    Any requirements in the                   N/A            N/A
                   transaction agreements to maintain
                   a back-up servicer for the Pool
                   Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and             X
                   omissions policy is in effect on
                   the party participating in the
                   servicing function throughout the
                   reporting period in the amount of
                   coverage required by and otherwise
                   in accordance with the terms of
                   the transaction agreements.

                   CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are                X              X        Servicer and
                   deposited into the appropriate                                     Trustee each
                   custodial bank accounts and                                        responsible only
                   related bank clearing accounts no                                  for deposits into
                   more than two business                                             the accounts held
                                                                                      by it.

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   -----------   ---------------------
                   days following receipt, or such
                   other number of days specified in
                   the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire                X              X        Servicer disburses
                   transfer on behalf of an obligor                                   funds to trustee.
                   or to an investor are made only by                                 Trustee disburses
                   authorized personnel.                                              funds to
                                                                                      certificateholders.

1122(d)(2)(iii)    Advances of funds or guarantees            X
                   regarding collections, cash flows
                   or distributions, and any interest
                   or other fees charged for such
                   advances, are made, reviewed and
                   approved as specified in the
                   transaction agreements.

1122(d)(2)(iv)     The related accounts for the               X              X        Servicer needs to
                   transaction, such as cash reserve                                  provide only if it
                   accounts or accounts established                                   is deemed that the
                   as a form of over                                                  related Collection
                   collateralization, are separately                                  Account is subject
                   maintained (e.g., with respect to                                  to this criteria.
                   commingling of cash) as set forth
                   in the transaction agreements.

1122(d)(2)(v)      Each custodial account is                  X              X
                   maintained at a federally insured
                   depository institution as set
                   forth in the transaction
                   agreements. For purposes of this
                   criterion, "federally insured
                   depository institution" with
                   respect to a foreign financial
                   institution means a foreign
                   financial institution that meets
                   the requirements of Rule
                   13k-1(b)(1) of the Securities
                   Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so         X              X
                   as to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a          X              X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and
                   related bank clearing accounts.
                   These reconciliations are (A)
                   mathematically accurate; (B)
                   prepared within 30 calendar days
                   after the bank statement cutoff
                   date, or such other number of days
                   specified in the transaction
                   agreements; (C) reviewed and
                   approved by someone other than the
                   person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling
                   items. These reconciling items are
                   resolved within 90 calendar days
                   of their original identification,
                   or such other number of days
                   specified in the transaction
                   agreements.

                   INVESTOR REMITTANCES AND REPORTING

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   -----------   ---------------------
1122(d)(3)(i)      Reports to investors, including        (A), (B) &         X
                   those to be filed with the              (D) ONLY
                   Commission, are maintained in
                   accordance with the transaction
                   agreements and applicable
                   Commission requirements.
                   Specifically, such reports (A) are
                   prepared in accordance with
                   timeframes and other terms set
                   forth in the transaction
                   agreements; (B) provide
                   information calculated in
                   accordance with the terms
                   specified in the transaction
                   agreements; (C) are filed with the
                   Commission as required by its
                   rules and regulations; and (D)
                   agree with investors' or the
                   trustee's records as to the total
                   unpaid principal balance and
                   number of Pool Assets serviced by
                   the Servicer.

1122(d)(3)(ii)     Amounts due to investors are               X              X        Servicer remits
                   allocated and remitted in                                          cash and loan level
                   accordance with timeframes,                                        data to Trustee
                   distribution priority and other                                    based on timelines
                   terms set forth in the transaction                                 established in the
                   agreements.                                                        Pooling and
                                                                                      Servicing Agreement.
                                                                                      The Trustee is
                                                                                      responsible for the
                                                                                      allocation of funds
                                                                                      to Certificateholders
                                                                                      using the appropriate
                                                                                      distribution priority
                                                                                      as established by the
                                                                                      Pooling and Servicing
                                                                                      Agreement.

1122(d)(3)(iii)    Disbursements made to an investor          X              X        Trustee disburses
                   are posted within two business                                     funds to
                   days to the Servicer's investor                                    Certificateholders.
                   records, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per          X              X        Servicer remits
                   the investor reports agree with                                    funds and provides
                   cancelled checks, or other form of                                 certain investor
                   payment, or custodial bank                                         reports to Trustee
                   statements.                                                        within guidelines
                                                                                      and timeframes
                                                                                      established in
                                                                                      Pooling and Servicing
                                                                                      Agreement. Trustee
                                                                                      disburses funds to
                                                                                      certificateholders.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool             X              X        Servicer shall not
                   assets is maintained as required                                   attest to the
                   by the transaction agreements or                                   performance of
                   related pool

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   -----------   ---------------------
                   asset documents.                                                   obligations of the
                                                                                      Custodian under the
                                                                                      transaction
                                                                                      agreement.

1122(d)(4)(ii)     Pool assets  and related documents         X              X        Custodian
                   are safeguarded as required by the                                 responsibility with
                   transaction agreements.                                            respect to the
                                                                                      Mortgage Files

1122(d)(4)(iii)    Any additions, removals or                 X              X        Trustee shall only
                   substitutions to the asset pool                                    review, not
                   are made, reviewed and approved in                                 approve, such
                   accordance with any conditions or                                  additions, removals
                   requirements in the transaction                                    or substitutions in
                   agreements.                                                        accordance with the
                                                                                      transaction
                                                                                      agreements.

1122(d)(4)(iv)     Payments on pool assets, including         X
                   any payoffs, made in accordance
                   with the related pool asset
                   documents are posted to the
                   Servicer's obligor records
                   maintained no more than two
                   business days after receipt, or
                   such other number of days
                   specified in the transaction
                   agreements, and allocated to
                   principal, interest or other items
                   (e.g., escrow) in accordance with
                   the related pool asset documents.

1122(d)(4)(v)      The Servicer's records regarding X
                   the pool assets agree with the
                   Servicer's records with respect to
                   an obligor's unpaid principal
                   balance.

1122(d)(4)(vi)     Changes with respect to the terms          X
                   or status of an obligor's pool
                   assets (e.g., loan modifications
                   or re-agings) are made, reviewed
                   and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related
                   pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery                X
                   actions (e.g., forbearance plans,
                   modifications and deeds in lieu of
                   foreclosure, foreclosures and
                   repossessions, as applicable) are
                   initiated, conducted and concluded
                   in accordance with the timeframes
                   or other requirements established
                   by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection             X
                   efforts are maintained during the
                   period a pool asset is delinquent
                   in accordance with the transaction
                   agreements. Such records are

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   -----------   ---------------------
                   maintained on at least a monthly
                   basis, or such other period
                   specified in the transaction
                   agreements, and describe the
                   entity's activities in monitoring
                   delinquent pool assets including,
                   for example, phone calls, letters
                   and payment rescheduling plans in
                   cases where delinquency is deemed
                   temporary (e.g., illness or
                   unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or           X
                   rates of return for pool assets
                   with variable rates are computed
                   based on the related pool asset
                   documents.

1122(d)(4)(x)      Regarding any funds held in trust          X
                   for an obligor (such as escrow
                   accounts): (A) such funds are
                   analyzed, in accordance with the
                   obligor's pool asset documents, on
                   at least an annual basis, or such
                   other period specified in the
                   transaction agreements; (B)
                   interest on such funds is paid, or
                   credited, to obligors in
                   accordance with applicable pool
                   asset documents and state laws;
                   and (C) such funds are returned to
                   the obligor within 30 calendar
                   days of full repayment of the
                   related pool assets, or such other
                   number of days specified in the
                   transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an              X                       Servicing function
                   obligor (such as tax or insurance                                  participant
                   payments) are made on or before                                    reponsibility
                   the related penalty or expiration
                   dates, as indicated on the
                   appropriate bills or notices for
                   such payments, provided that such
                   support has been received by the
                   servicer at least 30 calendar days
                   prior to these dates, or such
                   other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in              X                       Servicing function
                   connection with any payment to be                                  participant
                   made on behalf of an obligor are                                   reponsibility
                   paid from the Servicer's funds and
                   not charged to the obligor, unless
                   the late payment was due to the
                   obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an         X
                   obligor are posted within two
                   business days to the obligor's
                   records maintained by the
                   servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and             X
                   uncollectible accounts are
                   recognized

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
-------------      ----------------------------------   -------------   -----------   ---------------------
                   and recorded in accordance with
                   the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other                         X
                   support, identified in Item
                   1114(a)(1) through (3) or Item
                   1115 of Regulation AB, is
                   maintained as set forth in the
                   transaction agreements.

                                    EXHIBIT T

                      FORM OF SARBANES-OXLEY CERTIFICATIONS

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Home Loan Services, Inc.
150 Allegheny Center Mall
Pittsburgh, Pennsylvania 15212

     Re: First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed
         Certificates, Series 2007-FFC

     I, [identify the certifying individual], certify that:

1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]

5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date:
      -------------------------------


-------------------------------------
[Signature]
[Title]
        -----------------------------

                                    EXHIBIT U

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - First Franklin Mortgage
           Loan Trust, Series 2007-FFC

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Home Loan Services, Inc., as servicer, and LaSalle Bank National Association, as trustee, relating to First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC

I, [identify name of certifying individual], [title of certifying individual] of Home Loan Services, Inc. (the "Servicer"), hereby certify that:

     (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      -------------------------------

Home Loan Services, Inc.,
as Servicer


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT V

                           FORM OF DELINQUENCY REPORT

     STANDARD FILE LAYOUT - DELINQUENCY REPORTING

                                                                                               FORMAT
COLUMN/HEADER NAME                                DESCRIPTION                      DECIMAL     COMMENT
------------------                                -----------                      -------   ----------
SERVICER_LOAN_NBR             A unique number assigned to a loan by the
                              Servicer. This may be different than the LOAN_NBR

LOAN_NBR A unique identifier assigned to each loan by the originator.

CLIENT_NBR                    Servicer Client Number

SERV_INVESTOR_NBR             Contains a unique number as assigned by an
                              external servicer to identify a group of loans in
                              their system.

BORROWER_FIRST_NAME           First Name of the Borrower.

BORROWER_LAST_NAME            Last name of the borrower.

PROP_ADDRESS                  Street Name and Number of Property

PROP_STATE                    The state where the property located.

PROP_ZIP                      Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE        The date that the borrower's next payment is due               MM/DD/YYYY
                              to the servicer at the end of processing cycle, as
                              reported by Servicer.

LOAN_TYPE                     Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE         The date a particular bankruptcy claim was filed.              MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE       The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR           The case number assigned by the court to the
                              bankruptcy filing.

POST_PETITION_DUE_DATE        The payment due date once the bankruptcy has been              MM/DD/YYYY
                              approved by the courts

BANKRUPTCY_DCHRG_DISM_DATE    The Date The Loan Is Removed From Bankruptcy.                  MM/DD/YYYY
                              Either by Dismissal, Discharged and/or a Motion
                              For Relief Was Granted.

LOSS_MIT_APPR_DATE            The Date The Loss Mitigation Was Approved By The               MM/DD/YYYY
                              Servicer

LOSS_MIT_TYPE                 The Type Of Loss Mitigation Approved For A Loan
                              Such As;

LOSS_MIT_EST_COMP_DATE        The Date The Loss Mitigation /Plan Is Scheduled To             MM/DD/YYYY
                              End/Close

LOSS_MIT_ACT_COMP_DATE        The Date The Loss Mitigation Is Actually Completed             MM/DD/YYYY

FRCLSR_APPROVED_DATE          The date DA Admin sends a letter to the servicer               MM/DD/YYYY
                              with instructions to begin foreclosure
                              proceedings.

ATTORNEY_REFERRAL_DATE        Date File Was Referred To Attorney to Pursue                   MM/DD/YYYY
                              Foreclosure

FIRST_LEGAL_DATE              Notice of 1st legal filed by an Attorney in a                  MM/DD/YYYY
                              Foreclosure

                              Action

FRCLSR_SALE_EXPECTED_DATE     The date by which a foreclosure sale is expected               MM/DD/YYYY
                              to occur.

FRCLSR_SALE_DATE              The actual date of the foreclosure sale.                       MM/DD/YYYY

EVICTION_START_DATE           The date the servicer initiates eviction of the                MM/DD/YYYY
                              borrower.

EVICTION_COMPLETED_DATE       The date the court revokes legal possession of the             MM/DD/YYYY
                              property from the borrower.

LIST_PRICE                    The price at which an REO property is marketed.         2      No commas(,) or dollar
                                                                                             signs ($)

LIST_DATE                     The date an REO property is listed at a particular             MM/DD/YYYY
                              price.

OFFER_AMT                     The dollar value of an offer for an REO property.       2      No commas(,) or dollar
                                                                                             signs ($)

OFFER_DATE_TIME               The date an offer is received by DA Admin or by                MM/DD/YYYY
                              the Servicer.

REO_CLOSING_DATE              The date the REO sale of the property is scheduled             MM/DD/YYYY
                              to close.

REO_ACTUAL_CLOSING_DATE       Actual Date Of REO Sale                                        MM/DD/YYYY

OCCUPANT_CODE                 Classification of how the property is occupied.

PROP_CONDITION_CODE           A code that indicates the condition of the
                              property.

PROP_INSPECTION_DATE          The date a property inspection is performed.                   MM/DD/YYYY

APPRAISAL_DATE                The date the appraisal was done.                               MM/DD/YYYY

CURR_PROP_VAL                 The current "as is" value of the property based on      2
                              brokers price opinion or appraisal.

IF APPLICABLE:

DELINQ_STATUS_CODE            FNMA Code Describing Status of Loan

DELINQ_REASON_CODE            The circumstances which caused a borrower to stop
                              paying on a loan. Code indicates the reason why
                              the loan is in default for this cycle.

MI_CLAIM_FILED_DATE           Date Mortgage Insurance Claim Was Filed With                   MM/DD/YYYY
                              Mortgage Insurance Company.

MI_CLAIM_AMT                  Amount of Mortgage Insurance Claim Filed                       No commas(,) or dollar
                                                                                             signs ($)

MI_CLAIM_PAID_DATE            Date Mortgage Insurance Company Disbursed Claim                MM/DD/YYYY
                              Payment

MI_CLAIM_AMT_PAID             Amount Mortgage Insurance Company Paid On Claim         2      No commas(,) or dollar
                                                                                             signs ($)

POOL_CLAIM_FILED_DATE         Date Claim Was Filed With Pool Insurance Company               MM/DD/YYYY

POOL_CLAIM_AMT                Amount of Claim Filed With Pool Insurance Company       2      No commas(,) or dollar
                                                                                             signs

                                                                                             ($)

POOL_CLAIM_PAID_DATE          Date Claim Was Settled and The Check Was Issued By             MM/DD/YYYY
                              The Pool Insurer

POOL_CLAIM_AMT_PAID           Amount Paid On Claim By Pool Insurance Company          2      No commas(,) or dollar
                                                                                             signs ($)

FHA_PART_A_CLAIM_FILED_DATE   Date FHA Part A Claim Was Filed With HUD                       MM/DD/YYYY

FHA_PART_A_CLAIM_AMT          Amount of FHA Part A Claim Filed                        2      No commas(,) or dollar
                                                                                             signs ($)

FHA_PART_A_CLAIM_PAID_DATE    Date HUD Disbursed Part A Claim Payment                        MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT     Amount HUD Paid on Part A Claim                         2      No commas(,) or dollar
                                                                                             signs ($)

FHA_PART_B_CLAIM_FILED_DATE   Date FHA Part B Claim Was Filed With HUD                       MM/DD/YYYY

FHA_PART_B_CLAIM_AMT          Amount of FHA Part B Claim Filed                        2      No commas(,) or dollar
                                                                                             signs ($)

FHA_PART_B_CLAIM_PAID_DATE    Date HUD Disbursed Part B Claim Payment                        MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT     Amount HUD Paid on Part B Claim                         2      No commas(,) or dollar
                                                                                             signs ($)

VA_CLAIM_FILED_DATE           Date VA Claim Was Filed With the Veterans Admin                MM/DD/YYYY

VA_CLAIM_PAID_DATE            Date Veterans Admin. Disbursed VA Claim Payment                MM/DD/YYYY

VA_CLAIM_PAID_AMT             Amount Veterans Admin. Paid on VA Claim                 2      No commas(,) or dollar
                                                                                             signs ($)

STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:

ASUM - Approved Assumption
BAP  - Borrower Assistance Program
CO   - Charge Off
DIL  - Deed-in-Lieu
FFA  - Formal Forbearance Agreement
MOD  - Loan Modification
PRE  - Pre-Sale
SS   - Short Sale
MISC - Anything else approved by the PMI or Pool Insurer

NOTE: LaSalle Bank National Association will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply LaSalle Bank National Association with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:

Mortgagor
Tenant
Unknown
Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:

Damaged
Excellent
Fair
Gone
Good
Poor
Special Hazard
Unknown

                                   EXHIBIT W-1

              FORM OF CLASS A CERTIFICATE GUARANTY INSURANCE POLICY
                CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT

Attached to and forming                           Effective Date of Endorsement:
part of Policy No. AB1082BE                                         May 29, 2007

issued to:

     LaSalle Bank National Association, as Trustee on behalf of, and for the benefit of the Holders of, the First Franklin Mortgage Loan Trust, Series 2007-FFC, Mortgage Loan Asset-Backed Certificates, Class A-1 and Class A-2 Certificates

     For all purposes of this Policy, the following terms shall have the following meanings:

     "Agreement" shall mean the Pooling and Servicing Agreement, dated as of May 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Home Loan Services, Inc., as Servicer, and LaSalle Bank National Association, as Trustee, as such Agreement may be amended, modified or supplemented from time to time as set forth in the Agreement.

     "Class A Certificates" shall mean, together, the Class A-1 Certificates and the Class A-2 Certificates.

     "Deficiency Amount" shall, as applied to the Class A Certificates mean (A) with respect to each Distribution Date prior to the Final Scheduled Distribution Date, an amount equal to the sum of (i) the excess, if any, of (a) the aggregate amount of the Current Interest on the Class A Certificates for that Distribution Date over (b) the funds available to make payment thereof pursuant to Section
4.04 of the Agreement for that Distribution Date and (ii) the aggregate amount, if any, by which the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions of funds available therefor on such Distribution Date) exceeds the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Due Period; and (B) with respect to the Final Scheduled Distribution Date and the Class A Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the amount of the Current Interest on the Class A Certificates for the Final Scheduled Distribution Date over (b) the funds available to make payment thereof pursuant to Section 4.04 of the Agreement for the Final Scheduled Distribution Date and (ii) the outstanding Certificate Principal Balance of the Class A Certificates due on the Final Scheduled Distribution Date to the extent not paid from funds available therefor on the Final Scheduled Distribution Date. Any Deficiency Amount shall not include any Prepayment Interest Shortfalls, any Relief Act Shortfalls, or any amount in


                                      W-2-1
respect of the reduction in the amount of interest payable on the Class A Certificates as a result of the application of the related Available Funds Cap.

     "Distribution Date" shall mean the 25th day of each month (or if such 25th day is not a Business Day, the first Business Day immediately following) beginning with the First Distribution Date.

     "Due for Payment" shall mean, with respect to any Insured Amounts, such amount that is due and payable under the Agreement for such Distribution Date.

     "Final Scheduled Distribution Date" shall mean, with respect to the Class A Certificates, the Distribution Date in June 2027.

     "First Distribution Date" shall mean June 25, 2007.

     "Holder" shall mean any person who is the registered owner or beneficial owner of any of the Class A Certificates, other than the Servicer, the Sponsor, the Originator, the Depositor, the Trustee or any of their Affiliates, or any person whose obligations constitute the underlying security or source of payment for the Class A Certificates who, at the time of Nonpayment, is the owner of a Class A Certificate or of a coupon relating to a Class A Certificate.

     "Insurance Agreement" shall mean that certain Insurance and Indemnity Agreement, dated as of May 29, 2007, among the Insurer, Merrill Lynch Mortgage Investors, Inc., as Depositor, Home Loan Services, Inc., as Servicer, Merrill Lynch Mortgage Lending, Inc., as Sponsor, and the Trustee, in regard to the Class A Certificates, as such agreement may be amended, modified or supplemented from time to time.

     "Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

     "Insured Amounts" (1) shall mean, with respect to any Distribution Date, any Deficiency Amount plus any Preference Amount and (2) shall mean, with respect to the Final Scheduled Distribution Date, the Deficiency Amount for the Final Scheduled Distribution Date.

     "Insured Obligations" shall mean the Class A Certificates as issued pursuant to the Agreement.

     "Insured Payments" shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to, or at the direction of, the Trustee in respect of Insured Amounts for such Distribution Date.

     "Insurer" shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Insurance Policy.


                                      W-1-2

     "Late Payment Rate" shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate plus two (2) percent per annum (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), and (ii) the then applicable highest rate of interest on the Class A Certificates, and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days for any Distribution Date.

     "Maximum Insured Amount" shall mean $616,727,000 in respect of principal, plus interest thereon calculated at the applicable Pass-Through Rate for the Class A Certificates.

     "Nonpayment" shall mean, with respect to any Distribution Date, an Insured Amount which is Due for Payment but has not and will not be paid in respect of such Distribution Date pursuant to the Agreement.

     "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by overnight, registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

     "Preference Amount" shall mean any amount previously distributed to a Class A Certificateholder, by or on behalf of the Trust Estate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     "Premium" shall mean the premium amount payable to the Insurer on each Distribution Date in accordance with this Policy and the Insurance Agreement.

     "Premium Percentage" shall have the meaning set forth in the Insurance Agreement.

     "Reimbursement Amount" shall mean, as of any Distribution Date, the sum of
(x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.04 of the Agreement, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee received the Insured Payments to the date reimbursed to the Insurer, and (y) (i) any other amounts then due and owing to the Insurer under this Policy, the Insurance and Indemnity Agreement or the Agreement but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.04 of the Agreement plus (ii) interest on such amounts calculated at the Late Payment Rate from the date such amounts are due to the date reimbursed to the Insurer.

     "Term of the Policy" shall mean the period from and including the date of issuance of the Policy to and including the date on which (i) the Certificate Principal Balance of the Class A Certificates is reduced to zero, (ii) any period during which any payment of the Class A Certificates could have been avoided in whole or in part as a preference payment under


                                      W-1-3
applicable bankruptcy, insolvency, receivership or similar law has expired, and
(iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

     "Trustee" shall mean LaSalle Bank National Association, or any successor thereto under the Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

     The Insurer hereby agrees that if, as of any Distribution Date, it has become subrogated to the rights of Holders by virtue of a previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Agreement and this Policy.

     As provided by the Policy, the Insurer will pay any amount payable hereunder, other than Preference Amounts, no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the Deficiency Amount is due or the second Business Day following actual receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. Any Notice received by the Insurer after 12:00 noon, New York City time, on a given Business Day shall be deemed to have been received by the Insurer on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected Notice.

     The Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event no earlier than the third Business Day following actual receipt by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or the Holder, as applicable, is required to return such Preference Amount paid during the term of this Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or the Holder, as applicable (the "Order"), (ii) an opinion of counsel satisfactory to the Insurer, stating that such Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Trustee or the Holder, as applicable, irrevocably assigning to the Insurer all rights and claims of the Trustee or the Holder, as applicable, relating to or arising under the Agreement or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for the Trustee or the Holder, as applicable, in any legal proceeding relating to such Preference Amount and (v) a Notice of Nonpayment (attached hereto as Exhibit A) appropriately completed and executed by the Trustee; provided that if such documents are received by the Insurer after 12:00 noon (New


                                      W-1-4

York City time) on such Business Day, they will be deemed to be received on the following Business Day.

     Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or the Holder, as applicable, directly, unless the Trustee or the Holder, as applicable, has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Trustee on behalf of the Holder, to the extent of the payment of the Preference Amounts, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and
(v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order. Notwithstanding the foregoing two sentences, the Insurer shall not be obligated to pay any Preference Amount in respect of principal prior to the time the Insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the face of the Policy. Any Preference Amount that constitutes interest will be limited to the amount of interest on the Outstanding Principal Amount of the Class A Certificates (calculated at the related Pass-Through Rate) accrued as of the last day of the applicable Accrual Period and will not, in any event, include any interest on the Class A Certificates, accrued after such date or any interest on such interest amount.

     Notwithstanding anything to the contrary contained herein, the aggregate Deficiency Amount described above which may be paid under the Policy shall not exceed the Maximum Insured Amount.

     The Insurer's obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not the funds are properly applied by the Trustee.

     The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of the Policy.

     A Premium will be payable on this Policy on each Distribution Date as provided in Section 4.04 of the Agreement and the Insurance Agreement. The Premium on the Policy is not refundable for any reason, including the lack of any payment under the Policy or any other circumstances relating to the Class A Certificates, or provision for the Class A Certificates being paid prior to maturity.

     Payments due under the Policy with respect to the Class A Certificates may not, except with the consent of the Insurer, be accelerated by the Depositor, the Trustee or any paying agent for the Class A Certificates.

     The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Insurer. The Policy does not cover:


                                      W-1-5

     - Prepayment Interest Shortfalls, Relief Act Shortfalls or default interest, nor does the Policy guarantee to the Holders any particular rate of principal payment;

     - any amount in respect of the reduction in the amount of interest payable on the Class A Certificates as a result of the application of the related Available Funds Cap;

     -    premiums, if any, payable in respect of the Class A Certificates;

     - shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC or the Trustee for withholding taxes, if any (including penalties and interest in respect of any such liability); or

     - any risk other than Nonpayment, including the failure of the Trustee to apply, disburse, transfer or direct policy payments or available funds or other amounts in accordance with the Agreement to Holders or to any other party.

     Upon any payment under the Policy, in furtherance and not in limitation of the Insurer's equitable right of subrogation and the Insurer's rights under the Insurance Agreement, the Insurer will, to the extent of such payment by the Insurer under the Policy, be subrogated to the rights of any Holder, to receive any and all amounts due in respect of such Class A Certificates as to which such payment under the Policy was made, to the extent of any payment by the Insurer under the Policy.

     Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated. Notwithstanding the foregoing sentence, if there is any conflict or inconsistency between the Policy and this Endorsement, the terms of this Endorsement shall control.

     No waiver of any rights or powers of the Insurer, the Holders or the Trustee or consent by any of them shall be valid unless signed by an authorized officer or agent thereof.

     On and after the completion of the Term of the Policy, the Policy shall be void and of no force and effect whatsoever.

     This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

     THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                      W-1-6

     IN WITNESS WHEREOF, the Insurer has caused this Endorsement to the Policy to be signed by its duly authorized officers.

First Vice President                    Assistant Secretary


                                      W-1-7

                                    EXHIBIT A
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                               Policy No. AB1082BE

                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS

                                                              Date: [__________]

     AMBAC ASSURANCE CORPORATION
     One State Street Plaza
     New York, New York 10004
     Attention: General Counsel

          Reference is made to Certificate Guaranty Insurance Policy No. AB1082BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Pooling and Servicing Agreement, dated as of May 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Home Loan Services, Inc., as Servicer, and LaSalle Bank National Association, as Trustee (as such Agreement may be amended, modified or supplemented from time to time as set forth in the Agreement) (the "Agreement"), as the case may be, unless the context otherwise requires.

          The Trustee hereby certifies as follows:

          1. The Trustee is the Trustee under the Agreement for the Certificateholders.

          2. The relevant Distribution Date or Final Scheduled Distribution Date is [date].

          3. Payment on the Class A Certificates in respect of the Distribution Date is due to be received on ____________________________ under the Agreement, in an amount equal to $_____________________.

          [3. The amount to be received on ____________________ from the sale, liquidation or other disposition of the assets of the Trust Estate is $__________.]

          [3. The amount to be paid to the Holders of the Class A Certificates on the Final Scheduled Distribution Date is $__________.]


                                      W-1-8

          4. There is a Deficiency Amount and/or a Preference Amount of $______________ due in respect of the Class A Certificates, which amount is an Insured Amount pursuant to the terms of the Agreement.

          5. The sum of $__________________ is the Insured Amount that is Due For Payment.

          6. The Trustee has not heretofore made a demand for the Insured Amount in respect of the Distribution Date.

          7. The Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

               ____________________________________ Trustee's account number.

          8. The Trustee hereby agrees that, following receipt of the Insured Amount from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Class A Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Insurance Account and not commingle such funds with other funds held by the Trustee and (d) maintain an accurate record of such payments with respect to the Class A Certificates and the corresponding claim on the Policy and proceeds thereof.


                                        By:                Trustee
                                            ------------------------------------
                                        Title
                                              ----------------------------------
                                                           (Officer)


                                      W-1-9

                                   EXHIBIT W-2

                           FORM OF INSURANCE AGREEMENT


                                      W-2-1

                          AMBAC ASSURANCE CORPORATION,
                                   as Insurer,

                      MERRILL LYNCH MORTGAGE LENDING, INC.,
                                   as Sponsor,

                            HOME LOAN SERVICES, INC.,
                                   as Servicer

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      FIRST FRANKLIN FINANCIAL CORPORATION,
                                  as Originator

                                       and

                       LASALLE BANK, NATIONAL ASSOCIATION,
                                   as Trustee

                        INSURANCE AND INDEMNITY AGREEMENT

          FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-FFC, MORTGAGE
                     LOAN ASSET-BACKED CERTIFICATES, CLASS A

                            Dated as of May 29, 2007

                                TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and shall not be deemed to be part of this Agreement. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Article I of this Agreement.)

                                                                            Page
                                                                            ----
ARTICLE I  DEFINITIONS...................................................     2
   Section 1.01. Defined Terms...........................................     2
   Section 1.02. Other Definitional Provisions...........................     4

ARTICLE II  REPRESENTATIONS, WARRANTIES AND COVENANTS....................     5
   Section 2.01. Representations and Warranties of the Sponsor, the
                    Servicer, the Originator, and the Depositor..........     5
   Section 2.02. Affirmative Covenants of the Sponsor, the Servicer, the
                    Originator and the Depositor.........................     9
   Section 2.03. Negative Covenants of the Sponsor, the Servicer, the
                    Originator and the Depositor.........................    16
   Section 2.04. Representations, Warranties and Covenants of the
                    Insurer..............................................    17

ARTICLE III  THE POLICY; REIMBURSEMENT...................................    19
   Section 3.01. Issuance of the Policy..................................    19
   Section 3.02. Payment of Fees and Premium.............................    21
   Section 3.03. Reimbursement Obligation................................    22
   Section 3.04. Indemnification.........................................    23
   Section 3.05. Payment Procedure.......................................    26
   Section 3.06. Joint and Several Liability.............................    27

ARTICLE IV  FURTHER AGREEMENTS...........................................    27
   Section 4.01. Effective Date; Term of the Insurance Agreement.........    27
   Section 4.02. Further Assurances and Corrective Instruments...........    27
   Section 4.03. Obligations Absolute....................................    27
   Section 4.04. Assignments; Reinsurance; Third-Party Rights............    29
   Section 4.05. Liability of the Insurer................................    30
   Section 4.06. Annual Servicing Audit and Certification................    30
   Section 4.07. Insolvency Proceedings as to Issuing Entity.............    30
   Section 4.08. Regulation AB Matters...................................    30

ARTICLE V  DEFAULTS AND REMEDIES.........................................    32
   Section 5.01. Defaults................................................    32
   Section 5.02. Remedies; No Remedy Exclusive...........................    33

   Section 5.03. Waivers.................................................    34

ARTICLE VI  MISCELLANEOUS................................................    34
   Section 6.01. Amendments, Etc.........................................    34
   Section 6.02. Notices.................................................    34
   Section 6.03. Severability............................................    36
   Section 6.04. Governing Law...........................................    36
   Section 6.05. Consent to Jurisdiction.................................    36
   Section 6.06. Consent of the Insurer..................................    37
   Section 6.07. Counterparts............................................    37
   Section 6.08. Headings................................................    38
   Section 6.09. Trial by Jury Waived....................................    38
   Section 6.10. Limited Liability.......................................    38
   Section 6.11. Entire Agreement........................................    38

     INSURANCE AND INDEMNITY AGREEMENT (as may be amended, modified or supplemented from time to time, this "Insurance Agreement"), dated as of May 29, 2007, by and among AMBAC ASSURANCE CORPORATION, as Insurer, MERRILL LYNCH MORTGAGE LENDING, INC., as Sponsor (the "Sponsor"), HOME LOAN SERVICES, INC., as Servicer (the "Servicer"), MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor (the "Depositor"), FIRST FRANKLIN FINANCIAL CORPORATION, as Originator (the "Originator") and LASALLE BANK, N.A., not in its individual capacity, but solely as Trustee.

                                   WITNESSETH:

     WHEREAS, the Originator has originated and acquired certain Mortgage Loans; it has sold and assigned its entire interest in certain of these Mortgage Loans to the Sponsor and it has sold and assigned its entire interest in the rest of such Mortgage Loans to the Depositor; the Sponsor has sold and assigned its entire interest in the Mortgage Loans sold to it by the Originator, in turn, to the Depositor, and the Depositor has accepted from the Originator and the Sponsor, as applicable, the sale and assignment of such interest, in the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, dated May 1, 2007, between the Originator and the Depositor ("FFFC Purchase Agreement") and the Mortgage Loan Purchase Agreement, dated May 1, 2007, between the Depositor and the Sponsor ("MLML Purchase Agreement");

     WHEREAS, the Trustee, the Servicer and the Depositor have entered a Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), which provides for, among other things, the creation of the First Franklin Mortgage Loan Trust, Series 2007-FFC (the "Issuing Entity"), the issuance of First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FFC (the "Certificates") representing undivided ownership interests in the Issuing Entity, the servicing of the Mortgage Loans and for certain rights of the Insurer thereunder;

     WHEREAS, the Certificates will represent all of the Issuing Entity's right, title and interest in the Mortgage Loans;

     WHEREAS, the Insurer has issued the Policy, pursuant to which it has agreed to pay in favor of the Trustee on behalf of the Issuing Entity and for the benefit of the Holders of the Class A Certificates certain payments in respect of such certificates as specified herein;

     WHEREAS, the Insurer shall be paid the Premium as set forth herein; and

     WHEREAS, each of the Sponsor, the Servicer, Originator and the Depositor, have undertaken certain obligations in consideration for the Insurer's issuance of its Policy;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Policy described below or, if not defined therein, in the Pooling and Servicing Agreement. For purposes of this Insurance Agreement, the following terms shall have the following meanings:

     "Certificates" means the First Franklin Mortgage Loan Trust, Series 2007-FFC, Mortgage Loan Asset-Backed Certificates, issued pursuant to the Pooling and Servicing Agreement.

     "Class A Certificates" means, together, the Class A-1 and Class A-2 Certificates.

     "Closing Date" means May 29, 2007.

     "Commission" means the Securities and Exchange Commission.

     "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

     "Depositor" has the meaning given such term in the recitals.

     "Documents" has the meaning given such term in Section 2.01(j).

     "Event of Default" means any event of default specified in Section 5.01 of this Insurance Agreement.

     "FFFC Purchase Agreement" has the meaning given such term in the recitals.

     "Financial Statements" means, with respect to the Sponsor, the Servicer and the Originator, (i) the consolidated balance sheets of the Parent as of December 31, 2006 and December 31, 2005 and the consolidated statements of operations, changes in stockholders' equity and cash flows of the Parent for each of the years in the three-year period ended December 31, 2006 and the notes thereto and
(ii) the unaudited three month consolidated statements of financial condition of the Parent as of March 31, 2007.

     "Holder" has the meaning given such term in the Policy.

     "Insurance Agreement" has the meaning given such term in the initial paragraph hereof.

     "Insurer" means Ambac Assurance Corporation, or any successor thereto, as issuer of the Policy.

     "Insurer Information" has the meaning given such term in Section
3.04(a)(v).

     "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Issuing Entity" means the First Franklin Mortgage Loan Trust, Series 2007-FFC created pursuant to the Pooling and Servicing Agreement.

     "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate plus two per centum (2%) per annum (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), and (ii) the then applicable highest rate of interest on the Class A Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     "Material Adverse Change" means, in respect of any Person, a material adverse change in the ability of such Person to perform its obligations under any of the Operative Documents to which it is a party, including any material adverse change in the business, financial condition, results of operations or properties of such Person on a consolidated basis with its subsidiaries which might have such effect.

     "MLML Purchase Agreement" has the meaning given such term in the recitals.

     "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

     "Offering Document" means the Prospectus, dated May 15, 2007, the Free Writing Prospectus and related Supplement, dated May 18, 2007, and the Prospectus Supplement, dated May 25, 2007, in respect of the Certificates and any amendment or supplement thereto, and any other offering document in respect of the Certificates prepared by or on behalf of the Sponsor that makes reference to the Policy.

     "Operative Documents" means this Insurance Agreement, the Certificates, the Pooling and Servicing Agreement, the FFFC Purchase Agreement and the MLMC Purchase Agreement.

     "Originator" has the meaning given to such term in the Recitals.

     "Parent" means Merrill Lynch & Co. Inc., and any successor thereto.

     "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership, limited liability company or other organization or entity (whether governmental or private).

     "Policy" means the Certificate Guaranty Insurance Policy No. AB1082BE, together with all endorsements thereto, issued by the Insurer in favor of the Trustee, for the benefit of the Holders of the Class A Certificates.

     "Pooling and Servicing Agreement" has the meaning given such term in the recitals.

     "Premium" means the premium payable in accordance with the Policy and this Insurance Agreement.

     "Premium Percentage" means 0.25% per annum with respect to the Class A Certificates.

     "Registration Statement" means the registration statement on Form S-3 (No. 333-140436), including the prospectus, relating to the Certificates, at the time it became effective.

     "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Servicer" has the meaning given to such term in the Recitals.

     "Sponsor" has the meaning given to such term in the Recitals.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

     "Transaction" means the transactions contemplated by the Operative Documents, including the transactions described in the Offering Document.

     "Trustee" means LaSalle Bank, N.A., a United States national banking association, as trustee under the Pooling and Servicing Agreement, and any successor thereto under the Pooling and Servicing Agreement.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

     "Underwriter" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Underwriting Agreement" means the Master Underwriting Agreement, dated February 28, 2003, between the Underwriter and the Depositor, as such may be amended, modified or supplemented from time to time.

     SECTION 1.02. Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this

Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation."

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 2.01. Representations and Warranties of the Sponsor, the Servicer, the Originator, and the Depositor. Each of the Sponsor, the Servicer, the Originator and the Depositor makes the following representations and warranties as of the Closing Date, as such representation and warranty applies to itself and not to any other party, as follows:

          (a) Due Organization and Qualification. Each of the Sponsor, the Servicer, the Originator and the Depositor is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and the Originator is an operating subsidiary of Merrill Lynch Bank & Trust Co. Each of the Sponsor, the Servicer, the Originator and the Depositor is, or shall become, duly qualified to do business, is, or shall be, in good standing and has obtained, or shall obtain, all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Operative Documents to which it is a party in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Operative Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

          (b) Power and Authority. Each of the Sponsor, the Servicer, the Originator and the Depositor have all necessary power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Operative Documents to which it is a party and to consummate the Transaction.

          (c) Due Authorization. The execution, delivery and performance of the Operative Documents by each of the Sponsor, the Servicer, the Originator and the Depositor have been duly authorized by all necessary action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any of the stockholders or beneficial owners, as applicable, of the Sponsor, the Servicer, the Originator or the Depositor, which have not previously been obtained or given by the Sponsor, the Servicer, the Originator or the Depositor.

          (d) Noncontravention. The execution and delivery by each of the Sponsor, the Servicer, the Originator or the Depositor of the Operative Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Operative Documents do not and will not:

               (i) conflict with or result in any breach or violation of any provision of the applicable organizational documents of the Sponsor, the Servicer, the Originator or the Depositor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Sponsor, the Servicer, the Originator or the Depositor or any of their respective material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Sponsor, the Servicer, the Originator or the Depositor, which conflict, breach or violation reasonably could result in a Material Adverse Change;

               (ii) constitute a default by the Sponsor, the Servicer, the Originator or the Depositor under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Sponsor, the Servicer, the Originator or the Depositor is a party or by which any of their respective properties is or may be bound or affected, which default, acceleration or breach reasonably could result in a Material Adverse Change; or

               (iii) result in or require the creation of any lien upon or in respect of any assets of the Sponsor, the Servicer, the Originator or the Depositor, which lien reasonably could result in a Material Adverse Change.

          (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Sponsor, the Servicer, the Originator or the Depositor or any of their respective subsidiaries, any properties or rights of the Sponsor, the Servicer, the Originator or the Depositor or any of their respective subsidiaries or any of the Mortgage Loans pending or, to the Sponsor's, the Servicer's, the Originator's or the Depositor's knowledge after reasonable inquiry, threatened, which, in any case, if decided adversely to the Sponsor, the Servicer, the Originator or the Depositor or any such subsidiary could result in a Material Adverse Change with respect to the Sponsor, the Servicer, the Originator or the Depositor.

          (f) Valid and Binding Obligations. The Operative Documents (other than the Certificates), to which it is a party, when executed and delivered by the Sponsor, the Servicer, the Originator or the Depositor, will constitute the legal, valid and binding obligations of the Sponsor, the Servicer, the Originator and the Depositor, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Class A Certificates, when executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. Each of the Sponsor, the Servicer, the Originator and the Depositor will not at any time in the future deny that the Operative Documents to which it is a party constitute the legal, valid and binding obligations of the Sponsor, the Servicer, the Originator and the Depositor, as applicable.

          (g) Financial Statements. The Financial Statements of the Parent, copies of which have been furnished to the Insurer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Parent as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of the Sponsor, the Servicer, the Originator or the Depositor. Except as disclosed in the Financial Statements, none of the Sponsor, the Servicer, the Originator or the Depositor is subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Sponsor, the Servicer, the Originator or the Depositor.

          (h) Compliance with Law, Etc. No practice, procedure or policy employed, by the Sponsor, the Servicer, the Originator or the Depositor in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Sponsor, the Servicer, the Originator or the Depositor that, if enforced, could result in a Material Adverse Change with respect to the Sponsor, the Servicer, the Originator or the Depositor.

          (i) Taxes. Each of the Sponsor, the Servicer, the Originator and the Depositor has filed prior to the date hereof all federal and state tax returns that are required to be filed and has paid all taxes, including any assessments received by it that are not being contested in good faith, to the extent that such taxes have become due, except with respect to any failures to file or pay that individually or in the aggregate, would not result in a Material Adverse Change. Any taxes, fees and other governmental charges payable by the Sponsor, the Servicer, the Originator or the Depositor in connection with the Transaction, the execution and delivery of the Operative Documents and the issuance of the Certificates have been paid or shall have been paid at or prior to the Closing Date if such taxes, fees or other governmental changes were due on or prior to the Closing Date.

          (j) Accuracy of Information. Neither the Operative Documents nor other material information relating to the Mortgage Loans, the operations of the Sponsor, the Servicer, the Originator or the Depositor or the financial condition of the Sponsor, the Servicer, the Originator or the Depositor (collectively, the "Documents"), as amended, supplemented or superseded, furnished or to be furnished to the Insurer in writing or in electronic form by the Sponsor, the Servicer, the Originator or the Depositor in connection with the Transaction contains or will contain any statement of a material fact which was untrue or misleading in any material respect when made. Each of the Sponsor, the Servicer, the Originator and the Depositor has no knowledge of any circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Sponsor, the Servicer, the Originator or the Depositor. Since the furnishing of the Documents, there has been no change nor any development or event involving a prospective change known to the Sponsor, the Servicer, the Originator or the Depositor that would render any of the Documents untrue or misleading in any material respect.

          (k) Compliance With Securities Laws. Each of the Sponsor and the Depositor represents and warrants as follows:

          (i) The offer of the Certificates complies or shall comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limiting the foregoing, as of the date thereof, respectively, and as of the Closing Date, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document regarding the Insurer set forth under the captions "THE CLASS A CERTIFICATE INSURER" and "DESCRIPTION OF THE CERTIFICATES - The Class A Certificate Guaranty Insurance Policy" or the financial statements of the Insurer incorporated by reference into the Offering Document.

          (ii) The offer of the Certificates has not been and will not be in violation of the Securities Act or any other federal or state securities laws.

          (iii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act and neither the Depositor nor the Trust Estate is required to be registered as or controlled by an "investment company" under the Investment Company Act.

     Each of the Sponsor, the Servicer, the Originator and the Depositor will satisfy, or cause to be satisfied, in all material respects any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which each above-listed entity is subject, if applicable.

          (l) Operative Documents. Each of the representations and warranties of the Sponsor, the Servicer, the Originator and the Depositor contained in the applicable Operative Documents and the Underwriting Agreement is true and correct in all material respects and each of the Sponsor, the Servicer, the Originator and the Depositor hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein; provided, however, that the remedy for any breach of a representation and warranty of (i) the Sponsor in Section 7 of the MLML Purchase Agreement, (ii) the Originator in Section 7 of the FFFC Purchase Agreement, (iii) the Depositor in Section 2.03 of the Pooling and Servicing Agreement and (iv) the Servicer in Section 2.04 of the Pooling and Servicing Agreement, and the remedy with respect to any defective Mortgage Loans under Section 7 of the MLML Purchase Agreement and FFFC Purchase Agreement, respectively, shall be limited to the remedies specified in the MLML Purchase Agreement, the FFFC Purchase Agreement and the Pooling and Servicing Agreement.

          (m) Solvency; Fraudulent Conveyance. Each of the Sponsor, the Servicer, the Originator and the Depositor is solvent and shall not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Sponsor, the Servicer, the Originator and the Depositor shall not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business, and each of the Sponsor, the Servicer, the Originator and the Depositor does not intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. Each of the Sponsor, the Servicer, the Originator and the Depositor does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Sponsor, the Servicer, the Originator and the Depositor or any of their respective assets. Each of the Sponsor and the Depositor represent and warrant that the amount of consideration being received by the Originator, the Depositor and the Sponsor upon the transfer of the related Mortgage Loans to the Sponsor, to the Depositor and to the Issuing Entity constitutes, in each case (as it relates to each such transfer), reasonably equivalent value and fair consideration for the ownership interest evidenced by the Mortgage Loans. The amount of consideration being received by the Depositor upon the sale and/or transfer of the Certificates constitutes reasonably equivalent value and fair consideration for the ownership interest evidenced by the Certificates. None of the Originator, the Sponsor nor the Depositor is transferring the Mortgage Loans and the Depositor is not selling the Certificates, as provided in the Operative Documents, with any intent to hinder, delay or defraud any of their respective creditors.

          (n) Jurisdiction of Formation. The jurisdiction of formation of the Sponsor, the Servicer and the Originator is Delaware.

     SECTION 2.02. Affirmative Covenants of the Sponsor, the Servicer, the Originator and the Depositor. Each of the Sponsor, the Servicer, the Originator and the Depositor (except as where specified below) hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Compliance With Agreements and Applicable Laws. Each of the Sponsor, the Servicer, the Originator and the Depositor shall comply in all material respects with the terms and conditions of and perform its obligations under the Operative Documents to which it is a party in all cases in which failure to so comply or perform would result in a default thereunder and shall comply with all requirements of any law, rule or regulation applicable to it in all circumstances where non-compliance reasonably could result in a Material Adverse Change.

          (b) Corporate Existence. Each of the Sponsor, the Servicer, the Originator and the Depositor and their respective successors and permitted assigns shall maintain its corporate existence, and shall at all times continue to be duly organized under the laws of their formation and duly qualified and duly authorized (as described in subsections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its applicable organizational documents.

          (c) Financial Statements; Accountants' Reports; Other Information. Each of the Sponsor, the Servicer, the Originator and the Depositor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business relating to the Transaction, and shall, as applicable, clearly reflect therein the sale of the Mortgage Loans by the Sponsor to the Depositor, by the Originator to the Sponsor and to the Depositor and by the Depositor to the Issuing Entity and the sale of the Certificates, respectively, as sale of the Mortgage Loans by the Sponsor to the Depositor, and by the Originator to the Sponsor and to the Depositor, a sale of the Mortgage Loans by the Depositor to the Issuing Entity and a sale of the equity interests in the Issuing Entity to the Holders of the Certificates. The Sponsor, the Servicer, the Originator and the Depositor shall furnish or cause to be furnished to the Insurer:

               (i) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of the Parent's independent accountants (which shall be a nationally recognized independent public accounting firm or otherwise acceptable to the Insurer) and by the certificate specified in Section 2.02(d).

               (ii) Quarterly Financial Statements. Upon the reasonable request of the Insurer, the unaudited consolidated balance sheet of the Parent and its subsidiaries as of the end of the first three quarters of each fiscal year of the Parent and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments); each delivery of quarterly financial statements shall be accompanied by a certificate of one (or more) corporate officers stating that the quarterly financial statements are correct in all material respects and present fairly the financial condition and results of operations of the Parent and its consolidated subsidiaries as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments).

               (iii) Initial Report. On or before the Closing Date, a copy of the magnetic tape or Mortgage Loan Schedule to be delivered to the Trustee and/or the Custodian on the Closing Date setting forth, as to each Initial Mortgage Loan, the information required by the definition of "Mortgage Loan Schedule" in Article I of the Pooling and Servicing Agreement.

               (iv) Certain Information. Upon the reasonable request of the Insurer, copies of any requested proxy statements, financial statements, reports and registration statements that the Sponsor or the Depositor files with, or delivers to, the Commission or any national exchange.

               (v) Other Information. (A) Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Sponsor, the Servicer, the Originator the Depositor or the Trustee pursuant to the terms of any of the Operative Documents, including all reports provided to either the Trustee or any Certificateholder pursuant to the Pooling and Servicing Agreement, (B) promptly upon request, such other data as the Insurer may reasonably request and (C) all information required to be furnished to the Trustee, or the Certificateholders simultaneously with the furnishing thereof to the Trustee, the Certificateholders, as the case may be.

     All financial statements specified in clauses (i) and (ii) of this subsection (c) shall be furnished in consolidated form for the Sponsor, the Servicer, the Originator and the Depositor and all its subsidiaries in the event that the Sponsor, the Servicer, the Originator and the Depositor shall consolidate its financial statements with its subsidiaries.

          (d) Compliance Certificate. Each of the Servicer and the Depositor shall deliver to the Insurer, on or before March 31 of each year beginning with March 31, 2008, certificates of one (or more) of its officers stating that:

               (i) a review of the performance of the Servicer or the Depositor, as applicable, under the Operative Documents to which it is a party during the preceding calendar year has been made under such officer's supervision;

               (ii) to the best of such officer's knowledge following reasonable inquiry, no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if the Servicer or the Depositor has a right to cure pursuant to
          Section 5.01, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Servicer or the Depositor to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

               (iii) The Servicer has in full force and effect a fidelity Certificate (or direct surety Certificate) and an errors and omissions policy in accordance with the terms and requirements of Section 3.18 of the Pooling and Servicing Agreement.

          (e) Access to Records; Discussions with Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Sponsor, the Servicer, the Originator and the Depositor shall, upon the reasonable request of the Insurer, upon reasonable notice, permit the Insurer or its authorized agents:

               (i) to inspect the books and records of the Sponsor, the Servicer, the Originator and the Depositor as they may relate to the Certificates, the obligations of the Sponsor, the Servicer, the Originator and the Depositor under the Operative Documents to which it is a party and the Transaction;

               (ii) to discuss the affairs, finances and accounts of the Sponsor, the Servicer, the Originator and the Depositor with the Chief Operating Officer and the Chief Financial Officer of the Sponsor, the Servicer, the Originator and the Depositor; and

               (iii) if the Insurer reasonably believes that a Material Adverse Change may have occurred and with the Sponsor's, the Servicer's and the Originator's consent, which consent shall not be unreasonably withheld or delayed, to discuss the affairs, finances and accounts of the Sponsor, the Servicer and the Originator with the Sponsor's, the Servicer's and the Originator's independent accountants; provided, however, that an officer of the Sponsor, the Servicer and the Originator shall have the right to be present during such discussions.

     Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Sponsor, the Servicer, the Originator or the Depositor. The books and records of the Sponsor, the Servicer, the Originator and the Depositor shall be maintained at the address of the Sponsor, the Servicer and the Originator designated herein for receipt of notices, unless the Sponsor, the Servicer and the Originator shall otherwise advise the parties hereto in writing.

          (f) Notice of Material Events. The Sponsor, the Servicer, the Originator and the Depositor shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Sponsor, the Servicer, the Originator or the Depositor that (A) would be required to be disclosed to the Commission or the Sponsor's, the Servicer's and the Originator's shareholders or (B) could result in a Material Adverse Change with respect to the Sponsor, the Servicer, the Originator or the Depositor, or in the event that the Sponsor, the Servicer, the Originator, or the Depositor has actual knowledge thereof, the promulgation of any proceeding or any proposed or final rule which would likely result in a Material Adverse Change with respect to the Sponsor, the Servicer, the Originator and the Depositor or any of their respective subsidiaries;

               (ii) any change in the location of the jurisdiction of formation of the Sponsor, the Servicer, the Originator or the Depositor or any of their respective subsidiaries;

               (iii) the occurrence of any Default or Event of Default or any Material Adverse Change in respect of the Sponsor, the Servicer, the Originator or the Depositor;

               (iv) the commencement of any proceedings by or against the Sponsor, the Servicer, the Originator or the Depositor under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Sponsor, the Servicer, the Originator or the Depositor or any of their respective assets; or

               (v) the receipt of notice that (A) the Sponsor, the Servicer, the Originator or the Depositor is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Sponsor's, the Servicer's, the Originator's or the Depositor's business is to be, or may be, suspended or revoked or (C) the Sponsor, the Servicer, the Originator or the Depositor is to cease and desist any practice, procedure or policy employed by the Sponsor, the Servicer, the Originator or the Depositor in the conduct of their respective business, and such suspension, revocation or cessation may reasonably be expected to result in a Material Adverse Change with respect to the Sponsor, the Servicer, the Originator or the Depositor.

          (g) Financing Statements and Further Assurances. The Sponsor, the Originator and the Depositor shall cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Trustee in the Trust Estate. Each of the Sponsor, the Servicer, the Originator and the Depositor shall, upon the reasonable request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Operative Documents, as determined by each such party in their reasonable discretions. In addition, each of the Sponsor, the Servicer, the Originator and the Depositor agrees to cooperate with S&P and Moody's in connection with any review of the Transaction that may be undertaken by S&P and Moody's after the date hereof.

          (h) Maintenance of Licenses. Each of the Sponsor, the Servicer, the Originator and the Depositor, and any successors thereof, shall maintain all licenses, permits, charters and registrations the loss or suspension of which could result in a Material Adverse Change.

          (i) Retirement of Class A Certificates. The Depositor shall instruct the Trustee, upon a retirement or other payment of all of the Class A Certificates to surrender the Policy to the Insurer for cancellation.

          (j) Disclosure Documents. Each of the Sponsor, the Originator and the Depositor shall ensure that any Offering Document delivered with respect to any of the Class A Certificates shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in
     Article 76 of the New York Insurance Law.

          (k) Third-Party Beneficiary. Each of the Sponsor, the Servicer, the Originator and the Depositor agrees that the Insurer shall have all rights provided to the Insurer in the Operative Documents and that the Insurer shall constitute a third-party beneficiary with respect to such rights in respect of the Operative Documents and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Insurer; provided, however, that the remedy for any breach of a representation and warranty of (i) the Sponsor in Section 7 of the MLML Purchase Agreement, (ii) the Originator in Section 7 of the FFFC Purchase Agreement, (iii) the Depositor in Section 2.03 of the Pooling and Servicing Agreement and (iv) the Servicer in Section 2.04 of the Pooling and Servicing Agreement, and the remedy with respect to any defective

     Mortgage Loans under Section 7 of the MLML Purchase Agreement and FFFC Purchase Agreement, respectively, shall be limited to the remedies specified in the MLML Purchase Agreement, the FFFC Purchase Agreement and the Pooling and Servicing Agreement.

          (l) Servicing of Mortgage Loans. All Mortgage Loans will be serviced in all material respects in compliance with the Pooling and Servicing Agreement.

          (m) Closing Documents. The Sponsor, the Servicer, the Originator and the Depositor shall provide or cause to be provided to the Insurer an executed original copy of each document executed in connection with the Transaction within 45 days after the Closing Date.

          (n) Collection Account. Monies on deposit in the Collection Account shall either (i) be invested in Permitted Investments maturing as provided in the Pooling and Servicing Agreement, or (ii) be held uninvested in the Collection Account.

          (o) Corporate Formalities. Each of the Sponsor, the Servicer, the Originator and the Depositor shall observe all the formalities necessary to preserve its corporate or trust existence, as applicable, under the laws of the State of its formation, including, as applicable, (i) the obligation to hold annual meetings of its beneficial owners, shareholders or its board of directors and (ii) the obligation to prepare and file annual income, franchise and other tax returns.

          (p) Due Diligence. The Insurer shall have the right, so long as any of the Class A Certificates remains outstanding, with reasonable notice and without disruption of the Servicer's business, to conduct an ongoing review of the Servicer's practices through reviews of the Mortgage Loans, reappraisals of Mortgaged Properties and reviews of servicing practices. Such ongoing due diligence shall be conducted at the expense of the Insurer (unless an Event of Default shall have occurred under the Pooling and Servicing Agreement, in which case it will be at the expense of the Servicer and the Trust Fund) and in a reasonable manner convenient to both the Servicer and the Insurer.

          (q) Special Purpose Entity. In addition, the Depositor shall:

               (i) ensure that its capital is adequate for the business and undertakings of the Depositor;

               (ii) other than activities in connection with the Transaction, be restricted from undertaking any activities other than those permitted by its charter documents;

               (iii) have at least one director, manager or member that is a person who is not, and will not be, a director, officer, employee or holder of any equity securities of the Seller or any of its affiliates or subsidiaries;

               (iv) not commingle its funds and assets with the funds of any other person; and

               (v) maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its board of managers, as provided in its articles of incorporation.

     SECTION 2.03. Negative Covenants of the Sponsor, the Servicer, the Originator and the Depositor. Each of the Sponsor, the Servicer, the Originator and the Depositor hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) Impairment of Rights. Neither the Sponsor, the Servicer, the Originator or the Depositor shall take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Change with respect to the Sponsor, the Servicer, the Originator or the Depositor, nor interfere in any material respect with the enforcement of any rights of the Insurer under or with respect to any of the Operative Documents or the Policy. The Sponsor, the Servicer, the Originator and the Depositor shall give the Insurer written notice of any such action or, to the best of the knowledge of any of the Sponsor, the Servicer, the Originator or the Depositor, any such failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act and (ii) promptly prior to the date of consummation of such action or failure to act. Each of the Sponsor, the Servicer, the Originator and the Depositor shall furnish to the Insurer all information reasonably requested by the Insurer that is necessary to determine compliance with this paragraph.

          (b) Waiver, Amendments, Etc. Neither the Sponsor, the Servicer, the Originator nor the Depositor shall modify, waive or amend, or consent to any modification, waiver or amendment of, any of the terms, provisions or conditions of the Operative Documents to which it is a party (other than any amendment to the Offering Document required by law) without the prior written consent of the Insurer thereto.

          (c) Limitation on Mergers, Etc. The Depositor shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve except as provided in the Operative Documents or as permitted hereby. The Sponsor, the Servicer and the Originator shall not consolidate with or merge with or into any Person unless the successor or surviving entity will assume the obligations of such party as provided in the Operative Documents. The Sponsor, the Servicer and the Originator shall not transfer all or substantially all of their assets to any Person or liquidate or dissolve except as provided in the Operative Documents. The Sponsor, the Servicer, the Originator and the Depositor shall furnish to the Insurer all information requested by the Insurer that is reasonably necessary to determine compliance with this paragraph.

          (d) Successors. Neither the Sponsor, the Servicer, the Originator nor the Depositor shall terminate or designate, or consent to the termination or designation of, any successor, Servicer, Custodian, Paying Agent, or Trustee without the prior written approval of the Insurer, which approval shall not be unreasonably withheld, conditioned or delayed.

     SECTION 2.04. Representations, Warranties and Covenants of the Insurer. The Insurer represents and warrants, as of the Closing Date (or the other date specified below), and covenants to the Sponsor, the Servicer, the Originator and the Depositor as follows:

          (a) Organization and Licensing. The Insurer is a duly organized and validly existing Wisconsin stock insurance corporation duly qualified to conduct an insurance business in the State of California and in any other jurisdiction where qualification may be necessary to accomplish the Transaction.

          (b) Corporate Power. The Insurer has the corporate power and authority to issue the Policy and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

          (c) Authorization; Approvals. Proceedings legally required for the issuance and execution of the Policy and the execution, delivery and performance of this Insurance Agreement have been taken and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policy and the conduct by the Insurer of the business and activities contemplated by the Transaction have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Policy.

          (d) Enforceability. The Policy, when issued, and this Insurance Agreement will each constitute a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and to general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

          (e) Financial Information. The consolidated financial statements of the Insurer and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 1, 2007; Commission File No. 1-10777), the Current Report on Form 8-K filed with the Commission on April 25, 2007, and the Quarterly Report on Form 10-Q for the three-month period ended March 31, 2007, and filed on May 10, 2007, as they relate to the Insurer, fairly present in all material respects the financial condition of the Insurer as of such dates and for the periods covered by such statements in accordance with accounting principles generally accepted in the United States of America. Since March 31, 2007, there has been no material change in such financial condition of the Insurer that would materially and adversely affect its ability to perform its obligations under the Policy.

          (f) Insurer Information. As of the date of the Offering Document, respectively, and as of the Closing Date, the Insurer Information is true and correct in all material respects and does not contain any untrue statement of a material fact.

          (g) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its ability to perform its obligations under the Policy or this Insurance Agreement.

          (h) Confidential Information. The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware during the inspections conducted or discussions had pursuant to Section 2.02(e), unless such information is readily available from public sources or except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Operative Documents or the Policy; provided, however, that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Insurer is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information of which it becomes aware through such inspections or discussions, the Insurer will promptly notify the Sponsor, the Servicer, the Originator and the Depositor of such request(s) so that the Sponsor, the Servicer, the Originator and the Depositor may seek an appropriate protective order and/or waive the Insurer's compliance with the provisions of this Insurance Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Insurer is, nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or significant penalty, the Insurer may disclose such information to such tribunal that the Insurer is compelled to disclose; provided, however, that a copy of all information disclosed is provided to the Sponsor, the Servicer, the Originator and the Depositor promptly upon such disclosure.

          (i) Compliance with Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Insurer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Insurer that, if enforced, could result in a Material Adverse Change with respect to the Insurer.

          (j) No Conflicts or Violations. To the best of the Insurer's knowledge, neither the execution nor delivery by the Insurer of the Policy or this Insurance Agreement, nor the performance by the Insurer of its obligations hereunder, will violate any judgment, order or decree applicable to the Insurer of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over the Insurer (except that, in the published opinion of the Commission, the indemnification provisions of this Insurance Agreement, insofar as they relate to indemnification for liabilities arising under the Securities Act, are against public policy as expressed in the Securities Act and are therefore unenforceable).

                                  ARTICLE III

                            THE POLICY; REIMBURSEMENT

     SECTION 3.01. Issuance of the Policy. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below on or prior to the Closing Date:

          (a) Payment of Fees and Expenses. The fees and expenses set forth in
     Section 3.02(a) shall have been paid;

          (b) Operative Documents. The Insurer shall have received a copy of each of the Operative Documents, in form and substance reasonably satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto;

          (c) Certified Documents and Resolutions. The Insurer shall have received (i) a copy of the applicable organizational documents of the Sponsor, the Servicer, the Originator and the Depositor and (ii) a certificate of the Secretary or Assistant Secretary of the Sponsor, the Servicer, the Originator and the Depositor dated the Closing Date stating that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors or other governing body, as applicable, of the Sponsor, the Servicer, the Originator and the Depositor authorizing the issuance of the Certificates, the execution, delivery and performance by the Sponsor, the Servicer, the Originator and the Depositor of the Operative Documents to which it is a party and the consummation of the Transaction and that such applicable organizational documents and resolutions are in full force and effect without amendment or modification on the Closing Date;

          (d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of each of the Sponsor, the Servicer, the Originator the Depositor certifying the names and signatures of the officers of the Sponsor, the Servicer, the Originator, and the Depositor authorized to execute and deliver the Operative Documents to which it is a party and that shareholder, member or beneficial owner consent to the execution and delivery of such documents is not necessary or has been obtained;

          (e) Representations and Warranties. The representations and warranties of the Sponsor, the Servicer, the Originator and the Depositor dated the Closing Date set forth or incorporated by reference in this Insurance Agreement shall be true and correct on and as of the Closing Date as if made on the Closing Date;

          (f) Opinions of Counsel. The Insurer shall have received all opinions of counsel addressed to any of Moody's, S&P, the Trustee, the Sponsor, the Servicer, the Originator, the Depositor and the Underwriter, in respect of the Sponsor, the Servicer, the Originator and the Depositor or any other parties to the Operative Documents and the Transaction dated the Closing Date in form and substance reasonably satisfactory to the Insurer, addressed to the Insurer and addressing such matters as the Insurer may reasonably request, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof;

          (g) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including any required approval of the shareholders, members or beneficial owners, as applicable, of the Sponsor, the Servicer, the Originator and the Depositor, required in connection with the Transaction, and requested by the Insurer;

          (h) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Operative Documents or the consummation of the Transaction;

          (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

          (j) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriter's obligation, if any, to purchase the Certificates shall have been satisfied, without taking into account any waiver by any of the Underwriter of any condition unless such waiver has been approved by the Insurer. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriter pursuant to the Underwriting Agreement;

          (k) Issuance of Ratings. The Insurer shall have received confirmation that the risk secured by the Policy constitutes at least a "AA" risk by S&P and a "Aa2" risk by Moody's and that the Class A Certificates when issued, will be rated "AAA" by S&P and "Aaa" by Moody's;

          (l) No Default. No Default or Event of Default shall have occurred;

          (m) [RESERVED]; and

          (n) Satisfactory Documentation. The Insurer and its counsel shall have reasonably determined that all documents, certificates and opinions to be delivered in connection with the Certificates conform to the terms of the Pooling and Servicing Agreement, the Registration Statement, the Offering Document and this Insurance Agreement.

     SECTION 3.02. Payment of Fees and Premium.

          (a) Legal and Accounting Fees and Expenses. The Sponsor and the Depositor shall pay or cause to be paid, on the Closing Date, legal and accounting fees, due diligence expenses and miscellaneous expenses in an amount not to exceed $75,000 incurred by the Insurer in connection with the issuance of the Policy. Any additional fees of the Insurer's auditors payable in respect of any amendment or supplement to the Offering Document incurred after the Closing Date shall be paid by the Sponsor and the Depositor on demand.

          (b) Rating Agency Fees. The Sponsor and the Depositor shall promptly pay the initial fees of S&P and Moody's with respect to the Certificates and the Transaction following receipt of a statement with respect thereto. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Certificates shall be for the account of, and shall be billed to, the Sponsor and the Depositor. The fees for any other rating agency shall be paid by the party requesting such other agency's rating unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating the Certificates, in which case the fees for such agency shall be paid by the Sponsor and the Depositor.

          (c) Premium.

               (i) In consideration of the issuance by the Insurer of the Policy, the Insurer shall be entitled to receive the Premium, as and when due on each Distribution Date in accordance with and from the funds specified by Section 4.04 of the Pooling and Servicing Agreement. The Premium due on each Distribution Date shall be, with respect to the Class A Certificates, an amount equal to the product of
          (i) the applicable Premium Percentage, (ii) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and (iii) a fraction, the numerator of which is the number of days in the related Accrual Period and the denominator of which is 360; provided that on the initial Distribution Date, the Premium will be $115,636.31 for the Class A Certificates.

               (ii) The Premium paid under the Pooling and Servicing Agreement shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Class A Certificates or provision being made for payment of the Class A Certificates prior to maturity.

     SECTION 3.03. Reimbursement Obligation.

          (a) As and when due in accordance with and from the funds specified in
     Article IV of the Pooling and Servicing Agreement, the Insurer shall be entitled to reimbursement for any payment made by the Insurer under the Policy, which reimbursement shall be due and payable on the date that any amount is paid thereunder, in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

          (b) Each of the Sponsor, the Servicer, the Originator and the Depositor agrees to pay to the Insurer as follows: anything in Sections 2.01(l), 2.02(k) and 3.03(a) to the contrary notwithstanding, the Insurer shall be entitled to reimbursement from the Sponsor and the Originator and shall have full recourse against the Sponsor and the Originator for (i) any payment made under the Policy arising as a result of the Sponsor's or the Originator's failure to substitute for or deposit an amount in respect of any defective Mortgage Loan as required pursuant to Section 7 of the FFFC Purchase Agreement and the MLML Purchase Agreement, respectively, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any such unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) any payment made under the Policy arising as a result of the Depositor's, the Sponsor's, the Servicer's or the Originator's failure to pay or deposit any amount required to be paid or deposited pursuant to the Operative Documents, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect to any such unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

          (c) The Sponsor, the Originator and the Depositor agrees to pay to the Insurer any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including reasonable attorneys' and accountants' fees and expenses, in connection with (i) the enforcement, defense or preservation of any rights in respect of any of the Operative Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Operative Documents, any party to any of the Operative Documents (in its capacity as such a party) or the Transaction or (ii) any amendment, waiver or other action with respect to, or related to, any Operative Document, whether or not executed or completed. Provided that three Business Days written notice of the intended payment or incurrence shall have been given to the Sponsor, the Originator and the Depositor by the Insurer, such reimbursement shall be due on the dates on which such charges, fees, costs or expenses are paid or incurred by the Insurer. To the extent that these amounts are not paid by the Sponsor, the Originator and the Depositor within three (3) Business Days of any request therefor, the Issuing Entity will be responsible for payment in accordance with the priorities set forth in Section 4.04 of the Pooling and Servicing Agreement.

          (d) The Sponsor, the Servicer, the Originator and the Depositor agrees to pay (and the Issuing Entity shall pay to the extent such amount is payable by it) to the Insurer interest on any and all amounts described in subsections 3.03(b), 3.03(c) and 3.03(e) and Sections 3.02 and 3.04 from the date such amounts become due or, in the case of subsections 3.02(b) or 3.03(c) or Section 3.04, are incurred or paid by the Insurer until payment thereof in full (after as well as before judgment), at the Late Payment Rate (provided that the Servicer shall only be obligated to pay interest that accrues on those amounts set forth in subsections 3.03(b)(ii), 3.03(e) and Section 3.04 hereof).

          (e) The Sponsor, the Servicer, the Originator and the Depositor agrees to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, the Sponsor, the Servicer, the Originator or the Depositor, other than any payments made by the Insurer pursuant to the terms of the Policy, on the date any such payment is made or advanced by the Insurer.

     SECTION 3.04. Indemnification.

          (a) In addition to any and all of the Insurer's rights of reimbursement, indemnification, subrogation and to any other rights of the Insurer pursuant hereto or under law or in equity, the Sponsor, the Servicer, the Originator and the Depositor agree, jointly and severally, to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the breach by the Sponsor, the Servicer, the Originator or the Depositor of any of the representations or warranties contained in Section
     2.01 or arising out of or
     relating to the transactions contemplated by the Operative Documents by reason of:

               (i) any omission or action in connection with the offering, issuance or delivery of the Certificates by the Sponsor, the Servicer, the Originator, the Depositor, or the Trustee;

               (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Sponsor, the Servicer, the Originator, the Depositor or the Trustee in connection with any Transaction arising from or relating to the Operative Documents;

               (iii) the violations by the Sponsor, the Servicer, the Originator or the Depositor of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it, which violation reasonably could result in a Material Adverse Change;

               (iv) the breach by the Sponsor, the Servicer, the Originator, or the Depositor of any representation, warranty or covenant under any of the Operative Documents or the occurrence, in respect of the Sponsor, the Servicer, the Originator or the Depositor, under any of the Operative Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default"; or

               (v) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact in information included in the Offering Document or the Registration Statement and furnished by or approved by the Insurer in writing expressly for use therein (all such information so furnished being referred to herein as "Insurer Information"), it being understood that, in respect of the initial Offering Document which relates to the Certificates and the Registration Statement, the Insurer Information is limited to the information with respect to the Insurer included under the captions "THE CLASS A CERTIFICATE INSURER" and "DESCRIPTION OF THE CERTIFICATES - The Class A Certificate Guaranty Insurance Policy" and the financial statements of the Insurer incorporated by reference therein.

          (b) The Insurer agrees to pay, and to protect, indemnify and save harmless, the Sponsor, the Servicer, the Originator and the Depositor and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls the Sponsor, the Servicer, the Originator and the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of (i) any untrue statement or alleged untrue statement of a material fact contained in the Insurer Information or any omission or alleged omission to state in the Insurer Information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any failure by the Insurer to make a payment required to be made under the Policy, or (iii) a breach of any of the representations and warranties of the Insurer contained in
     Section 2.04.

          (c) The Insurer agrees to pay, and to protect, indemnify and hold harmless the Depositor and each of its officers, directors, shareholders, employees, agents and each person, if any, who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act against any and all losses, claims, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements therein in light of the circumstances in which they were made not misleading contained in the consolidated financial statements of the Insurer incorporated by reference into the Issuing Entity's Regulation AB periodic reports pursuant to Section 4.08 of this Agreement.

          (d) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which the indemnity provided in Section 3.04(a),
     (b) or (c) may be sought from the Sponsor, the Servicer, the Originator or the Depositor, on the one hand, or the Insurer, on the other (each, an "Indemnifying Party") hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed within a reasonable period of time to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or
     (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party and shall be reasonably satisfactory to the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

          (e) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

     SECTION 3.05. Payment Procedure. In the event of any payment by the Insurer, the Trustee, the Sponsor, the Servicer, the Originator and the Depositor agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in
Section 3.03 therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in the Pooling and Servicing Agreement on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

     SECTION 3.06. Joint and Several Liability. The Sponsor, the Servicer, the Originator and the Depositor shall be jointly and severally liable for all amounts due and payable to the Insurer hereunder by any such parties. The payment obligations of the Issuing Entity set forth herein shall be nonrecourse with respect to the Issuing Entity and shall be payable only from moneys available for such payment in accordance with the provisions of the Pooling and Servicing Agreement.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

     SECTION 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Sponsor, the Servicer, the Originator or the Depositor hereunder or from any other source hereunder or under the Operative Documents or the Policy and all amounts payable with respect to the Class A Certificates have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Insurance Agreement.

     SECTION 4.02. Further Assurances and Corrective Instruments.

          (a) Except at such times as a default in payment under the Policy shall exist or shall have occurred, none of the Sponsor, the Servicer, the Originator or the Depositor nor the Trustee shall grant any waiver of rights under any of the Operative Documents to which any of them is a party without the prior written consent of the Insurer, which shall not be unreasonably withheld, conditioned or delayed, and any such waiver without prior written consent of the Insurer shall be null and void and of no force or effect.

          (b) To the extent permitted by law, each of the Sponsor, the Servicer, the Originator and the Depositor agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may reasonably request and as may be required in the Insurer's reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

     SECTION 4.03. Obligations Absolute.

          (a) The obligations of the Sponsor, the Servicer, the Originator and the Depositor hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

               (i) (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver, with respect to any of the

          Operative Documents or the Certificates that have not been approved by the Insurer;

               (ii) (ii) any exchange or release of any other obligations hereunder;

               (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that the Sponsor, the Servicer, the Originator or the Depositor may have at any time against the Insurer or any other Person;

               (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of the Policy;

               (vi) any failure of the Sponsor, the Servicer, the Originator or the Depositor to receive the proceeds from the sale of the Certificates; and

               (vii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, the Sponsor, the Servicer, the Originator or the Depositor in respect of any Operative Document.

          (b) The Sponsor, the Servicer, the Originator and the Depositor and any and all others who are now or may become liable for all or part of the obligations of the Sponsor, the Servicer, the Originator or the Depositor under this Insurance Agreement renounce the right to assert as a defense to the performance of their respective obligations each of the following: (i) to the extent permitted by law, any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Operative Document or by any extension or renewal thereof; (ii) presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Operative Documents; and (iv) all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Operative Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Sponsor, the Servicer, the Originator or the Depositor.

          (c) The Sponsor, the Servicer, the Originator and the Depositor and any and all others who are now or may become liable for all or part of the obligations of the Sponsor, the Servicer, the Originator or the Depositor under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (ii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and
     (iii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

          (d) Nothing herein shall be construed as prohibiting the Sponsor, the Servicer, the Originator or the Depositor from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

     SECTION 4.04. Assignments; Reinsurance; Third-Party Rights.

          (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each of the Sponsor, the Servicer, the Originator and the Depositor may not assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignments made in violation of this Insurance Agreement shall be null and void.

          (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy. None of such participants and reinsurers will have the right to request meetings or information from the Sponsor, the Servicer, the Depositor and the Originator, it being understood that only the Insurer will have such rights. However, the Insurer may (subject to all applicable laws and regulations) provide copies of any and all such information, and discuss such meetings and information with such participants and reinsurers.

          (c) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Holder, other than the Insurer against the Sponsor, the Servicer, the Originator or the Depositor, or the Sponsor, the Servicer, the Originator or the Depositor against the Insurer and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Holder shall have any right to payment from any Premiums paid or payable hereunder or under the Pooling and Servicing Agreement or from any amounts paid by the Sponsor, the Servicer, the Originator and the Depositor pursuant to Sections 3.02 or 3.03.

     SECTION 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

     SECTION 4.06. Annual Servicing Audit and Certification. Except with respect to the Trustee, the annual servicing audit required pursuant to Section 3.18 of the Pooling and Servicing Agreement shall be performed by an independent third party reasonably acceptable to the Insurer. Any one of the four major nationally recognized firms of independent public accountants is deemed to be acceptable.

     SECTION 4.07. Insolvency Proceedings as to Issuing Entity. So long as this Insurance Agreement is in effect, and for one year following its termination, the Insurer (including any assignee or reinsurer pursuant to Section 4.04), the Sponsor, the Servicer, the Originator the Depositor and the Trustee will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Depositor or the Issuing Entity.

     SECTION 4.08. Regulation AB Matters.

          (a) The Insurer hereby represents that Ambac Financial Group, Inc. has filed all reports and other materials required to be filed by it pursuant to Section 13(a) or 15(d) of the Exchange Act during the 12 months preceding the date of the Prospectus Supplement.

          (b) The Insurer agrees that all consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, may be incorporated by reference into any Form 8-K, Form 10-D or Form 10-K filed by the Depositor, solely to the extent required under Regulation AB. It is understood and agreed that, to the extent any consent letter of the Insurer's accountants is required by the Depositor in connection with such filing, the fees and expenses payable in respect thereof shall be paid by the Sponsor upon demand. The Insurer shall use commercially reasonable efforts to help obtain such consent letter.

          (c) The Insurer hereby represents that it is not an affiliate (as defined in Subpart 230.405 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 230) of the Trustee.

          (d) The Insurer shall upon receipt of written request therefor from the Depositor, provide to the Depositor a description of any affiliation required to be disclosed under Item 1119 of Regulation AB between the Insurer and any of the parties listed in Items 1119(a)(1)-(6) of Regulation AB that develops following the date hereof (other than an affiliation that the Depositor, the Sponsor or any issuing entity has with any of such parties listed in Items 1119(a)(1)-(6) of Regulation AB). For purposes of the foregoing, unless otherwise notified by the Depositor, the Insurer (1) shall be entitled to assume that the parties are the same as on the most recent previously delivered written notification (or on the date hereof, if no such written notification has been delivered), (2) shall not be obligated to disclose any affiliations that may develop after the date hereof with any parties not identified to the Insurer pursuant to clause
     (1) above, and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor or the Sponsor.

          (e) The Insurer hereby agrees to comply with all reasonable requests of the Depositor for the delivery of such additional information as may be necessary for the Depositor to comply with Item 1114 of Regulation AB, so long as such information is available to the Insurer and not otherwise available to the Depositor pursuant to commercially reasonable efforts. The Insurer agrees to respond within five (5) business days to a written request from the Depositor (made in accordance with Section 4 herein), which request shall be made no more frequently than once a calendar quarter, as to whether it or the entity that consolidates it has made the filings required by Section 13(a) or Section 15(d) of the Exchange Act.

          (f) For purposes of this Agreement, the term "Regulation AB" shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as has been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by
     the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                                   ARTICLE V

                              DEFAULTS AND REMEDIES

     SECTION 5.01. Defaults. The occurrence of any of the following shall constitute an Event of Default hereunder:

          (a) Any representation or warranty made by the Sponsor, the Servicer, the Originator or the Depositor hereunder or under the Operative Documents, or in any certificate furnished hereunder or under the Operative Documents, shall prove to be untrue or incomplete in any material respect, provided that, if cured within the related time period, such default shall not be an Event of Default;

          (b) (i) The Sponsor, the Servicer, the Originator or the Depositor shall fail to pay when due any amount payable by the Sponsor, the Servicer, the Originator or the Depositor hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or any other Operative Document is not valid and binding on the Sponsor, the Servicer, the Originator or the Depositor, provided that, with respect to any law or judicial action within the scope of this clause (ii), the Sponsor, the Servicer, the Originator and the Depositor shall have 30 days to reinstate the binding effect of this Insurance Agreement or any other Operative Document; the Insurer agrees to take such actions as may be reasonably requested of it to facilitate the reinstatement of such binding effect;

          (c) The occurrence and continuance of an "event of default", or any event which given the lapse of time or notice would constitute an "event of default", under any Operative Document;

          (d) Any failure on the part of the Sponsor, the Servicer, the Originator or the Depositor duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Sponsor, the Servicer, the Originator the Depositor contained in this Insurance Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sponsor, the Servicer, the Originator and the Depositor by the Insurer (with a copy to the Trustee) or by the Trustee (with a copy to the Insurer); provided, however, that the Trustee shall not be deemed to have knowledge of any failure described in this Section 5.01(d) unless a Responsible Officer has actual knowledge thereof;

          (e) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Sponsor, the Servicer, the Originator or the Depositor and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

          (f) The Sponsor, the Servicer, the Originator or the Depositor shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Sponsor, the

     Servicer, the Originator or the Depositor or of or relating to all or substantially all of their respective property;

          (g) The Sponsor, the Servicer, the Originator or the Depositor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (h) Either of the Issuing Entity or the Depositor shall become subject to an entity level tax or to registration as an investment company under the Investment Company Act.

     SECTION 5.02. Remedies; No Remedy Exclusive.

          (a) Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

               (i) declare all indebtedness of every type or description then owed by the Sponsor, the Servicer, the Originator or the Depositor to the Insurer to be immediately due and payable, and the same shall thereupon be immediately due and payable;

               (ii) exercise any rights and remedies under the Pooling and Servicing Agreement in accordance with the terms thereof or direct the Servicer and/or the Trustee to exercise such remedies in accordance with the terms of the Agreement; or

               (iii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement or any other Operative Document or to enforce performance and observance of any obligation, agreement or covenant of the Sponsor, the Servicer, the Originator or the Depositor under this Insurance Agreement or any other Operative Documents.

          (b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the Pooling and Servicing Agreement or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or the Pooling and Servicing Agreement upon the happening of any event set forth in Section
     5.01 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

     SECTION 5.03. Waivers.

          (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

          (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Sponsor, the Servicer, the Originator and the Depositor. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. Each of the Sponsor, the Servicer, the Originator and the Depositor agrees to provide a copy of any amendment to this Insurance Agreement promptly to the rating agencies maintaining a rating on any of the Certificates. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof.

     SECTION 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail, over night mail or personally delivered and telecopied to the recipient as follows:

          (a)  To the Insurer:

               Ambac Assurance Corporation
               One State Street Plaza
               New York, NY 10004
               Attention: Consumer Asset-Backed
                           Securities Group
               Facsimile: (212) 363-1459
               Confirmation: (212) 208-3394

          (in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of the Insurer, the Sponsor, the Servicer, the Originator the Depositor and the Trustee and, in all cases, both any original and all copies shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

          (b)  To Merrill Lynch Mortgage Lending Inc.:

               250 Vesey Street
               4 World Financial Center, 10th Floor
               Telephone: (212) 449-0336
               Facsimile: (212) 738-2700
               Attention: Ketan Parekh

          (c)  To Merrill Lynch Mortgage Investors Inc.:

               250 Vesey Street
               4 World Financial Center, 10th Floor
               Telephone: (212) 449-0357
               Facsimile: (212) 738-2700
               Attention: Ketan Parekh

          (d)  To Home Loan Services, Inc.:
               150 Allegheny Center Mall
               Pittsburgh, Pennsylvania, 15212
               Telephone: (412) 918-7627
               Attention: Steven A. Baranet
                          Vice President, Investor Reporting
               Facsimile: (412) 918-7308

          (e)  To First Franklin Financial Corporation
               c/o Merrill Lynch Bank & Trust Co.
               2150 North First Street
               San Jose, California 95131
               Telephone: (800) 464-8203
               Attention: Steve Mageras
               Facsimile: (408) 955-7599

          Notice to the Sponsor, the Servicer, the Originator or the Depositor shall also constitute notice to the Sponsor, the Servicer, the Originator and the Depositor to the extent the party providing such notice is required to provide notice to all such parties (in each case in which notice or other communication to the Sponsor, the Servicer, the Originator and the Depositor refers to an Event of Default, a claim against the Sponsor, the

          Servicer, the Originator and the Depositor or with respect to which failure on the part of the Sponsor, the Servicer, the Originator or the Depositor to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of the Insurer and the Trustee and, in all cases, both any original and all copies shall be marked to indicate "URGENT MATERIAL ENCLOSED.").

          (f)  To the Trustee:

               LaSalle Bank, N.A.
               135 South LaSalle Street
               Suite 1511
               Chicago, Illinois
               Attention: Global Securities and Trust Services -
               First Franklin Mortgage Loan Trust, Series 2007-FFC
               Telephone: (312) 992-4855
               Facsimile: (312) 904-1368

     A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

     SECTION 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

     SECTION 6.04. Governing Law. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

     SECTION 6.05. Consent to Jurisdiction.

          (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Operative Documents, the Policy or the Transaction or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final unappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

          (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

          (c) Service on the Sponsor, the Servicer, the Originator or the Depositor may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to such party at the address set forth above. Such address may be changed by the applicable party or parties by written notice to the other parties hereto. The provision of notice to change the address set forth in Section 6.02 shall constitute notice for purposes of the preceding sentence, unless such notice shall expressly state to the contrary.

          (d) Nothing contained in this Insurance Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Operative Documents or the Policy against any other party or its properties in the courts of any jurisdiction.

     SECTION 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Operative Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

     SECTION 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

     SECTION 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

     SECTION 6.09. Trial by Jury Waived. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Operative Documents or the Policy or any of the transactions contemplated thereunder. Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into the Operative Documents to which it is a party (or, in the case of the Policy, the Insurer so acknowledges) by, among other things, this waiver.

     SECTION 6.10. Limited Liability. No recourse under any Operative Document or the Underwriting Agreement shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Operative Documents or the Underwriting Agreement, the Certificates or the Policy, it being expressly agreed and understood that each Operative Document, the Policy and the Underwriting Agreement is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Operative Document, the Policy or any Underwriting Agreement is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

     SECTION 6.11. Entire Agreement. This Insurance Agreement and the Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                        AMBAC ASSURANCE CORPORATION,
                                           as Insurer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MERRILL LYNCH MORTGAGE LENDING, INC.,
                                           as Sponsor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        HOME LOAN SERVICES, INC.
                                           as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                           as Depositor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

       [Signature Page to Insurance and Indemnity Agreement (page 1 of 2)]

                                        FIRST FRANKLIN FINANCIAL CORPORATION,
                                           as Originator


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LA SALLE BANK, NATIONAL ASSOCIATION
                                           as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

       [Signature Page to Insurance and Indemnity Agreement (page 2 of 2)]

                                   SCHEDULE X

                   Item on Form 8-K                                     Party Responsible
                   -----------------                        -----------------------------------------
*Item 1.01- Entry into a Material Definitive Agreement      All parties

*Item 1.02- Termination of a Material Definitive            All parties
Agreement

Item 1.03- Bankruptcy or Receivership                       Depositor

Item 2.04- Triggering Events that Accelerate or Increase    Depositor
a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement

*Item 3.03- Material Modification to Rights of Security     Trustee
Holders

Item 5.03- Amendments of Articles of Incorporation or       Depositor
Bylaws; Change of Fiscal Year

Item 6.01- ABS Informational and Computational Material     Depositor

*Item 6.02- Change of Servicer or Trustee                   Servicer/Trustee

*Item 6.03- Change in Credit Enhancement or External        Depositor/Trustee
Support

*Item 6.04- Failure to Make a Required Distribution         Trustee

Item 6.05- Securities Act Updating Disclosure               Depositor

Item 7.01- Reg FD Disclosure                                Depositor

Item 8.01                                                   Depositor

Item 9.01                                                   Depositor


                                      W-2-1

                                   SCHEDULE Y

                   Item on Form 10-D                                    Party Responsible
                   -----------------                        -----------------------------------------
Item 1: Distribution and Pool Performance Information       Trustee and Servicer (with respect to
Plus any information required by 1121 which is NOT          underlying Mortgage Loan data)
included on the monthly statement to Certificateholders     Servicer and Trustee (to the extent
                                                            required by Regulation AB)

Item 2: Legal Proceedings per Item 1117 of Regulation AB    All parties to the Pooling and
                                                            Servicing Agreement (as to themselves),
                                                            the Depositor/Trustee/Servicer (to the
                                                            extent known) as to the Issuing
                                                            entity, the Sponsor, 1106(b)
                                                            originator, any 1100(d)(1) party

Item 3:  Sale of Securities and Use of Proceeds             Depositor

Item 4:  Defaults Upon Senior Securities                    Trustee

Item 5:  Submission of Matters to a Vote of Security        Trustee
Holders

Item 6:  Significant Obligors of Pool Assets                Depositor/Sponsor/Mortgage Loan Seller/
                                                            Servicer

Item 7:  Significant Enhancement Provider Information       Depositor/Sponsor

Item 8:  Other Information                                  All parties to the Pooling and
                                                            Servicing Agreement (as to themselves)
                                                            responsible for disclosure items on
                                                            Form 8-K

Item 9:  Exhibits                                           Trustee

                                   SCHEDULE Z

                   Item on Form 10-K                                    Party Responsible
                   -----------------                        -----------------------------------------
Item 1B: Unresolved Staff Comments                          Depositor

*Item 9B: Other Information                                 Trustee and any other party responsible
                                                            for disclosure items on Form 8-K

*Item 15: Exhibits, Financial Statement Schedules           Trustee/Servicer/subservicers/Depositor

*Additional Item:                                           All parties to the Pooling and Servicing
Disclosure per Item 1117 of Regulation AB                   Agreement (as to themselves), the
                                                            Depositor/Trustee/Servicer (to the extent
                                                            known) as to the Issuing Entity,
                                                            the Sponsor, 1106(b) originator, any
                                                            1100(d)(1) party

*Additional Item:                                           All parties to the Pooling and Servicing
Disclosure per Item 1119 of Regulation AB                   Agreement, the Sponsor, originator,
                                                            significant obligor, enhancement or
                                                            support provider

Additional Item:                                            Depositor/Sponsor/Mortgage Loan
Disclosure per Item 1112(b) of Regulation AB                Seller/Servicer



Additional Item:                                            Depositor/Sponsor
Disclosure per Items 1114(b) and 1115(b) of Regulation AB


                                       Z-1